As filed with the Securities and Exchange Commission on March 12, 2007

REGISTRATION NO. 333-139820

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________________________________

AMENDMENT NO. 2 TO
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
____________________________________

MP ENVIRONMENTAL FUNDING LLC
(Exact name of Registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation or organization)
4911
(Primary Standard Industrial
Classification Code Number)
20-5961603
(I.R.S. Employer Identification Number)

2215-B Renaissance Drive, Suite #5
Las Vegas, Nevada 89119
(702) 740-4244
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Amanda J. Skov, Esq.
Allegheny Energy, Inc.
800 Cabin Hill Drive
Greensburg, PA 15601
(724) 838-6166
(Name, address, including zip code, and telephone number,
including area code, of agent for service)
____________________________________
With Copies to:
Robert J. Reger, Jr., Esq. Thelen Reid Brown Raysman & Steiner LLP 875 Third Avenue New York, New York 10022 (212) 603-2000
____________________________________
Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.
____________________________________
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐__________________.

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐_________________.

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐_________________.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount to Be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Senior Secured Sinking Fund Environmental Control Bonds, Series A	$350,000,000	100%	$1,000,000(1)	$37,450.00

(1)
Estimated pursuant to Rule 457 solely for the purpose of calculating the registration fee. The registration fee of $37,450.00 was previously paid in connection with the initial filing of this Registration Statement and Amendment No. 1 thereto.

______________________________________________________________________
The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION
Preliminary Prospectus, Dated , 2007

$[350],000,000 SENIOR SECURED SINKING FUND ENVIRONMENTAL CONTROL BONDS, SERIES A

MP ENVIRONMENTAL FUNDING LLC
Issuer of the Bonds

Tranche	Expected Average Life (years)	Principal Amount Offered*	Interest Rate	Price to Public (%)	Underwriting Discount and Commissions	Net Proceeds to Issuer (%)(1)(2)	Scheduled Final Payment Date*	Final Maturity Date*
A-1		$	%	%	%	%

(1)	Before payment of fees and expenses.
(2)	The total price to the public is $ . The total amount of the underwriting discount and commissions is $ . The total amount of proceeds to us before deduction of expenses (estimated to be $ ) is $ .

A special West Virginia statute, or the Financing Act, authorizes the Public Service Commission of West Virginia, or the PSC, to issue irrevocable financing orders supporting the issuance of environmental control bonds. One of the purposes of the Financing Act is to lower the cost to electricity consumers of the financing of the construction and installation of emission control equipment at electric-generating facilities in West Virginia. The PSC issued an irrevocable financing order to Monongahela Power Company, or Mon Power or the utility, our indirect parent, and to the Potomac Edison Company, an affiliate of Mon Power. Pursuant to the financing order, Mon Power established us as a subsidiary company that is bankruptcy-remote from Mon Power and its affiliates to issue the bonds to pay for construction and installation of flue gas desulfurization equipment at Mon Power’s Fort Martin generation facility in West Virginia, together with related financing and administrative costs.

We are issuing up to $350,000,000* of Senior Secured Sinking Fund Environmental Control Bonds, Series A, or the bonds, in multiple tranches. The bonds will accrue interest from the date of issuance. We will pay interest and principal on the bonds on [______ 1] [[______ 1] [_____ 1,]] and [_____ 1] of each year, beginning on [_____ 1, 2007].

The bonds are our senior secured obligations. They are secured by our environmental control property, which includes the right to impose, charge, collect and receive special, irrevocable nonbypassable charges, known as environmental control charges, to be paid by all electric service customers (individuals, corporations, other business entities, the State of West Virginia and other federal, state and local governmental entities) located within Mon Power’s West Virginia service territory, the right to implement a true-up mechanism in respect of the environmental control charges, the right to receive all revenues and collections resulting from the environmental control charges, and other rights and interests that arise under the financing order. Mon Power’s West Virginia service territory includes the geographic area in which Mon Power provided electric delivery service to customers as of April 7, 2006, plus any subsequent enlargements of the geographic area in West Virginia within which Mon Power subsequently comes to provide electric service. Mon Power is the servicer with regard to the bonds.

The Financing Act and financing order mandate that environmental control charges be adjusted at least semi-annually, or more frequently if necessary, to guarantee recovery of amounts sufficient to make all scheduled payments of principal and interest on the bonds on a timely basis. Through this adjustment mechanism, all electric customers share in the liabilities of all other electric service customers for the payment of the environmental control charges on a joint and several basis. We refer to these adjustments as the PSC guaranteed true-up mechanism or the true-up mechanism.

The PSC guarantees that it will act pursuant to the irrevocable financing order as expressly authorized by the Financing Act to ensure that environmental control charges are sufficient to make all scheduled payments of principal and interest on the bonds on a timely basis. This performance guarantee is direct, explicit, irrevocable, will be unconditional upon issuance of the bonds, and is legally enforceable against the PSC, which is a United States public sector entity.

The bonds are our obligations only, and will be payable only from assets pledged by us under the indenture for the bonds, including the environmental control property and funds on deposit in the trust accounts held by the indenture trustee, including the excess funds subaccount and the capital subaccount, which will hold our parent’s capital contribution to us in an amount equal to 0.5% of the aggregate initial principal amount of the bonds. We may enter into one or more interest rate swap agreements [with ____ and _____], to convert the floating interest rate on the tranche A- __floating rate bonds to fixed interest rates. The primary purpose of the capital subaccount, excess funds subaccount and any interest rate swap agreement is not to provide credit enhancement for the bonds. However, amounts in the capital subaccount and excess funds subaccount may be used to make debt service payments on the bonds when needed.

The bonds do not constitute a debt, liability or other legal obligation of, or interest in, Mon Power or any of its other affiliates. The bonds are not a general obligation of the State of West Virginia, the PSC or any other governmental agency or instrumentality, and are not a charge on the full faith and credit or taxing power of the State of West Virginia or any other governmental agency or instrumentality. However, the State of West Virginia and other federal, state and local governmental entities, as electric service customers, will be obligated to pay environmental control charges to make debt service payments on the bonds.

All matters relating to the structuring, marketing and pricing of the bonds have been considered jointly by Mon Power, and the designated personnel of the PSC and the PSC’s financial advisor. The financial advisor to the PSC is

Saber Partners, LLC

Investing in the bonds involves risks. See “Risk Factors” beginning on page 16 to read about factors you should consider before buying the bonds.

__________________

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY OTHER REGULATORY BODY HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The bonds will be ready for delivery in book-entry form through the facilities of The Depository Trust Company against payment in New York, New York on or about _________, 2007.

___________________

Barclays Capital First Albany Capital Loop Capital Markets, LLC Bear, Stearns & Co. Inc. Scotia Capital

*
The principal amount of bonds offered hereby and the tranches, initial principal amounts, scheduled final payment dates and final maturity dates described in this preliminary prospectus are subject to change based on market conditions.

[       ], 2007

ABOUT THIS PROSPECTUS	1
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS	1
PROSPECTUS SUMMARY	3
RISK FACTORS	16
You Might Experience Payment Delays as a Result of Limited Sources of Payment for the Bonds and Limited Credit Enhancement.	16
Risks Associated with Potential Judicial, Legislative or Regulatory Actions	16
Servicing Risks	18
Bankruptcy; Creditors’ Rights	19
Bankruptcy of the Utility or the Seller Might Result in Losses to Bondholders	19
Other Risks Associated with the Purchase of the Bonds	22
THE FINANCING ACT AND THE FINANCING ORDER	23
DESCRIPTION OF THE ENVIRONMENTAL CONTROL PROPERTY	25
Environmental Control Property	25
Environmental Control Charges	25
PSC Guaranteed True-Up Adjustments to the Environmental Control Charges	26
RISK WEIGHTING UNDER CERTAIN INTERNATIONAL CAPITAL GUIDELINES	28
THE SELLER	30
THE ISSUER	30
MONONGAHELA POWER COMPANY The Utility and Servicer	34
Revenues, Customer Base and Energy Consumption	35
Estimated Demand and Estimated Variance	36
Billing and Collections	37
DESCRIPTION OF THE BONDS	39
General	39
Interest Payments Generally	39
Interest Payments on Floating Rate Bonds	40
Floating Rate Interest Determination	40
Interest Rate Swap Agreements	41
Principal	45
Expected Sinking Fund Schedule	46
Weighted Average Life and Related Considerations for the Bonds	46
Payments on the Bonds	47
Book-Entry Registration	48
Definitive Bonds	50
Conditions of Issuance of Additional Bonds and Acquisition of Additional Environmental Control Property	50
Access of Bondholders	51
Reports to Bondholders	51
Surveillance/Internet-Based Information Post-Issuance and Dedicated Web Address	52
Supplemental Indentures	52
Covenants of the Issuer	55
Events of Default; Rights Upon Event of Default	57
Actions by Bondholders	58
Annual Report of Indenture Trustee	59
Annual Compliance Statement	59
Satisfaction and Discharge of Indenture	59
Our Legal and Covenant Defeasance Options	60
THE INDENTURE TRUSTEE	60
SECURITY FOR THE BONDS	61
General	61
Series Trust; Issuance of Additional Securities	62
Allocations as Between Series of Environmental Control Bonds	62
Pledge of Collateral	63
Security Interest in the Collateral	64
Bondholder Collection Account and Subaccounts	64
How Funds in the Collection Account Will Be Allocated	67
State Pledge	69
Fees and Expenses	69
THE TRANSFER AGREEMENT	69
Contribution of Environmental Control Property	69
Representations and Warranties of the Utility	70
Covenants of the Utility	73
Amendment	75
Indemnification; Defense of Bondholders Interest	75
Matters Regarding Utility	76
THE SALE AGREEMENT	76
Sale and Assignment of Environmental Control Property	77
Conditions to the Sale of Environmental Control Property	77
Seller Representations and Warranties	78
Covenants of the Seller	80
Indemnification	82
Amendment	83
Assumptions of the Obligations of the Seller	83
THE SERVICING AGREEMENT	84
Servicing Procedures	84
Servicing Standards and Covenants	84
The PSC’s True-Up Mechanism	85
Remittances to the Collection Account	85
Servicing Compensation	86
Servicer Representations and Warranties; Indemnification	86
Matters Regarding the Servicer	88
Servicer Defaults	88
Rights When Servicer Defaults	89
Waiver of Past Defaults	89
Successor Servicer	90
Amendment	90
Evidence as to Compliance	90
THE ADMINISTRATION AGREEMENTS	91

-i-

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES	91
General	91
Taxation of the Issuer and Characterization of the Bonds	91
Tax Consequences to U.S. Holders	92
Tax Consequences to Non-U.S. Holders	92
Backup Withholding	93
Material Federal Income Tax Consequences for Holders of Floating Rate Bonds	93
MATERIAL WEST VIRGINIA TAX CONSEQUENCES	94
ERISA CONSIDERATIONS	94
General Fiduciary Matters	94
Prohibited Transaction Issues	95
Regulation of Assets Included in a Plan	96
Consultation with Counsel	96
BANKRUPTCY AND CREDITORS’ RIGHTS ISSUES	96
Challenge to True Sale Treatment	96
Consolidation of the Issuer and Utility	98
Status of Environmental Control Property as Current Property	98
Estimation of Claims; Challenges to Indemnity Claims	98
Enforcement of Rights by the Trustee	99
Bankruptcy of the Servicer	99
USE OF PROCEEDS	99
PLAN OF DISTRIBUTION	100
RATINGS	101
WHERE YOU CAN FIND MORE INFORMATION	101
LEGAL PROCEEDINGS	101
LEGAL MATTERS	101
EXPERTS	102
OFFERING RESTRICTIONS IN CERTAIN JURISDICTIONS	103
Notice to Residents of Singapore	103
Notice to Residents of the People’s Republic of China	103
Notice to Residents of Japan	104
Notice to Residents of Hong Kong	104
Notice to Residents of the European Economic Area	104
GLOSSARY	105
INDEX TO FINANCIAL STATEMENT OF MP ENVIRONMENTAL FUNDING LLC	F-1

-ii-

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement we have filed with the Securities and Exchange Commission, or SEC. This prospectus provides you with a description of the Senior Secured Sinking Fund Environmental Control Bonds, Series A bonds we may offer. You should carefully review this prospectus and the information, if any, contained in the documents we refer to in this prospectus under the heading “Where You Can Find More Information.” References in this prospectus to the terms we, us, our, the issuer or MP Funding mean MP Environmental Funding LLC. References to Mon Power or to the utility refers to Monongahela Power Company or to any successor thereto. References to the servicer are to Mon Power, and any successor servicer under the servicing agreement described in this prospectus. References to the seller or MPR mean MP Renaissance Funding, LLC, a wholly-owned subsidiary of the utility and our direct parent, or any successor or assignee under the sale agreement described in this prospectus. References to Potomac Edison refer to The Potomac Edison Company, an affiliate of Mon Power. References to the administrator mean Allegheny Energy Service Corporation, or any successor or assignee under the administration agreements described in this prospectus. Unless the context otherwise requires, the term customer means an electric service customer of Mon Power within its West Virginia service area (as such service area existed on the date of adoption of the financing order referred to below and as such service area may be expanded in the future). We refer to such service area as the service territory. References to the PSC mean the Public Service Commission of West Virginia. References to the Financing Act mean Section 24-2-4e, 2005 West Virginia Code. References to a financing order, unless the context indicates otherwise, mean the irrevocable financing order, dated April 7, 2006, issued by the PSC to Mon Power and Potomac Edison, as amended on June 13, 2006 and January 17, 2007. You can find a glossary of some of the other defined terms we use in this prospectus on page 105 of this prospectus.

We have included cross-references to sections in this prospectus where you can find further related discussions. You can also find key topics in the table of contents on the preceding pages. Check the table of contents to locate these sections.

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone else to provide you with any different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell the bonds in any jurisdiction where the offer or sale is not permitted. The information in this prospectus is current only as of the date of this prospectus.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that express, or involve discussions as to, expectations, beliefs, plans, objectives, assumptions or future events of performance (often, but not always, through the use of words or phrases such as “will likely result,” “are expected to,” “will continue,” “is anticipated,” “believe,” “could,” “estimated,” “may,” “plan,” “potential,” “projection,” “target,” “outlook”) are not statements of historical facts and may be forward-looking. Forward-looking statements involve estimates, assumptions and uncertainties. Accordingly, any such statements are qualified in their entirety by reference to important factors included in “Risk Factors” (in addition to any assumptions and other factors referred to specifically in connection with such forward-looking statements) that could have a significant impact on our financial results, and could cause our actual results to differ materially from those contained in forward-looking statements made by or on behalf of us or Mon Power, in this prospectus, in presentations, on websites, in response to questions or otherwise.

The following are some factors that could cause our actual results to differ materially from those expressed or implied by our forward looking statements:

•
state and federal legislative and regulatory actions or developments, including deregulation, re-regulation and restructuring of the electric utility industry, and changes in, or changes in application of, laws or regulations applicable to other aspects of our business;

•	the accuracy of the servicer’s estimates of future demand and prices for energy;

•	the accuracy of the servicer’s estimates of industrial, commercial and residential growth in the service territory;

•	changes in demand and demographic patterns;

•	weather variations and other natural phenomena affecting electric customer energy usage in Mon Power’s West Virginia service territory;

•	the operating performance of Mon Power’s facilities;

•	the accuracy of the servicer’s forecast of energy consumption or the payment of environmental control charges;

•	the reliability of the systems, procedures and other infrastructure necessary to operate the electric business in the service territory;

•	national or regional economic conditions affecting electric customer energy usage in the service territory;

•	acts of war or terrorism, global instability or other catastrophic events affecting electric customer energy usage in the service territory; and

•	other factors we discuss in this prospectus and any of our SEC filings.

Any forward-looking statement speaks only as of the date on which such statement is made, and neither we, the seller nor Mon Power undertake any obligation to update any forward-looking statement to reflect events or circumstances, including unanticipated events, after the date on which such statement is made. New factors emerge from time to time and it is not possible for management to predict all of such factors, nor can it assess the impact of each such factor on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statement.

PROSPECTUS SUMMARY

This summary highlights some information from this prospectus. Because this is a summary, it does not contain all of the information that may be important to you. You should read this prospectus in its entirety before you buy the bonds.

You should carefully consider the Risk Factors beginning on page 16 of this prospectus before you invest in the bonds.

Securities Offered:
Senior secured, sinking fund environmental control bonds of MP Environmental Funding LLC, as listed on the cover page of this prospectus, scheduled to pay principal [semi-annually] [quarterly] and sequentially in accordance with the sinking fund schedule described in this prospectus.

Required Ratings:	The bonds are required to be rated “AAA” by Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., “Aaa” by Moody’s Investors Service, and “AAA” by Fitch Ratings as a condition of issuance.

Optional Redemption:	None. Non-callable for the life of the bonds.
Average Life:	Stable. Prepayment is not permitted; there is no prepayment risk. [Extension risk is statistically insignificant.]
Payment Dates and Interest Accrual:
Fixed rate bonds: interest payable semi-annually, [_____ 1 and ____ 1]. Interest will be calculated on a 30/360 basis. The first scheduled interest and principal payment date is [_____ 1, 2007].

[Floating rate bonds: interest payable quarterly, [____ 1, ____ 1, ____ 1 and ______ 1]. Interest will be calculated on an actual/360 basis. The first scheduled interest payment date is [______ 1, 2007] and the first scheduled principal payment date is [_______ 1, 2007].

Interest is due on each payment date, and principal is due upon the final maturity date for each tranche. Failure to pay the entire outstanding principal amount of the bonds of any tranche by the final maturity date for such tranche will result in an event of default. See “Description of the Bonds — Principal” in this prospectus.

Minimum Denominations of the bonds:	$1,000 and integral multiples thereof, except for one bond of each tranche, which may be of a smaller denomination.

Use of Proceeds:
Proceeds of the offering may be used solely to finance (i) environmental control costs and (ii) upfront financing costs (as each is defined in the financing order), including certain costs relating to the construction and installation of flue gas desulfurization equipment at Mon Power’s Fort Martin generation facility in West Virginia.

West Virginia State Pledge:
The State of West Virginia pledges to and agrees with the bondholders, any assignee and any financing parties that the State of West Virginia will not take or permit any action that impairs the value of environmental control property or, except as part of the true-up mechanism, reduce, alter or impair environmental control charges that are imposed, collected and remitted for the benefit of the bondholders, any assignee, and any financing parties, until all principal and interest payments in respect of environmental control bonds, all financing costs and all amounts to be paid to an assignee or financing party under an ancillary agreement are paid or performed in full. We refer to this agreement as the State Pledge.

Neither the bonds nor the property securing the bonds is a general obligation of the State of West Virginia or any governmental agency, authority or instrumentality of the State of West Virginia (including the PSC), nor is the State of West Virginia or any political subdivision of the State of West Virginia obligated to levy any tax or make any appropriation for payment of the bonds. However, the State of West Virginia and other federal, state and local governmental entities, as retail electric customers, will be obligated to pay environmental control charges to make debt service payments on the bonds.

Transaction Overview:
In the Financing Act, the West Virginia legislature found, among other things, that:

(i) electric utilities in West Virginia face the need to install and construct emission control equipment at existing generating facilities in West Virginia in order to meet the requirements of existing and anticipated environmental laws and regulations and otherwise to reduce emissions from those electric generating facilities;

(ii) the capital costs associated with the installation and construction of emission control equipment are considerable;

(iii) the construction and installation of emission control equipment by electric utilities will create public health and economic benefits to West Virginia and its citizens, including, without limitation, emissions reductions, economic development, job growth and retention and the increased use of high-sulfur coal mined in West Virginia;

(iv) customers of electric utilities in West Virginia have an interest in the construction and installation of emission control equipment at electric generating facilities in West Virginia at a lower cost than would be afforded by traditional utility financing mechanisms; and

(v) alternative financing mechanisms exist that can result in lower costs to customers.

The Financing Act permits electric utilities, such as Mon Power, to finance the costs associated with the construction and installation of emission control equipment at electric-generating facilities located in West Virginia through the issuance of bonds, debentures, notes, certificates or other evidences of indebtedness or ownership (collectively, environmental control bonds). A West Virginia utility must apply to the PSC for a financing order to authorize the issuance of environmental control bonds. The Financing Act permits the PSC to impose irrevocable, nonbypassable environmental control charges on all customers who receive electric delivery service in the service area of the utility (as it existed on the date of the issuance of the financing order and as it may be enlarged in the future) to pay principal and interest on the environmental control bonds and other administrative expenses of the offering. The PSC governs the amount and terms for collections of these environmental control charges through one or more financing orders issued to the utility.

The Financing Act permits an electric utility to transfer its rights and interests under a financing order, including the environmental control property, to an entity that is bankruptcy-remote from the utility and its affiliates and that is formed by the electric utility to issue debt securities secured by environmental control property. Environmental control property includes the right to impose, charge, collect and receive the environmental control charges, the right to implement the true-up mechanism on the environmental control charges, the right to receive all revenues and collections resulting from the environmental control charges, and other rights and interests arising under a financing order, upon transfer to the issuer.

Under the Financing Act, environmental control property does not come into existence until an electric utility first transfers to an assignee or pledges in connection with the issuance of environmental control bonds its rights under a related financing order. However, for convenience of reference in this prospectus, the transfer of Mon Power’s rights under the financing order is sometimes referred to as the sale or purchase of environmental control property.

The right to collect environmental control charges is irrevocable, and not subject to reduction, impairment or adjustment by action of the PSC, other than periodic adjustment authorized by the Financing Act and the financing order. The environmental control charges must be adjusted semi-annually, or more frequently if necessary, to guarantee the collection of revenues sufficient to provide all scheduled payments of principal and interest on the bonds, together with related financing costs.

The PSC issued an irrevocable financing order to Mon Power and Potomac Edison on April 7, 2006. That financing order was amended on June 13, 2006 and January 17, 2007.

The following sets forth the primary steps of the offering of the bonds:

•      Mon Power will contribute to MPR, without recourse except as specified in the transfer agreement, Mon Power’s rights under the financing order;

•      MPR will in turn sell the environmental control property (other than its rights to cover certain tax liabilities) it acquired from Mon Power to us in exchange for the net proceeds from the sale of the bonds;

•      We may sell some or all of the bonds either to underwriters or directly to investors;

•      Mon Power will act as the servicer of the environmental control property;

•      Mon Power will deliver all net proceeds it receives from MPR to the indenture trustee to be placed in a project fund to be used to fund the cost of constructing and installing certain environmental emission control facilities at Mon Power’s Ft. Martin generating station. See “Use of Proceeds” in this prospectus.

Neither the bonds nor the property securing the bonds is an obligation of Mon Power or MPR, or any of their affiliates, except for us.

The first chart on the following page shows the parties to the transactions related to this offering and summarizes their roles and their relationships to each other.

The second chart represents a general summary of the flow of funds. Generally, Mon Power’s electric service customers pay environmental control charges to the servicer. The servicer then remits the charges to the indenture trustee daily. The indenture trustee uses the amounts remitted to it by the servicer and swap counterparties under any interest rate swap agreement entered into in connection with floating rate bonds (and investment earnings thereon) to make required debt service payments on the bonds on each payment date, including required payments under any such interest rate swap agreements.

Transaction Overview and Issuance Process The number of the PPT Document (picture below) is 755161

Flow of Funds to Bondholders Post-Issuance

Issuer; Our Address and Phone Number:	We are a limited liability company that is wholly-owned by MPR and indirectly wholly owned by Mon Power. We have been organized as an entity that is bankruptcy-remote from Mon Power and its affiliates and to serve as a finance subsidiary of Mon Power. As authorized by the financing order, our organizational documents as well as the transaction documents supporting the bonds give us the authority and flexibility to issue additional indebtedness (including additional debt securities that are not environmental control bonds) in future transactions, with the approval of the PSC. The PSC may authorize and direct Mon Power to use us to implement other financings for the benefit of West Virginia ratepayers. As a result, we may acquire additional separate property (including property other than environmental control property) and issue one or more additional series of securities that are supported by such additional and separate property or other collateral. However, additional securities may not be issued if such issuance would result in the credit ratings on any outstanding series of environmental control bonds being reduced or withdrawn. See “Series Trust; Issuance of Additional Securities by the Issuer” and “Allocations as Between Series of Environmental Control Bonds” in this Prospectus Summary.

Our address and phone number is as follows: 2215-B Renaissance Drive, Suite #5, Las Vegas, Nevada 89119. (702) 740-4244.

Our Relationship with MP Renaissance Funding, LLC and Mon Power:
On the issue date for the bonds, Mon Power, our indirect parent, will transfer environmental control property in an absolute transfer to our direct parent, MPR, a wholly-owned subsidiary of Mon Power, and MPR will sell environmental control property to us pursuant to a sale agreement between us and MPR.

Mon Power will service the environmental control property pursuant to a servicing agreement between us and Mon Power. See “The Sale Agreement” and “The Servicing Agreement” in this prospectus.

Our Relationship with Allegheny Energy Service Corporation:
Allegheny Energy Service Corporation, a wholly-owned subsidiary of Allegheny Energy, Inc., will provide administrative services to us pursuant to an administration agreement between Allegheny Energy Service Corporation and us. See “The Administration Agreements” in this prospectus.

Our Relationship with the PSC:	We are responsible to the PSC, as provided in our organizational documents, the transaction documents and the financing order.

Credit/Security for the Bonds:
The bonds are secured by assets pledged by us under the indenture, consisting of the environmental control property, funds on deposit in the collection account and subaccounts and our rights under the various transaction documents. See “Security for the Bonds” in this prospectus. The environmental control property is a present property right created by the Financing Act and the financing order and is protected by the State Pledge described in this prospectus and in this Prospectus Summary. See “The Financing Act.”

In general, environmental control property permits an environmental control charge to be:

1.        imposed on all electric service customers in Mon Power’s West Virginia service territory;

2.        collected and remitted to the indenture trustee as frequently as on a daily basis to provide for payments in respect of our bonds; and

3.         adjusted at least semi-annually, and perhaps more frequently, to guarantee recovery of amounts sufficient to make all scheduled payments of principal and interest on the bonds on a timely basis.

The environmental control property securing the bonds consists of the rights and interests of Mon Power under the financing order, and sold to us by MPR in connection with issuance of the bonds. The environmental control property is not a receivable, and the bonds are not secured by a pool of receivables. The environmental control property includes the irrevocable right to impose, charge, collect and receive environmental control charges from all Mon Power’s West Virginia electric service customers, including individuals, corporations, other business entities, the State of West Virginia and other federal, state and local governmental entities located within Mon Power’s West Virginia service territory, the right to implement the true-up mechanism in respect of the environmental control charges, the right to receive all revenues and collections resulting from the environmental control charges and the utility’s other rights and interests under the financing order.

The Financing Act and the PSC mandate that environmental control charges be set and adjusted at least semi-annually at a level guaranteed to collect revenues sufficient to pay principal and interest on the bonds on a timely basis.

Environmental Control Charges are Nonbypassable: May Not be Avoided:
The environmental control charges are nonbypassable, usage-based charges; that is, they must be paid by every present and future customer of Mon Power located within the service area of the utility as it existed on the date of the financing order, or as such service area may thereafter be enlarged (but not diminished).

Environmental control charges may not be avoided by any of Mon Power’s electric delivery service customers and must be paid by such customers for so long as any bonds are outstanding, whether or not such customers may become entitled by law to purchase electric generation services from a provider other than Mon Power or subsequently receive electric delivery service from another public utility or other entity operating in the same service territory. Customers who self generate their electricity must pay environmental control charges to the extent that such customers use the delivery system of either Mon Power or any other person to transport self-generated power or to receive power (including, but not limited to, emergency back-up power) from Mon Power or any other person. See “Description of the Environmental Control Property—Environmental Control Charges—Environmental Charges are Nonbypassable” in this prospectus.

True-Up Adjustments to the Environmental Control Charges are Guaranteed by the PSC:
The PSC will review and adjust environmental control charges on all electric service customers at least semi-annually to guarantee the recovery of revenues sufficient to provide timely payment of scheduled principal and interest (and other related costs and amounts) on the bonds. Under the servicing agreement, adjustments to the environmental control charges will be made at least semi-annually, quarterly if necessary, and, during the last year in which the bonds are outstanding, monthly, if necessary.

The following table summarizes the frequency of adjustment requests for the environmental control charges as required under the financing order and the servicing agreement.

Adjustment Type	Effective Date of Adjustment
Semiannual Adjustments	______ and ______ of each year, commencing ____________.
Quarterly Adjustments (if necessary)	The first day of each calendar quarter during the period from and including _____ through ______.
Monthly Adjustments (if necessary during the last year in which the bonds are outstanding)	The first day of each calendar month during the period from and including _____ through ______.

The PSC guarantees that it will act pursuant to the irrevocable financing order as expressly authorized by the Financing Act to guarantee that environmental control charge revenues are sufficient to pay all scheduled principal and interest on the bonds on a timely basis.

No Limit on Level or Timing of Environmental Control Charges:
There is no “cap” or limit on the level of environmental control charges that may be imposed on electric service customers to pay scheduled principal and interest on the bonds on a timely basis. In addition, there is no time limit on the authority to impose, charge, collect or receive environmental control charges to pay scheduled principal and interest on the bonds. See “Description of the Environmental Control Property - PSC Guaranteed True-Up Adjustments to the Environmental Control Charges” in this prospectus.

Initial Environmental Control Charges as a Percentage of Customer’s Total Electricity Bill	We estimate that the initial environmental control charges will represent approximately __% of the typical residential 1,000 kWh bill.

Bondholder Collection Account and Subaccounts:
The indenture trustee will establish a collection account to hold payments arising from the environmental control charges, as well as the capital contribution made to us. The collection account will consist of various subaccounts, including the following:

•     a general subaccount;

•     a capital subaccount for the capital contribution to us;

•     an excess funds subaccount; and

•     a tranche subaccount for each floating-rate tranche of bonds.

The indenture trustee also will deposit to the collection account and will allocate to the excess funds subaccount Mon Power’s share of amounts held in the project fund upon completion of the project. The indenture trustee will make available all amounts held in each of these subaccounts and investment earnings thereon to make payments on each payment date. See “Allocation of Funds” below. All amounts in the collection account not allocated to any other subaccount will be allocated to the general subaccount. Withdrawals from and deposits to these subaccounts will be made as described under “Security for the Bonds” in this prospectus. Mon Power will be entitled to earn a rate of return equal to the rate of interest payable on the longest maturing tranche of the bonds on the amount initially contributed to the capital subaccount. The capital contribution has been set at a level sufficient to obtain the desired federal tax treatment. The primary purpose of the capital subaccount and excess funds subaccount is not to provide credit enhancement for the bonds. However, amounts in the capital subaccount and excess funds subaccount may be used to make debt service payments on the bonds when needed.

Capital Subaccount:
Prior to issuance of the bonds, MPR will contribute capital to us in the amount equal to one-half of one percent of the initial principal amount of the bonds issued. We will deposit the capital into the capital subaccount. The indenture trustee will draw on amounts available in the capital subaccount to the extent that amounts available in the general subaccount and excess funds subaccount are insufficient to pay interest on, or principal of, the bonds and the fees and expenses of servicing and retiring the bonds. If the indenture trustee uses amounts on deposit in the capital subaccount to make payments on the bonds on a payment date, then we will replenish the capital subaccount on subsequent payment dates to the extent the servicer remits payments arising from the environmental control charges exceeding the amounts required to pay amounts having a higher priority of payment. The periodic adjustment of the environmental control charges will be calculated to maintain or restore the capital account to its original amount. See “Security for the Bonds” in this prospectus.

Excess funds subaccount:
The indenture trustee will allocate to the excess funds subaccount any amounts remitted to the collection account exceeding the amount necessary to:

•     pay the fees and expenses related to the servicing of the bonds;

•     pay interest on, and principal of, the bonds; and

•     replenish, if necessary, the capital subaccount to the required capital level.

The excess funds account will have a positive balance if actual consumption of electricity exceeds the forecasted demand and the servicer over-collects from customers during the six-month period. The indenture trustee will draw on amounts in the excess funds subaccount to the extent amounts available in the general subaccount are insufficient to pay the amounts listed above. See “Security for the Bonds” in this prospectus. The periodic adjustments of the environmental control charges will be calculated to eliminate any amounts held in the excess funds subaccount.

Swap Counterparty/Agreement:
[_______]. See “Description of the Bonds — Interest Rate Swap Agreements” in this prospectus for a description of the swap counterparties and the swap agreements we may enter into in connection with floating rate bonds. The primary purpose of any interest rate swap agreement is not to provide credit enhancement for the bonds.

Allocation of Funds: Environmental Control Charges will be Adjusted Semi-annually or More Frequently to Guarantee All Payments
On each payment date on which payments are due on the fixed rate bonds, the indenture trustee will allocate or pay all amounts on deposit in the general subaccount (and, with respect to interest on the floating rate bonds, amounts in the tranche subaccount other than swap termination payments) of the collection account in the following order of priority:

1.     payment of the indenture trustee’s fees, expenses and any outstanding indemnity amounts relating to the bonds;

2.     payment of the servicing fee, which will be a fixed amount specified in the servicing agreement, plus any unpaid servicing fees from prior payment dates;

3.     payment of the administration fee, which will be a fixed amount specified in our administration agreement, plus any unpaid administration fees from prior payment dates and the fees of our independent managers, which will be in an amount specified in an agreement between us and our independent managers plus any unpaid independent manager fees from prior payment dates;

4.     payment of all of our other ordinary periodic operating expenses relating to the bonds, such as accounting and audit fees, rating agency fees, legal fees and certain reimbursable costs of the servicer under the servicing agreement;

5.     payment of the interest then due on the bonds, amounts payable in respect of periodic payments to the swap counterparty under any interest rate swap agreement and any deferred interest on any floating rate bonds;

6.     payment of (a) the principal then required to be paid on the bonds at final maturity or acceleration, (b) principal then scheduled to be paid on the bonds and (c) any swap termination payments payable as a result of a senior termination event, described under “Description of the Bonds—Interest Rate Swap Agreements—Interest Rate Swap Agreement Events of Default and Termination Events” in this prospectus;

7.     payment of any of our remaining unpaid operating expenses and any remaining amounts owed pursuant to the basic documents relating to the bonds, including any remaining indemnity amounts, and any other amounts owed pursuant to any interest rate swap agreement, other than swap termination payments;

8.     replenishment of any amounts drawn from the capital subaccount;

9.     any swap termination payments (other than those payments resulting from a senior termination event), which will be payable only after all of the bonds have been paid in full;

10.   release to the seller of an amount equal to the rate of return (calculated at _% per annum) on the 0.5% of the aggregate initial principal amount of the bonds initially contributed to the capital subaccount, including any portion of such rate of return for any prior payment date that has not yet been paid, so long as no event of default has occurred and is continuing; and

11.   allocation of the remainder, if any, to the excess funds subaccount.

If, on any semi-annual payment date, funds in the general subaccount (and, with respect to interest on the floating rate bonds the tranche subaccount) are insufficient to make the allocations or payments contemplated by items 1 through 9 above, the indenture trustee will draw from amounts on deposit in the following subaccounts in the following order up to the amount of the shortfall:

1.     from the excess funds subaccount for allocations and payments contemplated in items 1 through 9; and

2.     from the capital subaccount for allocations and payments contemplated by items 1 through 7 above.

On each quarterly payment date on which interest payments are to be made in respect of floating rate bonds but not in respect of fixed rate bonds, the indenture trustee will allocate or pay all amounts on deposit in the general subaccount (and, with respect to interest on the floating rate bonds, the tranche subaccount other than amounts relating to swap termination payments) of the collection account for the floating rate bonds in the following priority, all in accordance with a servicer’s officer certificate:

1.     payment of the indenture trustee’s expenses and any outstanding indemnity amounts relating to the bonds;

2.     payment of any unpaid servicing fees from prior payment dates;

3.     payment of all of our other ordinary periodic operating expenses relating to the bonds, such as accounting and audit fees, rating agency fees, legal fees and reimbursable costs of the servicer under the servicing agreement;

4.    payment of the interest then payable on the floating rate bonds, amounts payable in respect of periodic payments to the swap counterparty under any interest rate swap agreement and any deferred interest on any floating rate bonds; and

5.     allocation of the remainder, if any, to the general subaccount.

If, on any such quarterly payment date, funds in the general subaccount and the tranche subaccount are insufficient to make the allocations or payments contemplated by items 1 through 4 above, the indenture trustee will draw from amounts on deposit, first, in the excess funds subaccount and, second, in the capital subaccount for allocations and payments contemplated in items 1 through 4, up to the amount of the shortfall.

See “Security for the Bonds — How Funds in the Collection Account Will Be Allocated” in this prospectus.

At least semi-annually, during the life of the bonds, the servicer will calculate and set the environmental control charges to a level guaranteed to generate revenues sufficient to pay fees and expenses described above of servicing and retiring the bonds, to pay interest on, and scheduled principal of, the bonds and to replenish the capital subaccount as required for the next semi-annual payment on the bonds. See “Description of the Environmental Control Property - PSC Guaranteed True-Up Adjustments to the Environmental Control Charges” in this prospectus.

Series Trust; Issuance of Additional Securities by Us:
As noted above, we have been organized to serve as a finance subsidiary of Mon Power. As authorized by the financing order, our organizational documents as well as the transaction documents supporting the bonds give us the authority and flexibility to issue additional indebtedness (including additional debt securities that are not environmental control bonds) in future transactions, with the approval of the PSC. The PSC may authorize and direct Mon Power to use us to implement other financings for the benefit of West Virginia ratepayers. As a result, we may acquire additional separate property (including property other than environmental control property) and issue one or more additional series of securities that are supported by such additional and separate property or other collateral. Any new series of securities may include terms and provisions that would be unique to that particular series.

We may not issue additional environmental control bonds or other securities if the issuance would result in the credit ratings on any outstanding series of environmental control bonds being reduced or withdrawn. It will be a condition of issuance for each series of environmental control bonds that the new series be rated “Aaa” by Moody’s Investors Service, “AAA” by S&P and “AAA” by Fitch Ratings. See “Allocations as Between Series” in this Summary of Terms. See “Security for the Bonds — Series Trust; Issuance of Additional Securities by the Issuer” in this prospectus.

We may not issue additional securities (other than additional environmental control bonds under the current financing order) unless (a) we request and receive another financing order from the PSC, (b) such securities have the benefit of a true-up mechanism, (c) we procure and provide to the indenture trustee and the rating agencies then rating any series of our outstanding environmental control bonds an opinion of a nationally recognized law firm experienced in such matters to the effect that such issuance would not result in our substantive consolidation with MPR or Mon Power, subject to the customary exceptions, qualifications and assumptions contained therein and (d) the ratings agencies then rating any outstanding series of our environmental control bonds provide confirmation to the indenture trustee that the credit ratings on all outstanding series of environmental control bonds would not be reduced or withdrawn as a result of such issuance.

Allocations as Between Series of Environmental Control Bonds:
The bonds are our senior secured obligations and will not be subordinated in right of payment to any other series of environmental control bonds or any other securities we might issue. Each series of environmental control bonds will be secured by its own environmental control property, which will include the right to impose, collect and receive environmental control charges calculated in respect of that series, and the right to impose interim and semi-annual true-up adjustments to correct overcollections or undercollections in respect of that series. Each series of environmental control bonds will also have its own collection account, including any related subaccounts, into which collections of the environmental control charges relating to that series will be deposited and from which amounts will be withdrawn to pay the related series of environmental control bonds.

Holders of one series of environmental control bonds will have no recourse to collateral for a different series of environmental control bonds or to collateral for any other securities we might issue. In the event that more than one series of environmental control bonds is issued, the administration fees, independent manager fees and other operating expenses payable by us on any payment date will be assessed to each series on a pro rata basis, based upon the respective outstanding amounts of each series. See “Security for the Bonds—Bondholder Collection Account and Subaccounts” and “—How Funds in the Collection Account will be Allocated” in this prospectus.

Although each series will have its own environmental control property, environmental control charges relating to the bonds and environmental control charges relating to any other series of environmental control bonds will be collected through single bills to individual electric service customers that include all charges related to the purchase of electricity, without separately itemizing the environmental control charges component of the bill or the environmental control charges components applicable to separate series. In the event a customer does not pay in full all amounts owed under any bill including environmental control charges, the servicer is required to allocate any resulting shortfalls in environmental control charges ratably based on the amounts of environmental control charges owing in respect of the bonds, any amounts owing to any other series of environmental control bonds and amounts owing to any other subsequently created special-purpose subsidiaries of the utilities which issue environmental control bonds. See “Description of the Bonds—Allocations as Between Series” and “The Servicing Agreement—Remittances to Collection Account” in this prospectus.

Transferor and Servicer:	Mon Power is an electric utility that engages in generation, transmission and distribution of electric power in West Virginia under the name Allegheny Power. As of December 31, 2006, Mon Power served approximately 375,000 electric customers in a service area that covers approximately 12,400 square miles and contains a population of approximately 776,000. As of December 31, 2006, Mon Power’s transmission and distribution (T&D) system consisted of 22,824 miles of T&D lines, including 246 miles 500-kilovolt transmission lines, and 277 T&D substations.

The address and phone number of Mon Power are as follows: 1310 Fairmont Avenue, Fairmont, West Virginia 26554, (304) 366-3000.

Mon Power is a direct, wholly owned subsidiary of Allegheny Energy Inc. See “The Servicer.”

Mon Power will be entitled to receive an annual servicing fee in an amount equal to 0.05% of the aggregate initial principal amount of the bonds. This servicing fee will be payable in two equal installments on each semi-annual payment date, in arrears. The indenture trustee will pay the servicing fee (together with any portion of the servicing fee that remains unpaid from prior payment dates) to the extent of available funds prior to the distribution of any interest on and principal of the bonds.

Seller:
MP Renaissance Funding, LLC, a wholly owned subsidiary of Mon Power. MPR will acquire the environmental control property from Mon Power under the transfer agreement and, in turn, will sell the environmental control property to us under the sale agreement.

Administrator:	Allegheny Energy Service Corporation, a wholly-owned subsidiary of Allegheny Energy, Inc.

Indenture Trustee:
U.S. Bank National Association (U.S. Bank), a national banking association. See “The Indenture Trustee” in this prospectus for a description of the indenture trustee’s duties and responsibilities under the indenture, as well as its prior experience with similar transactions.

Financial Advisor to the PSC:
Saber Partners, LLC (co-equal decision maker with us). Certain financial advisory services, including any activities that may be considered activities of a broker dealer, will be assigned to Saber Capital Partners, LLC, a wholly-owned subsidiary of Saber Partners, LLC.

Tax Treatment:	Fully taxable; treated as debt for U.S. federal income tax purposes. See “Material U.S. Federal Income Tax Consequences” in this prospectus.

ERISA Eligible:
Yes. Pension plans and other investors subject to ERISA may acquire the bonds subject to specified conditions. The acquisition and holding of the bonds could be treated as a direct or indirect prohibited transaction under ERISA. Accordingly, by purchasing the bonds, each investor purchasing on behalf of a pension plan will be deemed to certify that the purchase and subsequent holding of the bonds would be exempt from the prohibited transaction rules of ERISA. See “ERISA Considerations” in this prospectus.

20% International Risk Weighting:
If held by financial institutions subject to regulation in countries (other than the United States) that have adopted the 1988 International Convergence of Capital Measurement and Capital Standards of the Basel Committee on Banking Supervision (as amended, the Basel Accord), the bonds may attract the same risk weighting as “claims on” or “claims guaranteed by” non-central government bodies within the United States, which are accorded a 20% risk weighting.

We understand that the United Kingdom’s Financial Services Authority has issued individual guidance letters to one or more investors in transactions not involving us or our affiliates that an investment in bonds issued under a Texas statute similar to the Financing Act can be accorded a 20% risk weighting, which is similar to the risk weighting assigned to U.S. Agency corporate securities (FNMA, FHLMC, etc.). However, we cannot assure you that the bonds will attract a 20% risk weighting treatment under any national law, regulation or policy implementing the Basel Accord and are not aware of any investor that has requested or received such treatment for the bonds. You should consult applicable regulators before making any investment. See “Risk Weighting Under Certain International Capital Guidelines.”

Expected Settlement Date:	Settling flat. DTC, Clearstream and Euroclear. ____________, 2007.

Surveillance/Internet-Based Information Post Issuance/Dedicated Web Address:
Allegheny Energy, Inc., the parent of Mon Power, will establish a dedicated web address for the life of the bonds. In addition, all periodic reports that we are required to file with the SEC, the principal transaction documents and other information concerning the environmental control charges and security relating to the bonds will be posted at such web address, which is currently located at www.alleghenyenergy.com.

Risk Factors:	You should consider carefully the risk factors beginning on page 16 of this prospectus before you invest in the bonds.

RISK FACTORS

You should consider carefully the following factors which might result in a reduction in the market value of your investment in the bonds before you decide whether to buy the bonds:

You Might Experience Payment Delays as a Result of Limited Sources of Payment for the Bonds and Limited Credit Enhancement.

You may suffer material payment delays on your bonds if the collateral securing your bonds is insufficient to pay the accrued interest on and the principal amount of those bonds in full. The only source of funds for payments of interest on and principal of the bonds will be the collateral. The collateral for the bonds will be limited to:

•
the environmental control property securing the bonds, including the right to impose, charge, collect and receive environmental control charges and the right to implement the true-up mechanism in respect of the environmental control charges;

•	the funds on deposit in the accounts held by the indenture trustee; and

•	our rights under various contracts we describe in this prospectus.

The bonds will not be insured or guaranteed by the seller, Mon Power, including in its capacities as transferor or servicer, or by its parent, Allegheny Energy Inc., any of their respective affiliates, the indenture trustee or any other person or entity. The bonds will be our nonrecourse obligations, secured only by the collateral. Delays in payment on the bonds might result in a reduction in the market value of the bonds and, therefore, the value of your investment in the bonds.

The bonds do not constitute a debt, liability or other legal obligation of, or interest in, Mon Power or any of its other affiliates. The bonds are not a general obligation of the State of West Virginia, the PSC or any other governmental agency or instrumentality, and are not a charge on the full faith and credit or taxing power of the State of West Virginia or any other governmental agency or instrumentality. However, the State of West Virginia and other federal, state and local governmental entities, as retail electric customers, will be obligated to pay environmental control charges to make debt service payments on the bonds.

Risks Associated with Potential Judicial, Legislative or Regulatory Actions

Future Legal Action Might Challenge or Invalidate the Financing Act or the Financing Order and Materially Adversely Affect Your Investment. The environmental control property is created pursuant to the Financing Act and a financing order issued by the PSC pursuant to the Financing Act. The Financing Act was enacted in May 2005. We and an indirect subsidiary of Potomac Edison are the first bond issuers under the Financing Act.

The Financing Act or any provisions thereof might be directly contested in courts or otherwise become the subject of litigation. As of the date of this prospectus, no such litigation has arisen; however, we cannot assure you that a lawsuit challenging the validity of the Financing Act will not be filed in the future or that, if filed, such lawsuit will not be successful. If an invalidation of any relevant underlying legislative provision or financing order provision were to result from such litigation, you might lose some or all of your investment or you might experience delays in recovering your investment. See “The Financing Act and Financing Order” in this prospectus.

Laws with financing provisions similar to some provisions in the Financing Act have been enacted in other states, and some of these laws have been challenged by judicial actions. To date, none of these challenges has succeeded; however, a court might yet overturn a similar statute in another state, which might give rise to a challenge to the Financing Act or a financing order. Therefore, legal activity in other states might indirectly affect the value of your investment.

Neither we nor the utility, nor any successor, assignees or affiliates of any of us will indemnify you for any changes in the law, including any amendment or repeal of the Financing Act, that might affect the value of the bonds. Although Mon Power or a successor or assignee might be required to indemnify us if legal action based on the law in effect at the time of the issuance of the bonds invalidates the environmental control property, such future legal action might have a material adverse effect on your investment. See “The Transfer Agreement — Representations and Warranties” in this prospectus.

Future West Virginia Legislative Action Might Invalidate the Bonds or the Environmental Control Property. Under the Financing Act, the State of West Virginia has pledged not to take or permit any action which impairs the value of the environmental control property or, except as provided in the PSC guaranteed true-up mechanism, reduce, alter or impair environmental control charges that are imposed, collected and remitted for the benefit of the bondholders, any assignee, and any financing parties until the bonds and related costs are fully paid. For a description of this State Pledge, see “The Financing Act — The Financing Act Authorizes Utilities to Request a Financing Order to Recover Environmental Control Costs Through the Issuance of Bonds” and “The Financing Act Contains a State Pledge” in this prospectus. Despite the State Pledge, the West Virginia legislature might attempt to repeal the Financing Act, or attempt to amend the Financing Act, or as described below, the PSC might take certain actions that impair the environmental control property. As of the date of this prospectus, we are not aware of any pending legislation in the West Virginia legislature that would affect any provisions of the Financing Act.

Thelen Reid Brown Raysman & Steiner LLP, counsel to the utility and us, expects to deliver an opinion upon our issuance of the bonds to the effect that with respect to applicable federal constitutional principles relating to the impairment of contracts, the West Virginia legislature could not, absent a demonstration that such action was necessary to serve a significant and legitimate public purpose, repeal or amend the Financing Act, nor could the State of West Virginia (or the PSC in exercising its legislative powers) take any action, including an amendment to the West Virginia constitution, or fail to take any action required by the State Pledge if the repeal or amendment, or the action or inaction, would substantially limit, alter, impair or reduce the value of the environmental control property or the environmental control charges. Jackson Kelly PLLC, counsel to Mon Power and to us, expects to deliver an opinion upon our issuance of the bonds to the effect that under applicable West Virginia constitutional principles relating to the impairment of contracts, the West Virginia legislature could not enact legislation (other than a law passed by the West Virginia legislature in the valid exercise of the state’s police power to safeguard the vital interests of its people, including preservation of community order, health, safety, morals and economic well being) that repeals the State Pledge or impairs the value of the environmental control property or reduces, alters or impairs the environmental control charges so as to significantly impair (i) the terms of the indenture or the bonds or (ii) the rights and remedies of the bondholders (or the indenture trustee acting on their behalf) prior to the time that the bonds are fully paid and discharged if such action would prevent the payment of the bonds or would significantly affect the security for the bonds.

It might be possible for (i) the West Virginia legislature to enact legislation, or (ii) the State of West Virginia (or the PSC in exercising its legislative powers) to take any action, including an amendment to the West Virginia constitution, or fail to take any action, that would impair the rights and remedies of bondholders without violating the State Pledge, if the legislature, the PSC, or the State of West Virginia acts, or fails to act, in order to serve a significant and legitimate public purpose, such as protecting the public health and safety, or responding to a national or regional catastrophe affecting a utility’s service area, or if the legislature otherwise acts in the valid exercise of the state’s police power.

Any action or inaction of the State of West Virginia (or the PSC in exercising its legislative power), including an amendment to the West Virginia constitution affecting the environmental control property or the ability to collect environmental control charges may be considered a “taking” under the United States or West Virginia constitution. The State of West Virginia might then be obligated to pay just compensation with respect to the estimated value of the environmental control property at the time of the taking. We cannot assure you of the likelihood or legal validity of any action of this type by the State of West Virginia, or whether the action or inaction would be considered a taking. Even if you are provided with an amount deemed to be just compensation, it might not be sufficient for you to fully recover your investment.

Unlike in many other states (including California, Massachusetts and Michigan), the citizens of the State of West Virginia do not have the constitutional right to adopt or revise laws of West Virginia or the West Virginia constitution by initiative or referendum. Thus, absent an amendment to the West Virginia constitution, the Financing Act cannot be repealed by direct action of the West Virginia electorate.

We cannot assure you that a repeal or amendment to the Financing Act will not be sought or adopted or that any action or inaction by the State of West Virginia adverse to your investment in the bonds will not occur. The servicer has agreed to take legal or administrative action, including instituting legal action, as may be reasonably necessary to attempt to block or overturn any attempts to cause a repeal, modification or amendment to the Financing Act, the financing order or the environmental control property. However, such litigation could be costly and time consuming and could result in a short-fall or material delay in collections of environmental control charges.

Except as described in “The Transfer Agreement — Representations and Warranties” in this prospectus, neither we, the utility, nor any successor, assignee or affiliate of any of us will indemnify you for any change in law, including any amendment or repeal of the Financing Act, that might affect the value of the bonds.

The PSC Might Attempt to Take Actions Which Might Reduce the Value of Your Investment. The Financing Act provides that the financing order is irrevocable upon issuance of the bonds and is not subject to amendment, modification or termination by further action of the PSC, except for the PSC guaranteed true-up adjustments or any amendment which will not violate the State Pledge or which would adversely affect the credit ratings. Apart from the financing order, the PSC retains the power to adopt, revise or rescind rules or regulations affecting the utility. The PSC also retains the power to interpret and implement the financing order. Any new or amended regulations or orders by the PSC, for example, could affect the ability of the utility to collect the environmental control charges in full and on a timely basis. The servicer has agreed to take legal or administrative action to resist any PSC rule, regulation or decision that would violate the State Pledge. We cannot assure you that the servicer would be successful in its efforts. Thus, future PSC rules, regulations or decisions might adversely affect the rating of the bonds, their price or the rate of environmental control charge collections and, accordingly, the amortization of bonds and their weighted average lives. As a result, you could suffer a deferral or loss of all or a portion of your investment.

Servicing Risks

Inaccurate Forecasting of Electricity Demand or Unanticipated Delinquencies Might Lead to Payment Delay. Because the environmental control charges are generally calculated based on electric demand and usage by customers, a shortfall of, or delay in, payments arising from the environmental control charges might result if our servicer inaccurately forecasts electricity demand or underestimates customer delinquencies or charge-offs when setting the environmental control charges. A shortfall could cause distributions on the bonds to be made later than expected. As a result, principal of the bonds might not be paid according to the expected sinking fund schedule, which could lengthen the weighted average life of the bonds. In addition, a change in energy consumption by customers might also result in principal of the bonds not being paid by the final maturity date of the bonds. For the same reasons, payments of interest on the bonds could also be delayed. Any such payment delay might result in a reduction in the market value of the bonds and, therefore, in the value of your investment in the bonds.

Inaccurate forecasting of electricity demand by a servicer could result from, among other things:

•	warmer winters or cooler summers than forecasted, resulting in less electricity consumption than forecasted;

•	general economic conditions being worse than expected, causing customers to migrate from Mon Power’s West Virginia service territory or reduce their electricity consumption;

•	the occurrence of a natural disaster unexpectedly disrupting electrical service and reducing consumption;

•	unexpected problems with energy generation, transmission or distribution resulting from a change in the market structure of the electric industry;

•	large customers unexpectedly ceasing business or departing Mon Power’s West Virginia service territory;

•	dramatic and unexpected changes in energy prices resulting in decreased consumption;

•	customers demanding less electricity than forecasted because of increased conservation efforts; or

•
large customers switching to on-site self-generation of electric power without using the distribution lines of the utility, thus reducing the obligation to pay the environmental control charges. See “Description of Environmental Control Property — Environmental Control Charges” in this prospectus.

Inaccurate forecasting of delinquencies or charge-offs by a servicer could result from, among other things:

•	unexpected problems associated with the inability to disconnect nonpaying customers during the winter months;

•
unexpected deterioration of the economy or the occurrence of a natural disaster, causing greater charge-offs than expected or forcing Mon Power or a successor distribution company to grant additional payment relief to more customers;

•
an unexpected change in law that makes it more difficult for Mon Power or a successor distribution company to disconnect nonpaying customers, or that requires Mon Power or a successor distribution company to apply more lenient credit standards for customers; or

•
the unexpected introduction into the energy markets of less creditworthy third party energy suppliers who are authorized to collect and remit payments arising from the environmental control charges to a servicer on behalf of customers, but who may fail to remit customer charges to the servicer in a timely manner.

Changes to Billing and Collection Practices Might Reduce the Amount of Funds Available for Payments on the Bonds. The methodology of determining the amount of the environmental control charges billed to each consumer is specified in the financing order. Although Mon Power may not change this methodology, Mon Power, as servicer, may set, and may change, its own billing and collection arrangements with each consumer. For example, to recover part of an outstanding electricity bill, Mon Power might agree to extend a consumer’s payment schedule or to write off the remaining portion of the bill. Similarly, the PSC might require changes to these practices. Under the methodology specified in the financing order, this might result in an extension of the consumer’s payment of environmental control charges. Thus, any changes in billing and collection practices or regulations might make it more difficult for the servicer to collect the environmental control charges, and might adversely affect the value of the bonds and their weighted average lives. The servicing agreement provides, however, that the servicer will not take any action that will adversely impair our interest in the environmental control property.

Change in Servicer Might Lead to Payment Delays. We will rely on the servicer to determine any adjustments to the environmental control charges and for customer billing and collection. If, as a result of insolvency or liquidation or otherwise, the utility were to cease servicing the environmental control property, determining any adjustments to the environmental control charges or collecting payments arising from those environmental control charges, it might be difficult to find a suitable successor servicer. As a result, the timing of recovery of payments arising from the environmental control charges could be delayed.

Under the financing order, Mon Power and Potomac Edison agreed to assume the role of servicer if the other defaults in its obligation under a servicing agreement. Nonetheless, should this succession not be possible, another servicer would have to be found. Any successor servicer may have less experience than the utility and less capable forecasting, billing and collection systems than those employed by the utility. Given the complexity of the tasks to be performed by the servicer and the expertise required, a successor servicer may experience difficulties in collecting payments arising from the environmental control charges and determining appropriate adjustments to the environmental control charges

The servicing fee would likely increase if we were to engage a successor servicer other than Potomac Edison. In addition, any successor servicer under current law might not be able to invoke the remedy of shutting off service to a customer for nonpayment of the environmental control charges and thus might experience higher delinquencies. Also, a change in the servicer will cause payment instructions to change, which might lead to a period of disruption in which customers continue to remit payment according to the former payment instructions, resulting in delays in collection that could result in payment delays on the bonds. Any such payment delay might result in a reduction in the market value of the bonds and, therefore, in the value of your investment in the bonds.

Bankruptcy; Creditors’ Rights

Bankruptcy of the Utility or the Seller Might Result in Losses to Bondholders

General. The bankruptcy of the utility or the seller could have several adverse consequences for bondholders, the most important of which are briefly described below.

Transfer of Environmental Control Property Might Be Recharacterized as a Financing Rather Than a True Sale. The Financing Act provides that a transfer of environmental control property by an electric utility to an assignee that is expressly stated to be a sale or other absolute transfer in a transaction approved in a financing order will be treated as a sale, rather than a pledge or other financing, of the environmental control property. The utility will represent in the transfer agreement that the transfer of the environmental control property to the seller is a capital contribution, as well as an absolute transfer. The seller will represent in the sale agreement that the transfer of environmental control property to us is a true sale and absolute transfer.

The utility and the seller will also represent that they will take the appropriate actions under the Financing Act, including filing financing statements, to perfect the transfers.

However, if the utility becomes a debtor in a bankruptcy case, the bankruptcy trustee, the utility or another party might take the position that the transfer of the environmental control property to the seller was a financing transaction and not a capital contribution or absolute transfer. Similarly, if the seller becomes a debtor in a bankruptcy case, the bankruptcy trustee, the seller or another party might take the position that the sale of the environmental control property to us was a financing transaction and not a true sale. If a court agrees with any of these positions, delays or reductions in payments on the bonds (and available portion of the bonds) might result. Regardless of a court’s final decision on the character of the transactions, the mere fact of a bankruptcy of the utility or the seller might result in delays in payments on the bonds. A bankruptcy also might have an adverse effect on the secondary market for the bonds, including the liquidity and market value of the bonds.

If the utility becomes a debtor in a bankruptcy case and the court agrees with any of the positions discussed above, the seller would become a secured creditor of the utility, and we would become a secured creditor of the seller, entitled to recover against the collateral. If, however, environmental control property notices are not filed, or if we or the seller otherwise fail to perfect our interest in the environmental control property and the transfer is thereafter deemed not to constitute a true sale or other absolute transfer, the seller would be an unsecured creditor of the utility or we would be an unsecured creditor of the seller, as the case may be.

A Court Might Order Consolidation of Us, the Seller and the Utility. If the utility or the seller becomes a debtor in a bankruptcy case, the bankruptcy trustee, the utility or the seller or another party might attempt to substantively consolidate the assets and liabilities of us with those of the utility or the seller. Together with the utility and the seller, we have taken steps to attempt to reduce this risk. However, if a court ordered that our assets and liabilities be consolidated with those of the utility or seller, delays or reductions in payments on the bonds might result.

A Court Might Make Low Estimation of Contingent Claims, and the Enforceability of Remedy Provisions Might Be Challenged. If the utility becomes a debtor in a bankruptcy case, claims, including indemnity claims, by us against the utility under the transfer agreement and the related documents might be unsecured claims and might be discharged. Also, the bankruptcy trustee, the utility or another party might request that the bankruptcy court estimate any contingent claims, including for the utility’s indemnity obligation, of us against the utility and take the position that the claims should be estimated at zero or at a low amount because the contingency giving rise to the claims is unlikely to occur.

If the utility became a debtor in a bankruptcy case and the utility were obligated under the transfer agreement to indemnify us and the indenture trustee, the bankruptcy trustee, the utility or another party might challenge the enforceability of the indemnity provisions. If a court decided that the indemnity provisions were unenforceable, we should have a claim against the utility for actual damages based on breach of contract principles. The amount of those actual damages would be subject to estimation or calculation by the court.

Bondholders might suffer delays in payment, reduction in the investment value of their bonds or a loss of their investment as a result of any of the above-described actions or claims.

Environmental Control Property Might Not Be Held To Be Current Property, Resulting in Unsecured Debt. The Financing Act provides that the environmental control property constitutes a current property right on and after the date that the financing order became effective. The utility has also made a representation to that effect in the transfer agreement, and the seller has made a representation to that effect to us in the sale agreement. However, if the utility becomes a debtor in a bankruptcy case, the bankruptcy trustee, the utility or another party might argue that, because the payments based on the environmental control property are usage-based charges, the environmental control property comes into existence only as customers use electricity.

If a court adopts this position, a security interest in favor of the indenture trustee might be cut-off or might not attach to environmental control charges in respect of electricity used after the beginning of a bankruptcy case for the utility. If a court takes this position and also determines that the environmental control property has not been sold or transferred absolutely to the seller or us, we may be an unsecured creditor of the seller and the seller may be an unsecured creditor of the utility. Delays or reductions in payments on the bonds might result.

Also, a court might rule that any environmental control charges relating to electricity demand and/or consumption after the commencement of the utility’s bankruptcy cannot be transferred to us or the indenture trustee. This would result in delays or reductions of payments of the bonds.

Payments based on the environmental control charges are energy-based charges. Therefore, if the utility becomes a debtor in a bankruptcy case, the bankruptcy trustee, the utility or another party could argue that we should pay a portion of the costs of the utility associated with generating (or purchasing), transmitting or distributing the electricity use of which gave rise to the collections of environmental control charges related to the bonds. If a court adopts this position, delays or reductions in payments to the bondholders could result.

Whether or not the utility is the debtor in a bankruptcy case, if a court decides that the environmental control property comes into existence only as customers use electricity, a tax or government lien or other nonconsensual lien on property of a utility arising before the environmental control property came into existence could have priority over our interest in the environmental control property. This could result in a reduction of amounts paid to the bondholders. Adjustments to the environmental control charges may be available to reduce this risk, although delays in implementation or challenges to those adjustments may cause a delay in receipt of payments.

Automatic Stay Might Prevent or Delay Enforcement of Rights by Indenture Trustee. If there is an event of default under the indenture, the Financing Act provides that a West Virginia court, upon application of the indenture trustee, is required to order the segregation and payment of all environmental control charges to bondholders. The Financing Act provides that the order will be effective notwithstanding bankruptcy or other insolvency proceedings with respect to the utility or its assignee. The West Virginia court, however, might not issue an order in light of the automatic stay provisions of the Bankruptcy Code. Also, a bankruptcy court might not lift the stay to permit this action by the West Virginia court. In that event, under the indenture, the indenture trustee might seek an order from the bankruptcy court lifting the automatic stay with respect to the PSC action and an order requiring sequestration of the revenues arising from the environmental control property. However, there can be no assurance that a court will grant either order.

Bankruptcy of Servicer Might Result in Payment Delays to Bondholders.  The servicer may commingle collections of environmental control charges with its own funds until they are deposited with the indenture trustee. The Financing Act provides that the priority of a lien created under the Financing Act is not adversely affected by the commingling of funds arising with respect to environmental control property with funds of the utility. However, in the event of a bankruptcy of the servicer, the bankruptcy trustee, the servicer or another party might argue that collections of environmental control charges held by a servicer were property of the servicer included in its bankruptcy estate. If a court adopts this position, delays in payments due on the bonds could result.

If the servicer becomes a debtor in a bankruptcy case, the automatic stay might prevent us from effecting a transfer of servicing, even though the servicing agreement provides that the indenture trustee may appoint, or petition the PSC or a court to appoint, a successor servicer.

Holders of Another Series of Securities Might Attempt to Obtain Access to the Collateral for the Bonds, Resulting in Payment Delays. If we issue another series of environmental control bonds or other securities, those securityholders will be secured by collateral separate and apart from the collateral securing the bonds. Nonetheless, the holders of the additional securities, or their representative, in the event of a default on such bonds, might assert a claim on the collateral securing the bonds. Although the holders of other securities will be required to acknowledge in the bond documentation that they have no claim to the collateral securing the bonds, and waive their right to institute a bankruptcy petition or similar process under the federal bankruptcy laws and any state insolvency statute, we cannot assure you that the holders of other securities will not attempt to assert a claim against the collateral for the bonds, whether in a bankruptcy or insolvency proceeding or otherwise. Any such claim could result in a delay in payment or a loss on the bonds, and any such delay in payment might result in a reduction in the value of the bonds and, therefore, the value of your investment in the bonds.

Other Risks Associated with the Purchase of the Bonds

The Utility’s Obligation to Indemnify Us for a Breach of a Representation or Warranty Might Not Be Sufficient to Protect Your Investment. The obligations of the utility to the seller under the transfer agreement have been assigned by the seller to us pursuant to the sale agreement. The utility is obligated to indemnify us and the indenture trustee, on behalf of the bondholders, for any liabilities and for any principal and interest on the bonds not paid in accordance with their scheduled terms as a result of a breach of a representation, warranty or covenant. The utility will not be obligated to repurchase the environmental control property in the event of a breach of any of its representations, warranties or covenants regarding the environmental control property. The utility is also obligated to indemnify us and the indenture trustee for the amount of any deposits required under the indenture to have been made which are not made when so required as a result of a breach of a representation, warranty or covenant. However, the amount of any indemnification paid by the utility might not be sufficient for the bondholders to recover their investment. Some breaches of representations or warranties could prevent the automatic true-up mechanism from operating for the benefit of us and bondholders. If the utility becomes obligated to indemnify the indenture trustee for the benefit of bondholders, and the loss is not covered by the automatic true-up adjustment mechanism, the bonds will likely be downgraded because the indenture trustee for the benefit of bondholders will be an unsecured creditor of the utility with respect to any of these indemnification amounts. See “The Transfer Agreement — Representations and Warranties of the Utility” in this prospectus.

We Might Issue Additional Series of Environmental Control Bonds or Other Securities.  The financing order authorizes us and a subsidiary of Potomac Edison to issue up to $466.5 million aggregate principal amount of environmental control bonds. We may issue one or more additional series of environmental control bonds under the financing order if less than the authorized aggregate principal amount of the bonds are offered under this prospectus. We may also issue one or more series of environmental control bonds under a subsequent financing order. We may also, at our sole discretion, acquire separate and additional property (including property other than environmental control property), and issue one or more additional series of securities which are supported by such additional and separate property or other collateral. In addition, the utility may in its sole discretion sell environmental control property to one or more entities other than us in connection with the issuance of a new series of environmental control bonds. Any new series may include terms and provisions that would be unique to that particular series. We may not issue additional securities, nor may the utility sell environmental control property to other entities issuing environmental control bonds, if the issuance would result in the credit ratings on any outstanding series of bonds being reduced or withdrawn. If additional series of environmental control bonds are issued, environmental control charges collections will be prorated among series, and among us and any such other entities, based on the respective amounts of environmental control charges billed. However, we cannot assure you that a new series or issuance would not cause reductions or delays in payment on your bonds. In addition, some matters relating to the bonds issued by us may require the vote of the holders of all series and tranches of bonds issued by us. Your interests in these votes might conflict with the interests of the beneficial owners of the environmental control bond of another series or of another tranche or with the interests of holders of other securities we might issue. Thus, these votes could result in an outcome that is materially unfavorable to you.

Technological Change Might Make Alternative Energy Sources More Attractive in the Future. Technological developments might result in the introduction of economically attractive alternatives to purchasing electricity through a utility’s distribution facilities for increasing numbers of retail customers. Manufacturers of self-generation facilities may develop smaller-scale, more fuel-efficient on-site generating units that can be cost-effective options for a greater number of retail customers. Customers who self generate their electricity must pay the environmental control charges to the extent that such energy, or emergency back-up power, is transmitted through use of a utility’s delivery system. Technological developments might allow greater numbers of retail customers to avoid environmental control charges under such provisions through on-site generation, which may reduce the total number of retail customers from which environmental control charges will be collected.

Resale Market is Limited. We cannot assure you that you will be able to resell the bonds or that a trading market for the bonds will develop or, if one does develop, that it will continue for the life of the bonds. We do not expect to list the bonds on any securities exchange.

High Ratings Do Not Mean That Payments Will Be Made On Time. You should understand that the ratings of the bonds issued by nationally recognized statistical rating organizations address only the likelihood of the ultimate distribution of principal by the legal maturity date and the timely distribution of interest on the bonds. A rating is not an indication that these rating organizations believe that principal payments are likely to be distributed on time according to the expected sinking fund schedule. You should not rely on ratings for that purpose.

A Swap Counterparty’s Default Might Cause a Delay in Our Ability to Make Payments on the Bonds. If, on any payment date where the interest payable on any tranche of floating rate bonds exceeds the fixed amount payable to the swap counterparty under a related interest rate swap agreement, the swap counterparty defaults in its obligation to make any payment required to be made under such related interest rate swap agreement, we might have insufficient funds available in the related tranche subaccount to make the full scheduled interest payment on the affected tranche of floating rate bonds. In that event, we would apply toward the scheduled interest payment the fixed amount in such tranche subaccount and, after payment of fixed-rate interest or fixed swap payments, as applicable, with respect to all tranches, amounts otherwise applicable to principal payments on any tranche and amounts on deposit in the capital and excess funds subaccounts. To the extent that any shortfall exists after applying these amounts, we would defer the payment of the remainder of the interest payment but would expect to recover, through environmental control charges, amounts sufficient to enable us to pay such shortfall, with interest thereon. A swap counterparty’s default might nonetheless temporarily impair our ability to make interest payments on the affected tranche of floating rate bonds. See “Description of the Bonds—Interest Rate Swap Agreements” in this prospectus. Moreover, because we can make floating rate interest payments from amounts that would otherwise be applied toward payments of principal (including amounts in the capital and excess funds subaccounts), a swap counterparty’s default might impair our ability to make payments of scheduled principal on the bonds at the rate set forth in the expected sinking fund schedule in this prospectus.

Foreclosure of the Indenture Trustee’s Lien on the Environmental Control Property Might Not be Practical. Under the Financing Act and the indenture, the indenture trustee or the bondholders have the right to foreclose or otherwise enforce the lien on the environmental control property securing the bonds. However, in the event of foreclosure, there is likely to be a limited market, if any, for the environmental control property. Therefore, foreclosure might not be a realistic or practical remedy.

THE FINANCING ACT AND THE FINANCING ORDER

The Financing Act Authorizes Utilities to Request a Financing Order to Recover Environmental Control Costs Through the Issuance of Bonds. In May 2005, the West Virginia Legislature enacted the Environmental Control Financing Act, codified as Section 24-2-4e, 2005 West Virginia Code. We refer to this legislation as the Financing Act.

The Financing Act gives certain West Virginia electric utilities, including Mon Power, the opportunity to finance the recovery of environmental control costs through the issuance of environmental control bonds. Environmental control costs include the costs of constructing and placing in service environmental control equipment at certain qualifying generating facilities described in the Financing Act. In order to recover environmental control costs through the issuance of environmental control bonds, West Virginia utilities must apply for a financing order under the Financing Act. The bonds constitute “environmental control bonds” under the Financing Act.

The PSC Issued its First Financing Order Under the Financing Act to Mon Power and Potomac Edison. On May 24, 2005, Mon Power and Potomac Edison jointly filed an application with the PSC for a financing order under the Financing Act authorizing the issuance of environmental control bonds to finance the construction of emission control facilities at the Ft. Martin generating station located in Monongalia County, West Virginia. On April 7, 2006, the PSC issued the financing order (as well as granted a certificate of public convenience and necessity for the construction of the Ft. Martin project). On April 17, 2006, Mon Power and Potomac Edison filed a petition for correction and reconsideration of the financing order. On June 13, 2006 the PSC issued an order amending certain provisions of the April 7, 2006 financing order. On October 3, 2006, Mon Power and Potomac Edison filed a petition with the PSC under the financing order seeking authorization to issue additional principal amounts of environmental control bonds under the financing order and on January 17, 2007, the PSC approved the petition. The financing order became final and non-appealable 30 days after its issuance and is not subject to amendment, modification or termination by further action of the PSC, except as described above.

The financing order authorizes the issuance by us and an indirect subsidiary of Potomac Edison of up to $466.5 million aggregate principal amount of the bonds, although Mon Power must still demonstrate compliance with provisions of the financing order as a condition to issuance.

The Financing Act Provides for the Creation of Environmental Control Property. Pursuant to the Financing Act, the financing order provides for the creation of environmental control property, which includes the right to impose, bill, collect and receive the environmental control charges used to pay environmental control bonds on a timely basis.

In addition, each financing order:

•	authorizes the transfer of environmental control property to secure the payment of environmental control bonds;

•
establishes procedures for imposing the initial environmental control charges and for periodic true-up adjustments to environmental control charges in the event of overcollection or undercollection of environmental control charges and to guarantee the recovery of revenues sufficient to make timely payment of scheduled principal and interest (and other related costs and amounts) on the bonds;

•
remains in effect until the environmental control bonds issued pursuant to the financing order have been paid in full and the PSC-approved financing costs of such environmental control bonds have been recovered in full; and

•	remains in effect and unabated notwithstanding the reorganization, bankruptcy, or other insolvency proceedings of the related electric utility or its successors or assignees.

The Financing Order is Irrevocable. Upon issuance of the bonds, the financing order is irrevocable - it cannot be repealed or rescinded. It may only be amended at the request of the utility in accordance with any restrictions and limitations on amendment set forth in the financing order. However, no amendment may reduce, impair, postpone or terminate the environmental control charges approved in the financing order or impair the environmental control property or the collection or recovery of environmental control revenues. The only exception is for periodic PSC guaranteed true-up adjustments pursuant to the Financing Act in order to correct overcollections or undercollections of environmental control charges and to guarantee that sufficient funds are available for payments of scheduled principal and interest on the bonds and related financing costs.

The Financing Act Contains a State Pledge. In the Financing Act, the State of West Virginia pledges to and agrees with the bondholders, any assignee and any financing parties that the State of West Virginia will not take or permit any action that impairs the value of environmental control property or, except as part of the true-up process, reduce, alter or impair environmental control charges that are imposed, collected and remitted for the benefit of the bondholders, any assignee, and any financing parties, until all principal and interest, in respect of environmental control bonds, all financing costs and all amounts to be paid to an assignee or financing party under an ancillary agreement are paid or performed in full.

The Financing Act Provides that the Transfer of Environmental Control Property is a True Sale. The Financing Act provides that an electric utility’s or an assignee’s (such as the seller’s) transfer of environmental control property is a “true sale” under West Virginia law and is not a secured transaction, if the agreement governing that transfer expressly states that the transfer is a sale or other absolute transfer. See “The Sale Agreement” and “Risk Factors—The Risks Associated With Potential Bankruptcy Proceedings of the Seller or the Servicer” in this prospectus.

The Financing Act Protects the Bondholders’ Lien on Environmental Control Property. The Financing Act provides that a valid and enforceable lien and security interest in environmental control property may be created only by a financing order and the execution and delivery of a security agreement in connection with the issuance of environmental control bonds. The security interest attaches from the time value is received by us for the environmental control bonds and, on perfection through filing of a financing statement with the Secretary of State of West Virginia, the security interest will be a continuously perfected lien and security interest in the related environmental control property. Upon perfection, the statutorily created lien shall have priority over any subsequent judicial or other lien creditor.

The Financing Act provides that the transfer of an interest in environmental control property will be perfected against all third parties, including subsequent judicial or other lien creditors but not creditors holding a prior security interest, when:

•	the financing order becomes effective;

•	transfer documents have been delivered to the assignee; and

•	value has been received.

The transfer is perfected against third parties as of the date the financing statement is filed. The Financing Act provides that priority of security interests in environmental control property will not be impaired by:

•	commingling of funds arising from environmental control charges with other funds; or

•	modifications to the financing order resulting from any true-up adjustment.

See “Risk Factors—Other Risks Associated with the Purchase of the Bonds” in this prospectus.

The Financing Act Protects Bondholders if Bond Proceeds are Used in Violation of the Financing Act or the Financing Order. The net bond proceeds must be placed in a separate account and used solely for the payment of environmental control costs and financing costs and for no other purposes. The Financing Act provides, however, that the failure of a utility to apply the proceeds of the bonds in a reasonable, prudent and appropriate manner or otherwise in compliance with the Financing Act will not invalidate, impair or affect any financing order, the environmental control property, the environmental control charges or the rights of investors in the bonds.

DESCRIPTION OF THE ENVIRONMENTAL CONTROL PROPERTY

Environmental Control Property

Environmental control property includes the irrevocable right to impose, charge, collect and receive environmental control charges from all Mon Power’s West Virginia electric service customers, including individuals, corporations, other business entities, the State of West Virginia and other federal, state and local governmental entities located within Mon Power’s West Virginia service territory, the right to implement the true-up mechanism on the environmental control charges, the right to receive all revenues and collections resulting from the environmental control charges, and other rights and interests arising under the financing order. The environmental control property is a property right consisting of the right, title and interest to all revenues, collections, claims, payments, money or proceeds of or arising from the environmental control charges. The bonds will be secured by environmental control property, as well as the other bond collateral described under “Security of the Bonds” in this prospectus.

In general, environmental control property permits an environmental control charge to be:

1.	imposed on all electric service customers in Mon Power’s West Virginia service territory;

2.	collected and remitted to the indenture as frequently as on a daily basis to provide for payment in respect of our bonds; and

3.	adjusted at least semi-annually and perhaps more frequently, to guarantee recovery of amounts sufficient to make all scheduled payments of principal and interest on the bonds on a timely basis.

Through the true-up mechanism, all electric customers share in the liabilities of all other electric customers on a joint and several basis for the payment of environmental control charges.

The environmental control property is not a receivable, and the principal asset supporting the bonds is not a pool of receivables. The Financing Act provides that the right to collect payments based on the environmental control charges is a property right that may be pledged, assigned or sold in connection with the issuance of the bonds.

Environmental Control Charges

Environment Control Charges Must Be Imposed and Collected in Amounts Guaranteed to Pay the Bonds on a Timely Basis. The financing order authorizes, among other things, the imposition on all electric service customers of environmental control charges in an amount sufficient to guarantee the recovery of revenues sufficient to provide timely payment of the principal amount of the bonds in accordance with the expected sinking fund schedule, to pay all interest on the bonds when due, to pay fees and expenses of servicing, administering and retiring the bonds and to fund any required replenishment to the capital subaccount for the bonds, and to pay the cost of any ancillary agreements.

We are entitled to impose environmental control charges on and collect environmental control charges from Mon Power’s customers in an aggregate amount sufficient to guarantee the recovery of revenues sufficient to provide timely payment of all outstanding bonds and to pay fees and expenses of servicing, administering and retiring the bonds. There is no limit to the level of environmental control charges necessary to service the bonds nor is there a time limit on the imposition and collection of environmental control charges.

Furthermore, the Financing Act and the financing order require Mon Power to file with the PSC periodic requests for adjustments to the environmental control charges to guarantee the payment of interest and sinking fund payments with respect to each tranche of bonds on a timely basis. See “PSC Guaranteed True-Up Adjustments to the Environmental Control Charges” below in this prospectus.

Environmental Control Charges are Nonbypassable. The environmental control charges are nonbypassable, usage-based charges, which means that they cannot be avoided and must be paid by every present and future customer of Mon Power located within the service area of the utility as it existed on the date of the financing order, or as such service area may thereafter be enlarged (but not diminished). Under current West Virginia law, customers may not purchase electric services from third party suppliers. However, an electric customer of a utility must pay the environmental control charges, whether or not the customer may become entitled by law to purchase electric generation services from a provider other than the utility in the future.

In addition, such customers must pay the environmental control charges whether or not the distribution system by which they receive electricity is being operated by the utility or a successor distribution company. Customers who self generate their electricity must pay the environmental control charges to the extent that such electricity, or any emergency back-up power, is transmitted through use of the utility’s delivery system or that of a successor distribution company or other entity.

The environmental control charges will not be separately identified on customer bills, although customer bills will state that a portion of the bill consists of the environmental control charges that have been sold to us.

Environmental Control Charges for Each Class of Customers Will Be Based Upon Forecasted Demand. Debt service and other financing costs to be recovered from the environmental control charges will be allocated among customer classes based upon the level of energy demand. The environmental control charges will be assessed against each customer based on consumption as part of each customer’s regular monthly billing.

Based upon current demand forecasts, the estimated allocation of payment responsibility for each major class of customers, as well as the estimated average aggregate environmental control charges of each major customer class and the percent of the average electric bill for the class represented by the charges are set forth below.

Class	Allocation Percentage	Average Charge/Percent of Total Average Electric Bill
Residential
Commercial
Industrial
Other

Although the environmental control charges payable by each class of customers will differ, as noted above, any deficiency in the payment of such charges by any class of customers will be included in determining the revenue requirement used in calculating the next “true-up” adjustment for all customers. This means that through the true-up mechanism, all of Mon Power’s electric customers share in the liabilities of all of Mon Power’s other electric customers on a joint and several basis for the payment of environmental control charges.

PSC Guaranteed True-Up Adjustments to the Environmental Control Charges

The servicer will file true-up adjustment letters and the PSC will review and adjust environmental control charges on all electric service customers at least semi-annually to guarantee the recovery of revenues sufficient to provide timely payment of scheduled principal and interest (and other related costs and amounts) on the bonds. All Mon Power’s West Virginia customers are responsible for the payment of environmental control charges in respect of the bonds on a joint and several basis.

PSC-Guaranteed True-Up Mechanism Constitutes a Regulatory Guaranty. The PSC has determined that the approval of the financing order, including the true-up adjustment provisions, by the PSC constitutes a guarantee of state regulatory action to ensure repayment of each issue of bonds and associated costs. The PSC’s guarantee is direct, explicit, irrevocable and unconditional upon issuance of the bonds, and is legally enforceable against the PSC, a United

States public sector entity. The PSC will act pursuant to the financing order, as expressly authorized by the Financing Act, to guarantee that environmental control charges revenues are sufficient to pay principal and interest on the bonds and other costs, including fees and expenses, in connection with the bonds.

The Servicer Must Request That the PSC Adjust the Environmental Control Charges Not Less Often Than Semi-Annually. There is No Limit on the Amount of the Environmental Control Charges that May be Imposed on Customers or the Amount of Time to Assess, Impose and Collect the Charges. At least semi-annually, initially and during the life of the bonds, the servicer will calculate and set the environmental control charges to a level guaranteed to generate revenues sufficient to pay fees and expenses of servicing and retiring the bonds, to pay interest on, and scheduled principal of, the bonds and to replenish the capital subaccount as required for the next semi-annual payment on the bonds.

The servicer must file true-up advice letters periodically as follows:

•
the servicer must file a routine true-up advice letter with the PSC semi-annually, at least 15 days before the end of each semi-annual period. Subject to any modification by the PSC to correct any mathematical errors, the resulting adjustments up or down to the environmental control charges will become effective on the first day of the next semi-annual period (each _____ and _____);

•
commencing _____, ____, the servicer may file a routine true-up advice letter with the PSC at least 15 days before the end of any calendar quarter, and commencing ______________, at least 15 days before the end of each calendar month. Subject to any modification by the PSC to correct any mathematical errors, the resulting adjustments up or down to the environmental control charges will become effective on the first day of the next succeeding calendar month, or quarter, as the case may be; and

•
the servicer must file a non-routine true-up advice letter with the PSC if, in the servicer’s discretion, the method it uses to calculate the environmental control charges requires modifications to more precisely project and generate sufficient revenues, with the modifications to become effective when reviewed and approved by the PSC within 90 days after filing. A non-routine true-up advice letter may also be initiated by PSC staff, subject to the State of West Virginia’s obligation under the State Pledge not to take or permit any action that impairs the value of environmental control property or, except as part of the true-up process, reduce, alter or impair environmental control charges that are imposed, collected and remitted for the benefit of the bondholders, any assignee, and any financing parties, until all principal and interest payments in respect of environmental control bonds, all financing costs and all amounts to be paid to an assignee or financing party under an ancillary agreement are paid or performed in full.

True-up advice letters will take into account all amounts available in the general subaccount, the excess funds subaccount, and amounts necessary to replenish the capital subaccount to its required level, in addition to amounts payable on the bonds and related fees and expenses. In filing for a true-up adjustment, the servicer must use the most recent PSC-approved forecast of electricity deliveries (i.e., forecasted billing units) and the most recent estimate of related expenses.

The PSC Will Implement the True-Up Adjustments to Guarantee the Recovery of Revenues Sufficient to Provide Timely Payment of Scheduled Principal and Interest (and Other Related Costs and Amounts) on the Bonds. The PSC allows interested parties at least 30 days to comment on the mathematical accuracy of any routine true-up adjustment request. However, the financing order provides that the true-up adjustments must be implemented automatically in accordance with the time frame set forth above regardless of any protest to the adjustment by interested parties. An adjustment to the environmental control charges because of a protest, other than for mathematical errors, will be implemented through adjustments to the utility’s other rates and charges and not to the environmental control charges. If the PSC finds a mathematical error, it may adjust the environmental control charges at any time.

PSC-Guaranteed True-Up Mechanism and State Pledge Will Limit Credit Risk. In the Financing Act, the State of West Virginia pledges to and agrees with the bondholders, any assignee and any financing parties that the state will not take or permit any action that impairs the value of environmental control property or, except as part of the true-up process, reduce, alter or impair environmental control charges that are imposed, collected and remitted for the benefit of the bondholders, any assignee, and any financing parties, until any principal, interest and redemption premium in respect of environmental control bonds, all financing costs and all amounts to be paid to an assignee or financing party under an ancillary agreement are paid or performed in full.

The broad-based nature of the true-up mechanism and the State Pledge serve to effectively eliminate, for all practical purposes and circumstances, any credit risk to the payment of the bonds (i.e., that sufficient funds will be available and paid to discharge the principal and interest of each issue of bonds when due). See “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements” for further information. See also the Financing Order, Finding of Fact No. 60.

If the Private Sector Defaults, PSC-Guaranteed True-Ups Will Continue to Obligate Public Sector to Pay Environmental Control Charges (Including Allocable Charges of Defaulting Customers) to Make Debt Service Payments on the Bonds on a Timely Basis. All customers are responsible for the payment of environmental control charges on a joint and several basis. In the event that all customers (other than state and local government accounts) leave Mon Power’s West Virginia service territory or for whatever reason fail to pay the environmental control charges that service the bonds, the state and local government accounts that continue to demand electricity for consumption within Mon Power’s West Virginia service territory, pursuant to the PSC’s guaranteed true-up mechanism described above, would be responsible for paying environmental control charges, including charges that were allocable to the defaulting customers, sufficient to service the bonds on a timely basis. Such environmental control charges would be a direct claim on such governmental entities, but only in their capacity as electric customers, and therefore such entities will be obligated to provide funds to make payments on the bonds of such issue. The following diagram depicts the operation of the PSC guaranteed true-up mechanism if these events were ever to occur. There is no assurance that the State of West Virginia or such local government agencies, even though there is a direct claim on them, would pay such environmental control charges.

RISK WEIGHTING UNDER CERTAIN INTERNATIONAL CAPITAL GUIDELINES

If held by financial institutions subject to regulation in countries (other than the United States) that have adopted the 1988 International Convergence of Capital Measurement and Capital Standards of the Basel Committee on Banking Supervision (as amended, the Basel Accord), the bonds may attract the same risk weighting as “claims on” or “claims guaranteed by” non-central government bodies within those countries, which are accorded a 20% risk weighting.

We have been informed that the United Kingdom’s Financial Services Authority has issued individual guidance to one or more investors in transactions not involving us or our affiliates that an investment in bonds issued under a Texas statute similar to the Financing Act can be accorded a 20% risk weighting, which is similar to the risk weighting assigned to U. S. Agency corporate securities (FNMA, FHLMC, etc.) and that this determination is based in part on factors similar to the following factors present in our transaction:

•	the ability to issue environmental control bonds has been established by the State of West Virginia under the Financing Act to finance the recovery of environmental control costs;

•
under the Financing Act and the financing order, the utility is authorized to establish us as an entity that is bankruptcy-remote from the utility and its affiliates, responsible to the PSC on an ongoing basis as provided in our organizational documents, the transaction documents and the financing order, to issue environmental control bonds;

•	we are not owned by the PSC or the State of West Virginia;

•
environmental control bonds are payable through environmental control charges, which are a financial charge, on all customers, even if those customers elect to purchase electricity from another supplier following a fundamental change in the regulation of public utilities in West Virginia;

•
the amount of environmental control charges in respect of each series of environmental control bonds will be approved by the PSC at a level designed to ensure repayment of that series of environmental control bonds;

•
should customers fail to pay the environmental control charges, then there is a true-up mechanism which allows us to recalculate the income recovery charges such that those retail customers who do pay will make up the difference; this increase has to be approved by the PSC; and the State of West Virginia, as long as it demands electricity using the utility’s distribution or transmission service, is one of these customers and therefore would be a payer of last resort;

•
the financing order provides that the PSC has guaranteed that it will take action pursuant to the financing order to ensure that environmental control charges are sufficient to pay principal and interest on the environmental control bonds issued pursuant to the financing order and other costs, including taxes, fees and expenses, in connection with the environmental control bonds;

•
pursuant to the Financing Act, the State of West Virginia pledges not to take any action that would impair the value of the income recovery property, which includes our right to impose, collect and receive environmental control charges and the operation of the true-up mechanism;

•	the indenture trustee has a first priority lien on income recovery property and associated environmental control charges payments;

•	environmental control charges are directly and expressly linked to payments of principal and interest on environmental control bonds; and

•	the obligation of retail customers (including the State of West Virginia and local governments) to pay environmental control charges are unaffected by:

-	quality of electricity service provided, so that retail customers cannot refuse to pay environmental control charges because of poor service;

-	retail customers finding some entitlement not to pay or initiating court actions, including actions against the State of West Virginia, over the environmental control charges; or

-	the entity from which they purchase electricity, even following a fundamental change in the regulation of public utilities in West Virginia.

However, we cannot assure you that the environmental control bonds would attract a 20% risk weighting under any national law, regulation or policy implementing the Basel Accord and are not aware of any investor who has received such a determination.

Before acquiring any environmental control bonds, prospective investors that are banks or bank holding companies, particularly those that are organized under the laws of any country other than the United States or of any state, territory or other political subdivision of the United States, and prospective investors that are U.S. branches and agencies of foreign banks, should consult all applicable laws, regulations and policies, as well as appropriate regulatory bodies and legal counsel, to confirm that an investment in the environmental control bonds is permissible and in compliance with any applicable investment or other limits.

See “PSC Guaranteed True-Up Adjustments to the Environmental Control Charges — If The Private Sector Defaults, PSC-Guaranteed True-Ups Will Continue To Obligate Public Sector To Pay Environmental Control Charges (Including Allocable Charges of Defaulting Customers) To Make Debt Service Payments on the Bonds On A Timely Basis” in this prospectus.

THE SELLER

The seller is a limited liability company organized under the laws of the State of Delaware, formed on November 17, 2006. The seller is a wholly owned subsidiary of the utility and is our direct parent. As of the date of this prospectus, the seller does not have any operating history and has not carried on any business activities.

The seller was created for the purpose of owning us, entering into our limited liability company agreement and the transfer agreement with the utility, selling the environmental control property to us under the sale agreement, receiving funds from the sale of the environmental control property under the sale agreement, engaging in investing activities and performing activities that are necessary, suitable or convenient to accomplish these purposes. Following the sale of the environmental control property to us, the seller will have no ownership or other interest (other than its right to cover certain tax liabilities) in the environmental control property transferred to us and will have no right to collect any environmental control charges.

Allegheny Energy Service Corporation (the administrator), an affiliate of the utility, will provide corporate administrative services, such as providing notices and preparing financial reports, for the seller under administrative agreements between the seller and the administrator (the first tier subsidiary administration agreement). The seller will reimburse the administrator for the cost of services provided. The seller has no intent to file, and the utility has advised the seller that it has no intent to cause the filing of, a voluntary petition for relief under the Bankruptcy Code with respect to the seller, so long as the seller is solvent and does not reasonably foresee becoming insolvent.

The principal place of business and phone number of the seller is 1310 Fairmont Avenue, Fairmont, West Virginia 26554, (304) 366-3000.

THE ISSUER

General. We are a limited liability company organized under the laws of the State of Delaware and will be governed by an amended and restated limited liability company agreement. The Seller is our sole member. We were formed on November 17, 2006 and, as of the date of this prospectus, have not carried on any business activities and have no operating history.

We have been organized to serve as a finance subsidiary of Mon Power, including for the purpose of holding the environmental control property and issuing bonds secured by the environmental control property and the other bond collateral and related activities, including but not limited to activities relating to any necessary swap agreement or hedge transaction. See “Security for the Bonds - Series Trust; Issuance of Additional Securities” and “—Allocations as Between Series of Environmental Control Bonds” in this prospectus. At the time of the issuance of the bonds, our assets will consist primarily of the environmental control property and the other collateral held under the indenture for the bonds. As authorized by the financing order, our organizational documents as well as the transaction documents supporting the bonds give us the authority and flexibility to issue additional indebtedness (including additional debt securities that are not environmental control bonds) in future transactions, with the approval of the PSC. The PSC may authorize and direct Mon Power to use us to implement other financings for the benefit of West Virginia ratepayers. As a result, we may acquire additional separate property (including property other than environmental control property) and issue one or more additional series of securities that are supported by such additional and separate property or other collateral. For example, such future financings may include additional series of environmental control bonds to finance costs of other environmental control facilities either at the Ft. Martin Project or at other Mon Power projects. If authorized by future governmental action, such future financings may also include bonds issued to finance any extraordinary power purchase costs incurred by Mon Power, costs of Mon Power’s facilities or contracts that become uneconomic in connection with a future deregulation of the supply of electricity in West Virginia, or any other Mon Power costs that might be approved by a future PSC order.

Each series of securities that we may issue will be backed by separate property we acquire for the separate purpose of repaying that series. Any new series of securities may include terms and conditions that would be unique to that particular series. Each series that we may issue will have the benefit of a true-up mechanism.

However, additional securities may not be issued if such issuance would result in the credit ratings on any outstanding series of environmental control bonds being reduced or withdrawn. See “Security for the Bonds - Series Trust; Issuance of Additional Securities” and “—Allocations as Between Series of Environmental Control Bonds” in this prospectus.

In addition, our organizational documents require us to operate in a manner intended to reduce the likelihood that either we or MPR would be consolidated in Mon Power’s bankruptcy estate if Mon Power becomes involved in a bankruptcy proceeding. We have no intent to file, and MPR has advised us that it has no intent to cause the filing of, a voluntary petition for relief under the Bankruptcy Code with respect to us, so long as we are solvent and do not reasonably foresee becoming insolvent.

Our limited liability company agreement requires that we take all reasonable steps to continue our identity as a separate legal entity and to make it apparent to third persons that we are an entity with assets and liabilities distinct from those of our affiliates (including but not limited to MPR and Mon Power), or any other person. Our limited liability company agreement also requires that, except for financial reporting purposes to the extent required by generally accepted accounting principles, and for state and federal income and franchise tax purposes, we are not a division of the seller or any of its affiliated entities or any other person.

The administrator will provide corporate administrative services for us, such as providing notices and preparing financial reports, under an administration agreement between us and the administrator (each agreement, as amended, restated, supplemented or otherwise modified from time to time, the administration agreement). We will reimburse the administrator for the cost of services provided.

Further, we will enter into a servicing agreement under which Mon Power, on our behalf, will manage, service and administer, and make collections in respect of, the environmental control property. See “The Servicing Agreement” in this prospectus.

On or before the date of issuance of the bonds, MPR will make a capital contribution to us in the amount of 0.5% of the initial principal amount of the bonds. Under the financing order, we will be entitled to a return on this capital contribution equal to the rate of interest on the longest maturing tranche of bonds. This return will be available for distribution to MPR, subject to the priority of payment set forth in the indenture. See “Security for the Bonds” in this prospectus.

The principal place of business for us is 2215-B Renaissance Drive, Suite #5, Las Vegas, Nevada 89119, and our telephone number is (702) 740-4244.

Officers and Managers. Our business will be managed by a management committee consisting of three or more managers. Our limited liability company agreement requires that we have at least two independent managers, one of which will be subject to approval and removal by the PSC. Each independent manager must be a natural person who, for the five-year period prior to his or her appointment as an independent manager has not been and during the continuation of his or her service as independent manager is not:

•
our employee, director, stockholder, manager, partner or officer or an employee, director, manager, stockholder, partner or officer of any of our affiliates, other than his or her service as independent manager;

•
our customer or supplier, or a customer or supplier of any of our affiliates, except that an independent manager may be an employee of a supplier of corporate related services to us or any of our affiliates; or

•	any member of the immediate family of a person described in either of the above bullets.

The following is a list of our managers and executive officers:

Name	Age	Title	Background
Paul J. Evanson	65	Chief Executive Officer and Manager
Mr. Evanson has been Chairman of the Board, President and Chief Executive Officer of Allegheny Energy, Inc. since June 2003. Prior to joining Allegheny Energy, Inc., Mr. Evanson was President of Florida Power & Light Company, the principal subsidiary of FPL Group, Inc., and a director of FPL Group Inc.

David E. Flitman	42	Manager
Mr. Flitman has been President of Allegheny Power, Allegheny Energy, Inc.’s energy delivery business, since July 2006. Mr. Flitman joined Allegheny Energy, Inc. in February 2005 as Vice President, Distribution. Prior to joining Allegheny Energy, Inc., Mr. Flitman spent nearly 20 years with E.I. du Pont de Nemours and Company, most recently as Global Business Director for the Nonwovens Business Group.

Philip L. Goulding	47	Vice President and Manager
Mr. Goulding has been Senior Vice President and Chief Financial Officer of Allegheny Energy, Inc. since July 2006. Mr. Goulding joined Allegheny Energy, Inc. in October 2003 as Vice President, Strategic Planning and Chief Commercial Officer of Allegheny Energy, Inc. Prior to joining Allegheny Energy, Inc., Mr. Goulding led the North American energy practice of L.E.K. Consulting.

Thomas R. Gardner	49	Controller
Mr. Gardner has been Vice President, Controller and Chief Accounting Officer of Allegheny Energy, Inc. since October 2003 and has been Chief Information Officer of Allegheny Energy, Inc. since June 2005. Prior to joining Allegheny Energy, Inc., Mr. Gardner was employed with Deloitte & Touche LLP from 1997 to 2003, most recently as a partner.

Kari L. Johnson	46	Independent Manager
Ms. Johnson is currently serving as Director, Passive Investment Services of CSC Entity Services, LLC, which, among other things, provides management services to entities involved in securitizations. Prior to joining CSC Entity Services, LLC in October, 1997, Ms. Johnson served as Credit and Accounts Receivable Manager at Raychem Corporation.

Darryl E. Smith	49	Independent Manager
Mr. Smith has been Vice President, Client Services of CSC Entity Services, LLC since July 2004. Prior to joining CSC Entity Services, LLC, Mr. Smith worked for two years at Wachovia Corporation as Vice President and Relationship Manager. Before joining Wachovia Corporation, Mr. Smith worked for 16 years at Wilmington Trust SP in various capacities, including as Vice President and Business Manager.

No compensation has been paid by us to any officer or manager since we were formed. Our officers and managers, other than any independent manager, are officers, directors or managers of Mon Power or its other affiliates and will not be separately compensated by us for their services on our behalf. The aggregate initial compensation for each independent manager will be approximately $5,000 per year. Each of our officers serves at the discretion of our management committee. Our organizational documents limit the personal liability of each of our officers and managers to us for monetary damages incurred by reason of any act or omission of the officers and managers, except for damages incurred by reason of an officer’s or manager’s gross negligence or willful misconduct. Our organizational documents provide that our officers and managers shall be indemnified against liabilities incurred in connection with their services on our behalf, unless the liabilities were incurred by reason of an officer’s or manager’s gross negligence or willful misconduct.

We Are Responsible to the PSC. We are responsible to the PSC on an ongoing basis to the extent provided in our organization documents, the transaction documents and the financing order. Specifically, pursuant to the financing order:

•
our organizational documents and transaction documents for the bonds prohibit us from engaging in any activities other than acquiring environmental control property or other property securing the bonds, and issuing additional environmental control bonds or other bonds secured by separate property authorized by one or more future financing orders, and performing other activities as specifically authorized by financing orders from the PSC;

•	the PSC has the authority to select or remove one of our independent manager(s);

•	we must respond to representatives of the PSC throughout the process of offering the bonds; and

•	the servicer on our behalf will file periodic adjustments to environmental control charges with the PSC.

Continuing Disclosure. For at least one year, we will be required to file periodic reports with the SEC in respect of the bonds pursuant to the Securities Exchange Act of 1934, as amended. To the extent required under applicable SEC rules and regulations, we will furnish or file in the periodic reports and other reports to be filed with the SEC the following information with respect to the bonds to the extent such information is reasonably available to us:

•	statements of monthly environmental control charges remittances made to the indenture trustee (to be included in the next Form 10-D filed with respect to the preceding period and in each Form 10-K);

•
a statement reporting the balances in each collection account and in each subaccount of each collection account as of each distribution date (to be included in the next Form 10-D) and as of the end of year (to be included in the next Form 10-K filed);

•
a statement showing the balance of outstanding bonds that reflects the actual periodic payments made on the bonds versus the expected periodic payments (to be included in the next Form 10-D and in each Form 10-K filed);

•	the semi-annual and monthly servicer’s certificates which are required to be submitted pursuant to the servicing agreement (to be filed with the next Form 10-D, Form 10-K or Form 8-K filed);

•	the text (or a link to the web page where a reader can find the text) of each true-up filing and the results of each true-up filing (to be filed with the next Form 10-D, Form 10-K or Form 8-K filed);

•	any change in the long-term or short-term credit ratings of the servicer assigned by the rating agencies below “investment grade” ratings (to be filed or furnished in a Form 8-K); and

•	material adverse legislative or regulatory developments directly relevant to the bonds (to be filed or furnished in a Form 8-K).

Internet-Based Information and Special Web Address. In addition, we will cause to be posted on the web address associated with Mon Power, currently located at www.alleghenyenergy.com:

•	the final prospectus for the bonds;

•	the preliminary term sheet for the bonds;

•	the then-current ratings for the bonds;

•	the semi-annual and monthly servicer’s certificates delivered for the bonds pursuant to the servicing agreement;

•	the periodic reports described above; and

•
a current organization chart for us and the servicer (unless the servicer is not related to us in which case the servicer will post two separate organization charts), in each case disclosing the parent company and material subsidiaries of the servicer and us.

Affiliations Among Transaction Parties. The following organizational chart shows the affiliations among affiliated transaction parties. Mon Power, the servicer and transferor, Potomac Edison, the “back-up” servicer, and Allegheny Energy Service Corporation, the administrator under the administration agreements, are wholly-owned direct subsidiaries of Allegheny Energy, Inc. MPR, the seller, is a wholly-owned subsidiary of Mon Power, and we are a wholly-owned subsidiary of MPR.

MONONGAHELA POWER COMPANY

The Utility and Servicer

Mon Power is an electric utility that engages in generation, transmission and distribution of electric power in West Virginia under the name of Allegheny Power. As of December 31, 2006, Mon Power served approximately 375,000 electric customers in a service area that covered approximately 12,400 square miles and contained a population of approximately 776,000. As of December 31, 2006, Mon Power’s transmission and distribution system consisted of 22,824 miles of T&D lines, including 246 miles of 500-kilovolt transmission lines, and 277 T&D substations.

Mon Power is subject to regulation by the PSC, the Federal Energy Regulatory Commission and other federal, state and local governmental authorities.

Revenues, Customer Base and Energy Consumption

The tables below set forth Mon Power’s total billed retail revenues from retail sales of electrical energy to customers in West Virginia for the years 2002 to 2006:

Billed Retail Revenues ($ in 000’s)

Rate Schedule	2002	2003	2004	2005	2006
A (Residential)	225,209	223,307	228,581	240,029	237,488
B (Commercial & Industrial)	50,686	45,366	47,071	49,371	49,365
C (Commercial & Industrial)	87,516	87,707	90,975	98,032	99,663
CSH (Churches & Schools)	522	561	540	534	521
SGS*	35	196	0	0	0
LGS*	83	2,701	2,581	1,129	0
CEH*	120	1	0	0	0
D (Commercial & Industrial)	40,680	43,310	43,841	44,223	44,466
K (Commercial & Industrial)	54,860	53,268	55,945	58,950	62,034
P (Commercial & Industrial)	84,064	86,823	86,996	83,379	77,914
AGS (Alternative Generation Customers)	383	381	405	488	362
Lighting	4,658	4,763	4,848	5,097	5,182
Total	548,816	548,384	561,783	581,232	576,995

* Refers to rate schedule no longer in existence.

The tables below set forth the number of customers by class for the years 2002 to 2006:

Average Number of Retail Customers

Rate Schedule	2002	2003	2004	2005	2006
A (Residential)	314,802	316,318	317,640	319,659	322,368
B (Commercial & Industrial)	42,388	42,359	42,912	43,741	44,487
C (Commercial & Industrial)	5,433	5,904	5,950	6,049	6,180
CSH (Commercial & Industrial)	70	70	69	69	69
SGS*	6	48	0	0	0
LGS*	1	35	29	12	0
CEH*	85	1	0	0	0
D (Commercial & Industrial)	157	160	155	155	155
K (Commercial & Industrial)	36	34	35	35	35
P (Commercial & Industrial)	14	14	14	14	14
AGS (Alternative Generation Customers)	3	7	4	4	2
Lighting	1,695	1,678	1,673	1,679	1,705
Total	364,690	366,628	368,481	371,417	375,015

* Refers to rate schedule no longer in existence.

The table below sets forth Mon Power’s billed retail energy sales to customers in West Virginia for the years 2002 to 2006:

Billed Retail Energy Sales (Megawatt-hours)

Rate Schedule	2002	2003	2004	2005	2006
A (Residential)	3,105,673	3,112,913	3,190,079	3,360,048	3,308,220
B (Commercial & Industrial)	641,291	565,937	592,747	627,083	625,740
C (Commercial & Industrial)	1,557,205	1,540,774	1,601,815	1,682,951	1,703,355
CSH (Commercial & Industrial)	8,548	9,191	8,845	8,732	8,480
SGS*	506	2,855	0	0	0
LGS*	1,757	55,458	50,783	21,735	0
CEH*	2,588	27	0	0	0
D (Commercial & Industrial)	858,618	922,058	942,387	920,610	923,509
K (Commercial & Industrial)	1,463,909	1,410,040	1,482,285	1,502,731	1,573,629
P (Commercial & Industrial)	2,549,432	2,616,027	2,553,244	2,385,602	2,224,302
AGS (Alternative Generation Customers)	2,089	1,446	1,391	1,201	787
Lighting	44,196	44,778	45,309	46,219	46,843
Total	10,235,812	10,281,504	10,468,885	10,556,912	10,414,865

* Refers to rate schedule no longer in existence.

Estimated Demand and Estimated Variance

Mon Power’s calculation of the initial environmental control charges for us and subsequent adjustments are based on electricity demand estimates for each customer class. Individual customers within each customer class will be billed for environmental control charges based on their consumption. Mon Power will use these estimates to calculate and set the environmental control charges at a level intended to generate revenues sufficient to pay interest on and principal of the bonds, to pay fees and expenses of servicing and retiring the bonds and to replenish the capital subaccount.

Mon Power conducts sales estimate variance analyses on a regular basis to monitor the accuracy of energy estimates against recorded consumption. The tables below present the estimates of the billed retail energy sales in megawatt-hours for the years 2002 through 2006. Each estimate was made in the prior year.

Annual Estimated Variances
Billed Retail Energy Sales (Megawatt-hours)

	2002	2003	2004	2005	2006
Residential
Forecasted	3,076,679	3,103,577	3,281,835	3,309,777	3,417,169
Actual	3,114,384	3,121,849	3,199,227	3,369,594	3,318,012
Variance	1.23%	0.59%	-2.52%	1.81%	-2.90%
Commercial
Forecasted	2,361,841	2,400,808	2,454,088	42,496,341	2,591,299
Actual	2,347,768	2,354,837	2,432,385	2,522,067	2,538,651
Variance	-0.60%	-1.91% %	-0.88%	1.03%	-2.03%
Industrial
Forecasted	4,636,367	4,715,259	4,867,486	4,998,170	4,789,492
Actual	4,750,030	4,781,023	4,813,424	4,641,285	4,534,164
Variance	2.45%	1.39%	-1.11%	-7.14%	-5.33%
Streetlighting
Forecasted	23,546	23,884	23,778	23,922	23,984
Actual	23,630	23,795	23,849	23,966	23,038
Variance	0.36%	-0.37%	0.30%	0.18%	0.23%
Total
Forecasted	10,098,433	10,243,528	10,627,187	10,828,210	10,821,944
Actual	10,235,812	10,281,504	10,468,885	10,556,912	10,414,865
Variance	1.36%	0.37%	-1.49%	-2.51%	-3.76%

Actual usage depends on several factors, including temperatures and economic conditions. For example, while Mon Power’s methodology for estimating usage assumes normal weather conditions, abnormally hot summers or cold winters can add growth in electricity sales, while conversely, abnormally cool summers or warm winters can suppress growth in electricity usage. Regional economic conditions can also affect usage as retail customers curb electricity usage to save money, businesses close and retail customers migrate to other service territories. Accordingly, variations in conditions will affect the accuracy of any estimate.

Billing and Collections

Credit Policy. Mon Power’s credit and collections policies are regulated by the PSC. Under PSC regulations, Mon Power is obligated to provide service to all customers within its service territory.

On application for service, the identification and credit standing of all residential customers is verified through the use of a major credit-reporting bureau. A new applicant for residential service will be assessed a security deposit if the applicant has a previous bankruptcy, charge-off, or poor payment history. Also, if the applicant refuses to provide a Social Security number, if the credit check indicates the need to assess a deposit, or if the customer has been terminated for non-payment, a security deposit will be required. The residential deposit is set at 1/12th of annual usage. Generally, all nonresidential customers are required to secure a new account. This can be done through providing a security deposit (normally twice the average monthly bill), furnishing a surety bond and/or a bank letter of credit.

According to PSC regulations, Mon Power may refuse to provide service, at any location, to an applicant who is indebted to it for any service previously furnished to the applicant. Mon Power will commence service, however, if a reasonable payment plan for the indebtedness is first made between a residential applicant and the company, and it may likewise commence service for an industrial or commercial applicant.

Billing Process. Mon Power bills its customers about once every 60 days in two cycles, with approximately an equal number of bills being distributed each business day. For the year ending December 31, 2006, Mon Power mailed out an average of 11,160 bills on each business day to customers in various customer categories. MP has recently requested authority from the PSC to bill on a monthly basis; however, we cannot assure you that such authority will be granted.

Approximately 94,809 residential and small business customers, who constitute approximately 25% percent of Mon Power’s retail customers, choose to be billed using the budget billing program. For these customers, Mon Power determines and bills a monthly budget amount based on the most recent twelve months of billing history for each account. Overpayments or underpayments for actual usage during the prior year are amortized and billed or credited over the next twelve month period.

For accounts with potential billing errors, exception reports are generated for manual review. This review examines accounts that have abnormally high or low bills, potential meter-reading errors and possible meter malfunctions.

Collection Process. Mon Power receives the majority of its payments via the U.S. mail; however, other payment options are also available. These options include electronic payments, Check-free, and automatic check withdraw and electronic fund transfers, as well as direct payment, including via credit card, at certain payment agencies accepting such payments on Mon Power’s behalf under one or more contractual arrangements.

Mon Power considers residential customer bills to be delinquent if they are unpaid 30 days after the billing date. Mon Power considers nonresidential customer bills to be delinquent if they are unpaid 30 days after the billing date. In general, Mon Power’s collection process begins when balances are unpaid for 30 days or more from the billing date. At that time Mon Power begins collection activities ranging from delinquency notice mailings, to telephone calls, to personal collection and ending with electricity shut-off. Mon Power uses collection agencies and legal collection experts as needed throughout the collection process.

Restoration of Service. Before restoring service that has been shut-off for non-payment, Mon Power has the right to require the payment of all of the following charges:

•
amounts owing on an account including (i) the amount of any past-due balance for charges for which the company may disconnect service if they are unpaid and legal noticing requirements were met prior to service termination, (ii) the current billing, and (iii) a credit deposit, if applicable;

•	any miscellaneous charges associated with the reconnection of service (i.e., reconnection charges, field collection charges and/or returned check charges);

•	any charges assessed for unusual costs incidental to the termination or restoration of service which have resulted from the customer’s action or negligence; and

•	any unpaid closing bills from other accounts in the name of the customer of record.

Loss Experience. The following table sets forth information relating to Mon Power’s annual net charge-offs for retail customers for the years 2001 to 2006:

	2001	2002	2003	2004	2005	2006
Net Charge-offs ($000):	3,764	3,548	8,563	3,310	2,578	2,656
Percentage of Billed Retail
Revenues:	0.70%	0.65%	1.56%	0.59%	0.44%	0.46%

From 2001 to 2006 the annual net charge-offs for all retail customers have remained relatively consistent, excluding the 2003 Weirton Steel bankruptcy ($4.9 million). During this period, Mon Power’s annual ratios of net charge-offs to billed retail revenues have been between 0.44% and 0.70%. We are not aware of any material factors, other than a slow economy and higher energy prices (and the Weirton Steel bankruptcy in 2003, with respect to the 2003 ratio) that caused these annual ratios to vary.

Mon Power determines a customer’s account to be inactive on the date:

•	the customer gives notice requesting discontinuance of service;

•	a new customer applies for service at a location where the customer of record has not yet discontinued service; or

•	the customer’s service has been shut off due to non-payment.

Mon Power’s policy is to charge-off an inactive account to bad debt expense 45 days after the date the account is final billed if payment has not been received in 30 days. The effect of all charge-offs and delinquencies are taken into account in the true-up adjustment process.

Days Revenue Outstanding. The following table sets forth information relating to the average number of days retail customer bills remained outstanding for the years 2001 to 2006:

	2001	2002	2003	2004	2005	2006
Average number of days outstanding	26.7	27.6	21.2	23.0	24.6	23.4

Aging of Receivables. The following table sets forth information relating to the aging of accounts receivable for all classes of customers of Mon Power on December 31st of each year shown. This historical information is presented because Mon Power’s actual accounts receivable aging experience may affect the amounts charged-off, and consequently the total amounts remitted, that arise from the environmental control charges.

	2001	2002	2003	2004	2005	2006
Percentage Outstanding After:
Current:	64.3%	74.3%	79.5%	77.2%	78.7%	79.3%
Less than 60 days:	29.0%	19.3%	14.6%	18.9%	15.8%	17.5%
60 to <90 days:	3.4%	3.3%	3.2%	2.5%	3.0%	2.2%
90 to <120 days:	1.5%	1.5%	1.2%	0.8%	1.1%	0.6%
120 days:	1.8%	1.6%	1.5%	0.6%	1.4%	0.4%

The accounts receivable aging experience for Mon Power has remained relatively consistent with no discernible trend upwards or downwards. We are not aware of any material factors, other than a slow economy and higher energy prices that caused the accounts receivable aging experience to vary.

DESCRIPTION OF THE BONDS

The following summary describes some of the general terms and provision of the bonds. Although we have disclosed the material terms of the bonds and the indenture in this prospectus, this summary is subject to the terms and provisions of the indenture, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part.

General

We will issue the bonds in authorized denominations of $1,000 and in integral multiples of $1,000 above that amount, except that one bond of each tranche may be in a smaller denomination. The bonds will consist of [______] tranches, in the principal amounts and bearing the interest rates and having the scheduled payment dates and final maturity dates listed below. The scheduled final payment date for a tranche of bonds is the date by which we expect to pay in full all interest on and principal of that tranche. The final maturity date for a tranche of bonds is the legal maturity date of that tranche. The failure to pay principal of any tranche of bonds in full by the scheduled payment date for that tranche will not be an event of default under the indenture.

Tranche	Expected Average Life (Years)	Principal Amount Offered	Scheduled Payment Date	Final Maturity Date	Interest Rate
A-1		$
A-
A-
A-

All bonds that we issue will be payable solely from, and secured solely by, a pledge of and lien on the environmental control property and the other collateral as provided in the indenture. See “Security for the Bonds—Pledge of Collateral” in this prospectus.

Interest Payments Generally

Beginning [______ 1, 2007], we are required to pay interest semi-annually on the fixed rate bonds on each [______ 1 and ______ 1] (or, if any payment date is not a business day, the following business day) of each year. Beginning [______ 1, 2007], we are required to pay interest quarterly on the floating rate bonds on each [______ 1, ______1, _______ 1 and_______ 1] (or, if any payment date is not a business day, the following business day) of each year. The record date (so long as the bonds are evidenced by book-entry) for any payment of interest on and principal of the bonds will be the business day immediately before the payment date.

Interest on each tranche of bonds will accrue from, and including, the date of issuance to, but excluding, the first payment date, and thereafter from (and including) the previous payment date to (but excluding) the applicable payment date until the bonds have been paid in full, at the interest rate indicated in the table on cover page. Each of those periods is referred to as an interest accrual period. We will calculate interest on tranches of the bonds paying interest at a fixed rate on the basis of a 360-day year of twelve 30-day months, and in the case of the floating rate bonds, on the basis of actual days/360, as described in greater detail below.

On each payment date, we will pay interest on each tranche of the bonds equal to the following amounts (other than as described under “Interest Rate Swap Agreements—Amounts Payable Under Interest Rate Swap Agreements” in this prospectus with respect to floating rate interest):

•	any interest payable but unpaid on any prior payment date, together with interest on such unpaid interest, if any, and

•
accrued interest on the principal balance of each tranche of the bonds as of the close of business on the preceding semi-annual payment date, or the date of the original issuance of the bonds, after giving effect to all payments of principal made on the preceding semi-annual payment date, if any.

We will pay interest on the bonds before we pay principal on the bonds. If there is a shortfall in the amounts available in the collection account to make interest payments on the bonds, the indenture trustee will distribute interest pro rata to each tranche of bonds based on the amount of interest payable on each such outstanding tranche, subject to additional limitations applicable to any floating rate bonds. See “Description of the Bonds—Interest Payments on Floating Rate Bonds” in this prospectus.

Interest Payments on Floating Rate Bonds

We will pay interest on any floating rate bonds for all interest accrual periods, at a rate equal to the sum of (a) the London interbank offered rate, referred to as LIBOR, for three-month United States dollar deposits, except that with respect to the first interest accrual period, the rate will be based on interpolated LIBOR as more fully described below, in each case determined on the applicable floating rate interest determination date, as described below, and (b) the percentage spread above or below LIBOR applicable to that tranche. The spread above or below LIBOR for any floating rate bonds is referred to as the floating rate spread. LIBOR plus or minus the floating rate spread payable on floating rate bonds of any tranche is referred to as the floating rate.

The floating rate spread for the tranche [ ] floating rate bonds will be [ ]% per annum.

There will be no minimum or maximum interest rate on the floating rate bonds of any tranche. Interest on any floating rate bonds will be paid quarterly, on [______ 1, _______ 1, ______ 1 and ______ 1] of each year, beginning [_______ 1, 2007]. Interest on any floating rate bonds will be calculated on the basis of the actual number of days from and including the preceding payment date, or, for the first payment date, from and including the date of issuance of that tranche, to but excluding the next payment date, divided by 360.

With respect to the floating rate bonds included within any tranche, if the interest rate swap agreement relating to those bonds is terminated for any reason, interest on those bonds will continue to be paid at the floating rate for those bonds, as described below, subject to possible partial deferral, and any additional amounts required to make such payments will be included in the true-up adjustments with the PSC. If the swap counterparty defaults on its obligation to make floating rate payments due under the interest rate swap agreement, the interest rate swap agreement may terminate under the circumstances described under “Interest Rate Swap Agreements—Amounts Payable Under Interest Rate Swap Agreements” in this prospectus.

Floating Rate Interest Determination

The interest determination date for each payment date on the floating rate bonds of any tranche will be the day occurring two London banking days prior to (1) the preceding payment date or (2) in the case of the first payment date, the settlement date. A London banking day is a day on which commercial banks in London are open for general business.

Interest on the floating rate bonds of any tranche will be paid at the rate equal to LIBOR as determined on each interest determination date, plus or minus, as applicable, the floating rate spread for those bonds. The trustee will determine LIBOR in accordance with the following provisions:

•
On each interest determination date subsequent to the first, the indenture trustee will determine LIBOR based on the offered rate for three-month deposits in United States dollars, referred to as “three-month LIBOR,” that appears on the Moneyline Telerate Service page 3750 as of 11:00 a.m., London time, on that interest determination date. That display page is referred to as the Telerate page. If no offered rate appears on that Telerate page, LIBOR for that period will be determined as described in the bullet immediately below.

•
With respect to an interest determination date on which no offered rate appears on the Telerate page, the indenture trustee will request each of four major banks in the London interbank market, selected by the indenture trustee, to provide the indenture trustee with that bank’s offered quotation for deposits in United States dollars for the applicable period, commencing on the second London banking day immediately following that interest determination date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on that interest determination date and in a principal amount that is representative of a single transaction in United States dollars in that market at that time. The applicable period is three months. If at least two such quotations are provided, LIBOR will be the arithmetic mean of those quotations. If fewer than two quotations are provided, LIBOR for that period will be the arithmetic mean of the rates quoted at approximately 11:00 a.m. in the City of New York on that interest determination date by major banks in the City of New York selected by the indenture trustee for loans in United States dollars to leading European banks, for the period commencing on the second London banking day immediately following that interest determination date and in a principal amount that is representative of a single transaction in United States dollars in that market at that time.

•
On the first interest determination date, the indenture trustee will determine three-month LIBOR as described above and will also determine LIBOR based on the offered rate for six-month deposits in United States dollars, referred to as a six-month LIBOR, that appears on the Telerate page or, if no such offered rate appears on the Telerate page, in the manner described in the bullet point immediately above (except that the “applicable period” will be six months). The interpolated LIBOR applicable to the first interest accrual period will be equal to the sum of (a) three-month LIBOR and (b) the LIBOR increment. The LIBOR increment will be equal to the product of (x) a fraction, the numerator of which is the actual number of days from and including the three-month anniversary of the closing date to but excluding the first payment date and the denominator of which is 90, and (y) the excess, if any, of six-month LIBOR over three-month LIBOR.

If LIBOR cannot be determined in accordance with the bulleted paragraphs above, then that rate will be determined to be the same as the rate which applied during the previous period or, in the case of a failure to determine LIBOR for the first payment date, on the date of issuance.

On each interest determination date, the indenture trustee will notify the servicer, us and the swap counterparty of LIBOR for the applicable period as determined by the indenture trustee.

Interest Rate Swap Agreements

We will enter into one or more interest rate swap agreements with one or more swap counterparties for the floating rate bonds of each applicable tranche, on or after the date of pricing of that tranche. The purpose of each interest rate swap agreement is to convert the cash flows allocable to those floating rate bonds, which for purposes of the environmental control charges are based in part on the gross fixed rate for that tranche, into cash flows that are based on a floating rate of interest. The primary purpose of any interest rate swap agreement is not to provide credit enhancement for the bonds.

Any such interest rate swap will be either a “fixed notional swap” or an “actual balance swap.” A “fixed notional swap” is an interest rate swap in which the notional amount on each payment date is equal to the principal amount of the applicable tranche after giving effect to all payments (if any) of principal that were scheduled to be made on or before the immediately preceding payment date. An “actual balance swap” is an interest rate swap in which the notional amount on each payment date is equal to the principal amount of the relevant tranche after giving effect to all payments (if any) of principal that have actually been made on or before the immediately preceding payment date.

Amounts Payable Under Interest Rate Swap Agreements. Under each interest rate swap agreement, for each interest accrual period we will be obligated to pay the related swap counterparty an amount equal to interest on the notional amount for such tranche for such period at a fixed rate of interest, referred to as the “gross fixed rate” for that notional amount, and the swap counterparty will be obligated to pay us an amount equal to interest at the floating rate for the same notional amount. Those obligations will then be netted on the business day before each quarterly payment date. Therefore, for each interest accrual period, either we will pay the swap counterparty only the amount, if any, by which interest at the gross fixed rate exceeds interest at the floating rate, referred to as the “net swap payment,” or the swap counterparty will pay us only the amount, if any, by which interest at the floating rate exceeds interest at the gross fixed rate, referred to as the “net swap receipt,” as discussed below.

With respect to any quarterly payment date, the notional amount in effect under each actual balance swap for the interest accrual period ended prior to that payment date will equal the actual principal balance of the related floating rate tranche as of the close of business on the preceding semi-annual payment date; however, the notional amount in effect under each fixed notional swap for the interest accrual period ended prior to the quarterly payment date may not equal the principal balance of the related floating rate tranche, taking into account all scheduled payments of principal, as of the close of business on the preceding semi-annual payment date. With respect to the first payment date, the notional amount in effect under each interest rate swap agreement prior to that payment date will be equal to the initial principal balance of the related floating rate tranche.

For each quarterly payment date with respect to the floating rate bonds of any tranche, on the business day preceding that payment date, the indenture trustee will allocate to the subaccount established for the floating rate bonds of that tranche or subtranche, referred to as a “tranche subaccount,” an amount equal to interest at the gross fixed rate for those bonds multiplied by the relevant notional amount for those bonds for the preceding interest accrual period, referred to as the “gross fixed amount.” In addition, any net swap receipt under the related interest rate swap agreement will be deposited in that tranche subaccount, and will be available, together with the gross fixed amount on the day prior to the quarterly payment date for those bonds, to pay interest due on those bonds on that payment date. If funds in any tranche subaccount are insufficient to cover any net swap payment owed to a swap counterparty when such payment is due under the related interest rate swap agreement and to pay interest on the related floating rate bonds, such funds will be paid on a pro rata basis based on the relative amounts due in respect of the swap and the interest on that tranche or subtranche.

If a swap counterparty fails to make a net floating rate payment when due under any interest rate swap agreement, an event of default under the interest rate swap agreement will occur. Such failure to pay will not, however, result in an event of default under the indenture because, if a swap counterparty defaults in its obligation to make a net floating rate payment in respect of a tranche of bonds, and sufficient funds are not otherwise available to us to make that payment, the floating rate portion of the interest payment will not be due, for purposes of the indenture, until the legal maturity date of the bonds of that tranche. After payment of interest to the fixed rate bonds from the collection account and to the floating rate bonds of that tranche or subtranche from the related tranche subaccount, any amount of interest accrued on floating rate bonds of that tranche or subtranche that remains unpaid because of such failure of a swap counterparty will be payable from any funds then available in the collection account, in the priority described under “How Funds in the Collection Account Will Be Allocated” in this prospectus, prior to any payment in respect of principal. Any interest accrued and unpaid as a result of such swap counterparty failure after application of all funds in the collection account will be deferred and will be payable on the next succeeding quarterly payment date on which sufficient funds are available after allocation of amounts to then currently accrued interest on all bonds, and in any event no later than the legal maturity date of those bonds, together with interest thereon at the rate applicable to the related floating rate bonds.

The gross fixed rate for the floating rate tranche [ ] bonds will be [ ]% percent per annum.

[Describe here relevant information regarding the swap counterparties.]

Swap Counterparty and Replacement Swap Counterparty Ratings. The required senior unsecured debt ratings of each swap counterparty under each interest rate swap agreement will be at least a long-term rating of “Aa2” by Moody’s Investors Service, Inc. (Moody’s), and “AA” by Standard & Poor’s, a division of the McGraw-Hill Companies, Inc. (S&P) and Fitch Ratings (Fitch) and at least a short-term debt rating of “P-1” by Moody’s “A-1” by S&P and “F-1” by Fitch. We refer to these rating as the swap counterparty minimum ratings. The PSC may waive the swap counterparty minimum ratings with respect to any replacement swap counterparty; in that event, the swap counterparty minimum ratings shall be deemed to be satisfied with respect to such swap counterparty as long as it maintains or improves each of its long-term senior unsecured debt ratings.

Swap Counterparty Downgrade Event. An event referred to as a swap counterparty downgrade event will occur if the swap counterparty no longer has: (1) a senior unsecured long-term rating of “A2” and a short-term rating of “P-1” by Moody’s (or a senior unsecured long-term rating of “Aa3” if the swap counterparty has only a long-term rating from Moody’s), (2) a short-term rating of “A-1” by S&P and (3) a senior unsecured long-term rating of “A” and a short-term rating of “F-1” by Fitch, or if the swap counterparty has a credit support provider whose ratings are withdrawn by any of Moody’s, S&P or Fitch. We refer to these ratings as the required ratings.

If a swap counterparty downgrade event occurs, the swap counterparty must, within 30 days following that event:

•	re-establish the required ratings;

•	post collateral in accordance with the swap agreement or arrange for a guarantee from an entity meeting the required ratings; or

•
assign its rights and obligations under the interest rate swap agreement to a replacement swap counterparty that meets the swap counterparty minimum ratings (unless waived by the PSC, as described above) and allows us to satisfy the rating agency condition (which we describe below) with respect to the tranche [ ] bonds. We refer to a swap counterparty that meets these criteria as a “qualified replacement swap counterparty.”

The rating agency condition is satisfied when each of Moody’s, S&P and Fitch confirm that a proposed action will not result in the downgrade or withdrawal of its then current rating of the related floating rate bonds, except that, in some circumstances, so long as Moody’s has been notified of a proposed amendment, the rating agency condition may be satisfied with respect to Moody’s without such a confirmation.

If none of the bulleted paragraphs above has been satisfied within that 30-day period, or if a termination event will occur under the interest rate swap agreement and we may terminate the interest rate swap agreement with the consent of the holders representing 66 2/3% of the total outstanding principal amount of the floating rate bonds of the related tranche and the PSC.

If only the second bulleted paragraph above has been satisfied within that 30-day period or if the termination event described in the immediately preceding paragraph occurs but the interest rate swap agreement is not terminated, the swap counterparty will be obligated every six months thereafter to renew the search for a qualified replacement swap counterparty. At the end of each of these six-month periods, if a qualified replacement swap counterparty has not been found, we may terminate the interest rate swap agreement with the consent of the holders representing 66 2/3% of the total outstanding principal amount of the floating rate bonds of the related tranche and the PSC.

Interest Rate Swap Agreement Events of Default and Termination Events. The events referred to as swap events of default under each interest rate swap agreement include:

•
our failure or the failure by the swap counterparty to pay any amount when due under the interest rate swap agreement if that failure is not remedied on or before the fifth business day after that failure;

•	certain events of bankruptcy with respect to us or the swap counterparty or a credit support provider of the swap counterparty; or

•	our merger or the merger of the swap counterparty without an assumption by the surviving entity of our or its obligations and liabilities under the interest rate swap agreement, as applicable.

The events referred to as termination events under the interest rate swap agreement include the swap events of default described above and the following:

•	illegality of the interest rate swap agreement;

•	acceleration of the related floating rate bonds;

•	a swap counterparty downgrade event below the required ratings, as described above, that is not cured within the applicable time periods, as discussed above;

•
any change in any applicable laws or in the interpretation of any applicable laws that revokes or renders unenforceable any of the swap counterparty’s obligations under the interest rate swap agreement;

•	our failure to maintain, or the termination of, the security interest created under the indenture in favor of the indenture trustee on behalf of the bondholders; or

•	a “tax event” or a “tax event upon merger,” each as defined in the interest rate swap agreement.

Each interest rate swap agreement will terminate automatically upon the occurrence of any of the termination events described above other than a swap counterparty downgrade event. Any swap event of default can lead to a termination of the interest rate swap agreement by the party not responsible for that event. When we have the option to terminate the interest rate swap agreement following an event of default by the swap counterparty or upon a swap counterparty downgrade event, we may terminate only at the direction of the holders of 66 2/3% of the total outstanding principal amount of the floating rate bonds of the related tranche and with the consent of the PSC.

We will be obligated to pay termination payments to the swap counterparty under any interest rate swap agreement before the bonds have been paid in full only pursuant to the following “senior termination events,” as they may be applicable in a particular interest rate swap agreement:

•
an event of default under the interest rate swap agreement caused by our failure to make payments when due (if not remedied on or before the fifth business day) as a result of insufficient collection of environmental control charges;

•
an event of default under the interest rate swap agreement caused by a breach of such agreement by us or the indenture trustee where the swap counterparty is not the defaulting counterparty or the sole affected party;

•	our bankruptcy event of default under the interest rate swap agreement;

•
our “merger without assumption” event of default under the interest rate swap agreement, which will occur if, following our merger or consolidation, the resulting entity fails to assume all obligations under the interest rate swap agreement;

•	a failure or termination of the security interest of the indenture trustee under the indenture; or

•
termination of the interest rate swap agreement due to (i) illegality, (ii) a tax event, (iii) a tax event upon merger, (iv) acceleration of the bonds (due to an event of default) or (v) a change in laws that makes the interest rate swap agreement unenforceable (each as described in the related interest rate swap agreement).

Upon a termination of an interest rate swap agreement, the swap counterparty may be liable to pay a termination payment to us or we may be liable to pay a termination payment to the swap counterparty, in each case, based on the market value of the interest rate swap agreement determined in accordance with specified procedures set forth therein. Any termination payment paid by the swap counterparty, including interest thereon, will first be used to make any payment required to be paid to any replacement swap counterparty and, to the extent not so used within twelve months following receipt, will be deposited in the general subaccount of the collection account pursuant to the indenture. In the event of a termination of an interest rate swap agreement, we will appoint a swap agent to locate a qualified replacement counterparty with whom we may enter into a new interest rate swap agreement, and in connection therewith we may be required to make certain payments to the replacement swap counterparty.

All searches for replacement swap counterparties will be at the reasonable cost of the swap counterparty being replaced.

Assignment of Interest Rate Swap Agreements. Any swap counterparty may assign its obligations under any interest rate swap agreement to a qualified replacement swap counterparty.

Enforcement, Amendment, Modification or Waiver of Interest Rate Swap Agreements. If a swap event of default or termination event occurs and is continuing, the indenture trustee may, and at the direction of the holders of at least 66 2/3% of the total outstanding principal amount of the floating rate bonds of the related tranche shall, exercise all of our rights, remedies, powers, privileges and claims against the related swap counterparty, and any right we may have to so exercise shall be suspended.

An interest rate swap agreement may be amended with the consent of the indenture trustee and the related swap counterparty, as long as the rating agency condition is satisfied. However, this amendment may not adversely affect in any material respect the interests of the bondholders of the floating rate bonds of the related tranche unless the holders of at least 66 2/3% of the total outstanding principal amount of that tranche direct the indenture trustee to consent to the amendment. Moreover, that amendment may not adversely affect in any material respect the interests of any other bondholders or the counterparty to any other interest rate swap agreement without the consent of the holders of at least 66 2/3% of the total outstanding principal balance of the bonds of all of those other tranches, and each counterparty to any other interest rate swap agreement, materially and adversely affected thereby.

Swap Counterparty. The swap counterparty related to the tranche [    ] floating rate bonds is [_____].

The swap counterparty’s ratings for long-term obligations are [    ] from Moody’s, [    ] from S&P and [     ] from Fitch, and for short-term obligations are [    ] from Moody’s, [    ] from S&P and [    ] from Fitch.

Principal

Principal of the bonds of each tranche will be payable only to the extent that amounts in the collection account are available, and subject to the other limitations described below, under “Security for the Bonds—How Funds in the Collection Account Will Be Allocated” in this prospectus. On any payment date, unless an event of default has occurred and is continuing and the bonds have been declared due and payable, the indenture trustee will make principal payments on the bonds only until the outstanding principal balances of those bonds have been reduced to the principal balances specified in the expected sinking fund schedule for that payment date. The indenture trustee will retain in the excess funds subaccount for payment on the next succeeding payment date Mon Power’s share of amounts held in the project fund upon completion of construction of the project together with any collections of environmental control charges in excess of amounts payable as:

•	the servicing fee and the expenses of the servicer, the independent managers, the administrator and the indenture trustee;

•	payments of interest on and principal of the bonds;

•	the permitted rate of return on the initial deposit to the capital subaccount; and

•	allocations to the capital subaccount (all as described under “Security for the Bonds—How Funds in the Collection Account Will Be Allocated” in this prospectus).

The following expected sinking fund schedule lists the scheduled outstanding principal balance for each tranche of bonds on each payment date from the issuance date to the scheduled final payment date, after giving effect to the payments expected to be made on that payment date.

Expected Sinking Fund Schedule

Semi-Annual Payment Date	Tranche A-1 Principal Payments	Tranche A- Principal Payments	Tranche A- Principal Payments	Tranche A- Principal Payments

Total Payments

If the indenture trustee receives insufficient collections of environmental control charges for any payment date, and amounts in the collection account (and the applicable subaccounts of the collection account) are not sufficient to make up the shortfall, principal of any tranche of bonds may be paid later than expected, as described in this prospectus. See “Risk Factors—Other Risks Associated with the Purchase of the Bonds” in this prospectus. The entire unpaid principal amount of the bonds will be due and payable on the date on which an event of default (other than a breach of the State Pledge) has occurred and is continuing, if the indenture trustee or the holders of not less than a majority in principal amount of the bonds then outstanding have declared the bonds to be immediately due and payable. See “Description of the Bonds—Events of Default; Rights Upon Event of Default” in this prospectus.

On each payment date, the indenture trustee will pay to the holders of each tranche of bonds to the extent of available funds in the collection account all payments of principal and interest then due. In the case of floating rate bonds, in lieu of interest, the indenture trustee will make payments under the swap agreement with respect to interest. The indenture trustee will make each payment other than the final payment with respect to any bonds to the holders of record of the bonds of the applicable tranche on the record date for that payment date. The indenture trustee will make the final payment for each tranche of bonds, however, only upon presentation and surrender of the bonds of that tranche at the office or agency of the indenture trustee specified in the notice given by the indenture trustee of the final payment. The indenture trustee will mail notice of the final payment to the bondholders no later than ten days prior to the final payment date, specifying the date set for the final payment and the amount of the payment.

The failure to pay accrued interest on any payment date (even if the failure is caused by a shortfall in environmental control charges received) will result in an event of default for the bonds unless such failure is cured within five business days. See “Description of the Bonds—Events of Default; Rights Upon Event of Default,” below. Any interest not paid within such five business day period (plus interest on the defaulted interest at the applicable interest rate to the extent lawful) will be payable to the bondholders on a special record date. The special record date will be at least five business days prior to the date on which the indenture trustee is to make a special payment (a special payment date). We will fix any special record date and special payment date. At least 15 days before any special record date, the indenture trustee will mail to each affected bondholder a notice that states the special record date, the special payment date and the amount of defaulted interest (plus interest on the defaulted interest) to be paid.

If any of the bonds are issued in the form of definitive bonds and not to Deposit Trust Company, or DTC, or its nominee, the indenture trustee will make payments with respect to that tranche on a payment date or a special payment date by check mailed to each holder of a definitive bond of the tranche of record on the applicable record date at its address appearing on the register maintained with respect to the bonds. Upon application by a holder of any tranche of bonds in the principal amount of $10,000,000 or more to the indenture trustee not later than the applicable record date, the indenture trustee will make payments by wire transfer to an account maintained by the payee in New York, New York.

The term “business day” means any day other than a Saturday, a Sunday or a day on which banking institutions in Charleston, West Virginia, or New York, New York, are, or DTC is, authorized or obligated by law, regulation or executive order to remain closed.

Weighted Average Life and Related Considerations for the Bonds

General. The sinking fund payments, the amount of each interest payment, the actual final payment date of each tranche of the bonds and the weighted average life thereof will depend primarily on the timing of receipt of collected environmental control charges by the indenture trustee and the true-up mechanism. The aggregate amount of collected environmental control charges and the sinking fund payments will depend, in part, on energy demand and consumption, and the rate of delinquencies and write-offs. The environmental control charges are required to be adjusted at least semi-annually based in part on the actual rate of collected environmental control charges to guarantee recovery of amounts sufficient to make all scheduled payments of principal and interest on the bonds on a timely basis. However, we can give no assurance that the servicer will be able to forecast accurately actual electricity consumption and the rate of delinquencies and write-offs or implement adjustments to the environmental control charges that will cause collected environmental control charges to be received at any particular rate. See “Risk Factors—Servicing Risks—Inaccurate Forecasting of Electricity Demand or Unanticipated Delinquencies Might Lead to Payment Delays” and “Description of the Environmental Control Property—PSC Guaranteed True-up Mechanism to the Environmental Control Charges” in this prospectus.

If the servicer receives environmental control charges at a slower rate than expected, the bonds may be retired later than expected. However, the bonds will not be paid at a rate faster than that contemplated in the expected sinking fund schedule for each tranche of the bonds (prepayments are not permitted) even if collected environmental control charges are received sooner than expected. Instead, receipts in excess of the amounts necessary to pay debt service on the bonds in accordance with the applicable expected sinking fund schedules, to pay interest and related fees and expenses and to fund subaccounts of the collection account will be allocated to the excess funds subaccount. The periodic adjustments of the environmental control charges, as described herein, will be calculated to eliminate any amounts held in the excess funds subaccount.

Weighted Average Life Sensitivity Table. Changes in the expected weighted average lives of the tranches of the bonds in relation to variances in actual energy consumption levels from forecast levels are shown below. Severe stress cases on our forecast of energy consumption as shown below result in insignificant changes (approximately ______ [weeks/months]), if any, in the weighted average lives of each tranche.

Weighted Average Life Sensitivity
Tranche	Expected Weighted Avg. Life (“WAL”) (yrs)	WAL
		-5% Variance (__.__ Standard Deviations from Mean)		-15% Variance (__.__ Standard Deviations from Mean)
		WAL (yrs)	Change (days)	WAL (yrs)	Change (days)
A- 1
A-
A-
A-

For the purposes of preparing the above table, we have assumed, among other things, that:

•	the energy consumption forecast error is constant over the life of the bonds;

•	the servicer makes timely and accurate filings to true-up the environmental control charges semi-annually, quarterly in the _____ year, and monthly in the _____ year;

•	no other routine true-up adjustments are made;

•	no non-routine true-up adjustments are made; and

•	if floating rate bonds are issued, the interest rate swap counterparty makes timely payments of any amount owed by it under the related interest rate swap agreement.

There can be no assurance that the weighted average lives of the various tranches of the bonds will be as shown in the above table.

Payments on the Bonds

After paying fees, expenses and interest as described above, the indenture trustee will pay, to the extent described below, principal due on each payment date, if any, as follows:

(1)	to the holders of tranche A-1 bonds, until the principal balance of that tranche has been reduced to zero;

(2)	to the holders of tranche A- bonds, until the principal balance of that tranche has been reduced to zero;

(3)	to the holders of tranche A- bonds, until the principal balance of that tranche has been reduced to zero; and

(4)	to the holders of tranche A- bonds, until the principal balance of that tranche has been reduced to zero.

The indenture trustee will not pay principal on a payment date of any tranche of bonds if making the payment would reduce the principal balance of a tranche to an amount lower than the balance specified in the expected sinking fund schedule for that tranche on that payment date, except in the case of an acceleration of the bonds following an event of default.

Book-Entry Registration

All tranches of bonds will initially be represented by one or more bonds registered in the name of Cede & Co., as nominee of DTC. The bonds will be available to investors only in the form of book-entry notes. We will initially register any book-entry notes in the name of Cede & Co., the nominee of DTC. Bondholders may also hold bonds through Clearstream Banking, Luxembourg S.A. (Clearstream) or Euroclear in Europe, if they are participants in those systems or indirectly through organizations that are participants in those systems.

Cede & Co., as nominee for DTC, will hold the global note or notes. Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries. These depositaries will in turn hold these positions in customers’ securities accounts in the depositaries’ names on the books of DTC.

DTC is a limited-purpose trust company organized under the laws of the State of New York, and is a member of the Federal Reserve System. DTC is a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its participants and to facilitate the settlement of securities transactions between participants through electronic book-entries, thereby eliminating the need for physical movement of securities. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and some other organizations. DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the Nasdaq-Amex Market Group and the National Association of Securities Dealers, Inc. Access to DTC’s system also is available to indirect participants.

Clearstream holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream customers through electronic book-entry changes in accounts of Clearstream customers, thereby eliminating the need for physical movement of securities. Transactions may be settled by Clearstream in any of 36 currencies, including United States dollars. Clearstream provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream is registered as a bank in Luxembourg, and is subject to regulation by the Commission de Surveillance du Secteur Financier, which supervises Luxembourg banks. Clearstream’s customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations, among others, and may include the underwriters of any bonds. Clearstream’s United States customers are limited to securities brokers and dealers and banks. Indirect access to Clearstream is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream. Clearstream has established an electronic bridge with Euroclear Bank S.A./N.V. as the operator of the Euroclear System, referred to as the Euroclear Operator or Euroclear, to facilitate settlement of trades between Clearstream and Euroclear.

Euroclear was created in 1968 to hold securities for Euroclear participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment. By performing these functions, Euroclear eliminated the need for physical movement of securities and also eliminated any risk from lack of simultaneous transfers of securities and cash. Such transactions may now be settled in any one of various currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing, and arrangements with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described below. The Euroclear System is operated by Euroclear Bank S.A./N.V. as the Euroclear operator. All operations are conducted by the Euroclear operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator. Euroclear participants include central banks, commercial banks, securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of Euroclear and applicable Belgian law, which are referred to in this prospectus as the terms and conditions. The terms and conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear and receipts of payments with respect to securities in the Euroclear System. All securities in Euroclear are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The Euroclear operator acts under the terms and conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

Transfers between DTC participants will occur in accordance with DTC rules. Transfers between Clearstream customers and Euroclear participants will occur in accordance with their respective rules and operating procedures. Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream customers or Euroclear participants, on the other, will be effected through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its depository. Cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in this system in accordance with its rules and procedures and within its established deadlines, in European time. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depository to take action to effect final settlement on its behalf by delivering or receiving bonds in DTC, and making or receiving payments in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream customers and Euroclear participants may not deliver instructions directly to the depositories.

Because of time-zone differences, credits of securities in Clearstream or Euroclear as a result of a transaction with a participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and those credits or any transactions in those securities settled during that processing will be reported to the relevant Clearstream customer or Euroclear participant on that business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream customer or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

Unless and until we issue definitive bonds, we anticipate that the only “holder” of bonds of any series will be Cede & Co., as nominee of DTC. Bondholders will only be permitted to exercise their rights as bondholders indirectly through participants and DTC. All references herein to actions by bondholders thus refer to actions taken by DTC upon instructions from its participants. In addition, all references in this prospectus to payments, notices, reports and statements to bondholders refer to payments, notices, reports and statements to Cede & Co., as the registered holder of the bonds, for payments to the beneficial owners of the bonds in accordance with DTC procedures, unless definitive bonds are issued.

Except under the circumstances described below, while any book-entry bonds of a series are outstanding, under DTC’s rules, DTC is required to make book-entry transfers among participants on whose behalf it acts with respect to the book-entry bonds. In addition, DTC is required to receive and transmit payments of principal of, and interest on, the book-entry bonds. Participants with whom beneficial owners of bonds have accounts are similarly required to make book-entry transfers and receive and transmit these payments on behalf of such beneficial owners. Accordingly, although beneficial owners of bonds will not possess definitive notes, DTC’s rules provide a mechanism by which such beneficial owners will receive payments and will be able to transfer their interests.

DTC can only act on behalf of participants, who in turn act on behalf of indirect participants and some banks. Thus, the ability of holders of beneficial interests in the bonds to pledge their bonds to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of these bonds, may be limited due to the lack of a definitive note for the bonds.

DTC has advised the indenture trustee that it will take any action permitted to be taken by a bondholder under the indenture only at the direction of one or more participants to whose account with DTC the bonds are credited.

Payments with respect to bonds held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream customers or Euroclear participants in accordance with the relevant systems’ rules and procedures, to the extent received by its depository. These payments will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See “Material U.S. Federal Tax Consequences” in this prospectus. Clearstream or the Euroclear operator, as the case may be, will take any other action permitted to be taken by a bondholder under the indenture on behalf of a Clearstream customer or Euroclear participant only in accordance with its relevant rules and procedures and subject to its depository’s ability to effect these actions on its behalf through DTC.

DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of bonds among customers or participants of DTC, Clearstream and Euroclear. However, they are under no obligation to perform or continue to perform these procedures, and these procedures may be discontinued at any time.

Definitive Bonds

We will issue bonds in registered, certificated form to bondholders, or their nominees, rather than to DTC or its successor only under the circumstances provided in the indenture, which will include: (1) our advising the indenture trustee in writing that DTC or its successor is no longer willing or able to properly discharge its responsibilities as nominee and depositary with respect to the book-entry bonds of that series or tranche and that we are unable to locate a qualified successor, (2) our electing to terminate the book-entry system through DTC or its successor , with written notice to the indenture trustee, or (3) after the occurrence of an event of default under the indenture, holders of bonds representing not less than a majority of the aggregate outstanding principal amount of the bonds maintained as book-entry bonds advising us, the indenture trustee, and DTC or its successor in writing that the continuation of a book-entry system through DTC (or its successor) is no longer in the best interests of those bondholders. Upon issuance of definitive bonds, the bonds evidenced by such definitive notes will be transferable directly (and not exclusively on a book-entry basis) and registered holders will deal directly with the indenture trustee with respect to transfers, notices and payments.

Upon surrender by DTC or its successor of the definitive securities representing the bonds and instructions for registration, the indenture trustee will issue the bonds in the form of definitive bonds, and thereafter the indenture trustee will recognize the registered holders of the definitive bonds as bondholders under the indenture.

The indenture trustee will make payment of principal of and interest on the definitive bonds directly to bondholders in accordance with the procedures described herein and set forth in the indenture and the series supplement. The indenture trustee will make interest payments and principal payments to bondholders in whose names the definitive bonds were registered at the close of business on the related record date. The indenture trustee will make payments by check mailed to the address of the bondholder as it appears on the register maintained by the indenture trustee or in such other manner as may be provided in the series supplement and except that certain payments will be made by wire transfer as described in the indenture. The indenture trustee will make the final payment on any environmental control bond (whether definitive bonds or bonds registered in the name of Cede & Co.), however, only upon presentation and surrender of the bond on the final payment date at the office or agency that is specified in the notice of final payment to bondholders. The indenture trustee will provide the notice to registered bondholders not later than the fifth day prior to the final payment date.

Conditions of Issuance of Additional Bonds and Acquisition of Additional Environmental Control Property

Our acquisition of environmental control property and issuance of bonds with respect thereto after the initial acquisition and issuance is subject to the following conditions, among others:

•
all parties required to do so by the terms of the relevant documents must have authorized, executed and delivered appropriate documentation required by the indenture and the limited liability company agreement, including trustee’s certificates or supplements to the limited liability company agreement;

•
the seller must have irrevocably assigned all of its right, title and interest in the additional environmental control property to us and made a filing required by the Financing Act with respect to the assignment;

•	the seller must deliver certain certificates and opinions specified in the indenture to the indenture trustee and to us;

•
the rating agency condition (the notification in writing by us to each rating agency of such action and the confirmation in writing by each rating agency (other than Moody’s and Fitch with respect to written confirmation) to MPR, the servicer, the indenture trustee and us that such action will not result in a suspension, reduction or withdrawal of the then rating by each rating agency of any outstanding series or tranche of bonds) must have been satisfied with respect to the transactions;

•	no event of default may have occurred and be continuing under the indenture;

•
as of the date of issuance, we must have sufficient funds available to pay the purchase price for the environmental control property, and all conditions to the issuance of a new series of bonds must have been satisfied or waived; and

•	we must deliver certain certificates and opinions specified in the indenture to the indenture trustee.

See also “Security for the Bonds - Series Trust; Issuance of Additional Securities” in this prospectus.

Access of Bondholders

Upon written request of any bondholder or group of bondholders evidencing not less than 10% of the aggregate outstanding principal amount of the bonds, the indenture trustee will afford the bondholder or bondholders access during business hours to the current list of bondholders for purposes of communicating with other bondholders with respect to their rights under the indenture.

The indenture does not provide for any annual or other meetings of bondholders.

Reports to Bondholders

On or prior to each payment date or special payment date with respect to any tranche of bonds, the indenture trustee will deliver to the bondholders of that tranche a statement with respect to the payment to be made on the payment date or special payment date, as the case may be, setting forth the following information:

•	the amount of the payment to bondholders allocable to principal and interest;

•
the aggregate outstanding principal balance of the bonds, after giving effect to payments allocated to principal reported immediately above, and the projected principal balance and the difference between such amounts;

•
the amount, if any, on deposit in the capital subaccount and the excess funds subaccount as of such payment date, after giving effect to payments to be made on such payment date and the required capital amount;

•	the amount, if any, to be paid to any swap counterparty on such payment date to the extent provided in any swap agreement;

•	the amount paid or to be paid to the indenture trustee since the preceding payment date;

•	the amount paid or to be paid to the servicer since the preceding payment date; and

•	the amount of any other transfers and payments made pursuant to the indenture since the preceding payment date.

Unless and until bonds are no longer issued in book-entry form, the reports will be provided to the depository for the bonds, or its nominee, as sole beneficial owner of the bonds. The reports will be available to bondholders upon request to the indenture trustee. Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. The financial information provided to bondholders will not be examined and reported upon by an independent public accountant. In addition, an independent public accountant will not provide an opinion on the financial information.

Within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of the bonds, upon the written request of any bondholder, the indenture trustee will mail to certain persons who at any time during the calendar year were bondholders and received any payment on the bonds, a statement containing certain information for the purposes of the bondholder’s preparation of U.S. federal and state income tax returns. See “Material U.S. Federal Tax Consequences” in this prospectus.

Surveillance/Internet-Based Information Post-Issuance and Dedicated Web Address

Allegheny Energy, Inc., the parent of Mon Power, will establish a dedicated web address for the life of the bonds. In addition, all of the periodic reports that we are required to file with the SEC, the principal transaction documents and other information concerning the environmental control charges and security relating to the bonds will be posted at such web address, which is currently located at www.alleghenyenergy.com.

Supplemental Indentures

Modifications of the Indenture That Do Not Require the Consent of Bondholders. From time to time, and without the consent of the bondholders or any swap counterparty (but with prior notice to the rating agencies), we may enter into one or more agreements supplemental to the indenture for various purposes described in the indenture, including:

•	to correct or amplify the description of any property subject to the lien of the indenture, or to better convey the property subject to the lien of the indenture, or to add additional property;

•	to evidence the succession of another person to us in accordance with the terms of the indenture;

•	to add to our covenants for the benefit of the bondholders, or to surrender any right conferred upon us;

•	to convey, transfer, assign, mortgage or pledge any property to or with the indenture trustee or to any swap counterparty, as provided by the related interest rate swap agreement;

•
to cure any ambiguity or correct or supplement any provision in the indenture or in any supplemental indenture that may be inconsistent with any other provision in the indenture or in any supplemental indenture or to make any other provisions with respect to matters or questions arising under the indenture or in any supplemental indenture, provided however, any such action will not (i) adversely affect in any material respect the interests of the bondholders or any swap counterparty or (ii) result in a reduction or withdrawal of the then-current ratings on any tranche of bonds;

•
to provide for the acceptance of the appointment of a successor indenture trustee and to add to or change any of the provisions of the indenture as shall be necessary to facilitate the administration of the trusts created by such indenture;

•
to modify, eliminate or add to the provision of the indenture to such extent as may be necessary to provide for definitive bonds or to effect the qualification of the indenture under the Trust Indenture Act of 1939;

•	to set forth the terms of any series that has not theretofore been authorized;

•	to provide for one or more interest rate swap agreements with respect to any series or tranche that bears a floating rate of interest or with specified credit enhancements; or

•
to authorize the appointment of any fiduciary for any tranche of bonds required or advisable with the listing of any tranche on any stock exchange and otherwise amend the indenture to incorporate changes requested or required by any government authority, stock exchange authority or fiduciary or any tranche in connection with such listing.

We may also, without the consent of the bondholders, enter into one or more other agreements supplemental to the indenture so long as (i) the supplemental agreement does not, as evidenced by an opinion of counsel, adversely affect the interests of any holders of bonds then outstanding or any swap counterparty in any material respect and (ii) the rating agency condition shall have been satisfied with respect thereto.

Modifications of the Indenture That Require the Approval of Bondholders. In addition, we may, with the consent of bondholders holding not less than a majority of the aggregate outstanding principal amount of the bonds of all affected tranches, and upon satisfaction of the rating agency condition, enter into one or more indentures supplemental to the indenture for the purpose of, among other things, adding any provisions to or changing in any manner or eliminating any of the provisions of the indenture. No supplement, however, may, without the consent of each bondholder of each tranche and each swap counterparty affected thereby, take certain actions enumerated in the indenture, including:

•	reduce in any manner the amount of, or delay the timing of, deposits or payments on any environmental control bond;

•	impair the right to institute suit for the enforcement of the indenture requiring the application of funds to the payment of any amount due on the bonds;

•	reduce the percentage of the aggregate outstanding principal amount of the bonds the holders of which are required to consent to any supplement;

•	modify the provisions in the indenture relating to amendments with the consent of such bondholders to decrease any minimum percentage of such bondholders required to approve amendments;

•	reduce the portion of the outstanding amount of such bonds required to direct the indenture trustee to direct us to sell or liquidate the collateral, pursuant to the terms of the indenture;

•	modify the provisions of the indenture regarding the rating of any bonds held by us, the transferor, the seller, an affiliate of any of them or any obligor on the bonds;

•	modify any of the provisions of the indenture as to affect the amount of any payment of principal or interest on such bonds;

•	decrease the required capital amount with respect to such bonds;

•
decrease the portion of the aggregate principal amount of such bonds required to amend the sections of the indenture which specify the applicable portion necessary to amend the indenture or the basic documents; or

•	permit the creation of any lien on the collateral ranking prior to or on a parity with the lien of the indenture.

Promptly following the execution of any supplement to the indenture, the indenture trustee will furnish written notice of the substance of the supplement to each affected bondholder holding bonds issued under the indenture. No supplemental indenture will be effective unless the conditions set forth in the indenture, relating to the PSC’s right to object (or to issue a statement that it might object) to such supplemental indenture, have been met. See “Procedure for Obtaining Consent or Deemed Consent of the PSC” below.

Notification of the Rating Agencies, the PSC, the Indenture Trustee and the Bondholders of any Modification. If we, MPR, Mon Power or any other party to the applicable agreement:

•
proposes to amend, modify, waive, supplement, terminate or surrender, or agree to any other amendment, modification, waiver, supplement, termination or surrender of, the terms of the sale agreement, the servicing agreement or any other basic document; or

•
waives timely performance or observance by MPR, Mon Power or any swap counterparty, as the case may be, under the transfer agreement, the sale agreement, the servicing agreement or any interest rate swap agreement, in each case in a way which would materially and adversely affect the interests of bondholders, we must satisfy the rating agency condition and thereafter notify the indenture trustee and the PSC in writing and the indenture trustee shall notify the bondholders of the proposed action and whether the rating agency condition has been satisfied with respect thereto. The indenture trustee will consent to this proposed action only with the written consent of the holders of a majority of the outstanding principal amount of the bonds of the series or tranches materially and adversely affected thereby. In determining whether a majority of holders have consented, bonds owned by us, MPR, Mon Power or any affiliate of us or Mon Power shall be disregarded, except that, in determining whether the indenture trustee shall be protected in relying upon any such consent, the indenture trustee shall only be required to disregard any bonds it actually knows to be so owned.

Modifications to the Transfer Agreement, the Sale Agreement, our Administration Agreement, the Servicing Agreement and any Interest Rate Swap Agreement. With the prior written consent of the indenture trustee, the transfer agreement, the sale agreement, our administration agreement, any interest rate swap agreement and the servicing agreement may be amended, so long as such amendment does not change the true-up adjustment process and the rating agency condition is satisfied in connection therewith and the PSC condition has been satisfied, at any time and from time to time, without the consent of the bondholders. With the prior written consent of the trustee and the related swap counterparty, any interest rate swap agreement may be amended if the rating agency condition is satisfied. However, any such amendment may not adversely affect the interest of any bondholder and the related swap counterparty in any material respect without the consent of the holders of a majority of the outstanding principal amount of the bonds or the swap counterparty so affected. However, if we or the servicer propose to amend, modify, waive, supplement, terminate or surrender in any material respect, or agree to any material amendment, modification, supplement, termination, waiver or surrender of, the process for adjusting the environmental control charges, we must notify the indenture trustee and the PSC in writing, and the indenture trustee must notify the bondholders of this proposal. In addition, the indenture trustee may consent to this proposal only with the written consent of the holders of a majority of the principal amount of the outstanding bonds of the tranches materially and adversely affected thereby and only if the rating agency condition is satisfied. The parties to the indenture, the administration agreements, the transfer agreement, the sale agreement and the servicing agreement acknowledge that the financing order provides that the PSC, acting through its authorized legal representative and for the benefit of West Virginia ratepayers, may enforce the parties’ obligations imposed under these agreements pursuant to the financing order to the extent permitted by law.

Enforcement of the Transfer Agreement, Sale Agreement, the Administration Agreement, the Servicing Agreement and each Interest Rate Swap Agreement. As required by the indenture, we will take all lawful actions to enforce our rights under the transfer agreement, the sale agreement, the administration agreement, the servicing agreement and each interest rate swap agreement. We also will take all lawful actions to compel or secure the performance and observance by the utility, the seller, the administrator, the servicer and each swap counterparty of their respective obligations to us under or in connection with the transfer agreement, the sale agreement, the administration agreement, the servicing agreement, and each interest rate swap agreement. So long as no event of default occurs and is continuing, we may exercise any and all rights, remedies, powers and privileges lawfully available to us under or in connection with the transfer agreement, the sale agreement, the administration agreement, the servicing agreement and each interest rate swap agreement.

If an event of default occurs and is continuing, the indenture trustee may, and, at the written direction of the holders of a majority of the outstanding amount of the bonds shall, exercise all of our rights, remedies, powers, privileges and claims against the transferor, the seller, the administrator, servicer and any swap counterparty, under or in connection with the transfer agreement, sale agreement, administration agreement, servicing agreement and any interest rate swap agreement, and any right of ours to take this action shall be suspended.

Procedure for Obtaining Consent or Deemed Consent of the PSC. The PSC must consent or acquiesce prior to the implementation of any amendment, modification or supplement to the indenture or other basic documents, or any waiver of a default under any basic document if such amendment, modification, supplement, or waiver will increase any ongoing financing cost as defined in the financing order. Each of such basic documents sets forth procedures whereby we or MPR, as the case may be, may request such consent or acquiescence. We refer to the process, described below, for obtaining PSC consent or acquiescence as the PSC condition. The PSC condition will be satisfied if, after receiving notice of any such requested amendment, modification or waiver, either (a) the PSC consents in writing to such action or waiver, or (b) within 15 days the PSC does not object to such action or waiver and does not request an extension of time to review such request. Subject only to the State Pledge not to impair the value of the environmental control property, the PSC may object to any such amendment, modification or waiver in its sole discretion.

Covenants of the Issuer

We may not consolidate with or merge into any other entity, unless:

•	the entity formed by or surviving the consolidation or merger is organized under the laws of the U.S. or any state of the U.S.;

•	the entity expressly assumes, by an indenture supplemental to the indenture, the performance or observance of all of our agreements and covenants under the indenture;

•
the entity expressly assumes all of our obligations and succeeds to all of our rights under the transfer agreement, the sale agreement, the administration agreement, the servicing agreement and any interest rate swap agreement;

•	no default, event of default or servicer default under the indenture has occurred and is continuing immediately after the merger or consolidation;

•	the rating agency condition will have been satisfied with respect to the merger or consolidation;

•
we have delivered to MPR, the indenture trustee and the rating agencies an opinion or opinions counsel to the effect that the consolidation or merger (a) will not result in a material adverse federal or state tax consequence to us, MPR, the indenture trustee or the then existing bondholders, (b) complies with the indenture and (c) will result in the indenture trustee maintaining a continuing valid first priority perfected security interest in the collateral pledged under the indenture;

•	any action necessary to maintain the first priority perfected security interest in the environmental control bond collateral has been taken; and

•
we have delivered to the indenture trustee an officer’s certificate and an opinion of counsel, each stating that all conditions precedent in the related indenture relating to the transaction have been complied with.

We may not sell, convey, exchange, transfer or otherwise dispose of any of our properties or assets included in the environmental control bond collateral to any person or entity, unless:

•	the person or entity acquiring the properties and assets

-	is a U.S. citizen or an entity organized under the laws of the U.S. or any state of the U.S.;

-	expressly assumes, by an indenture supplemental to the indenture, the performance or observance of all of our agreements and covenants under the indenture;

-	expressly agrees by each such supplemental indenture that all right, title and interest so conveyed or transferred will be subject and subordinate to the rights of bondholders;

-
unless otherwise specified in the supplemental indenture referred to above, expressly agrees to indemnify, defend and hold us harmless against and from any loss, liability or expense arising under or related to the indenture and the bonds;

-
expressly agrees by means of a supplemental indenture that the person (or if a group of persons, then one specified person) will make all filings with the SEC (and any other appropriate person) required by the Securities Exchange Act of 1934 in connection with the bonds; and

-
if such sale, conveyance, exchange, transfer or disposal relates to our rights and obligations under the transfer agreement, the sale agreement, the servicing agreement and any interest rate swap agreement, assume all obligations and succeed to all of our rights under the applicable agreement.

•	no default, event of default or servicer default under the indenture has occurred and is continuing immediately after the transactions;

•	the rating agency condition has been satisfied with respect to such transaction;

•
we have delivered to MPR, the indenture trustee and the rating agencies an opinion or opinions of outside tax counsel (as selected by us, in form and substance reasonably satisfactory to MPR and the indenture trustee, and which may be based on a ruling from the IRS) to the effect that the disposition will not result in a material adverse federal or state tax consequence to us, MPR, the indenture trustee or the then-existing bondholders;

•
any action as is necessary to maintain a first priority perfected security interest in the environmental control bond collateral created by the indenture has been taken as evidenced by an opinion of external counsel; and

•
we have delivered to the indenture trustee an officer’s certificate and an opinion of external counsel, each stating that the conveyance or transfer complies with the indenture and all conditions precedent therein relating to the transaction have been complied with.

We will not, among other things, for so long as any bonds of any series are outstanding:

•
except as expressly permitted by the indenture, sale agreement, servicing agreement, any interest rate swap agreement or any other basic document or in connection with the issuance of any additional securities, sell, transfer, exchange or otherwise dispose of any of our assets unless directed to do so by the indenture trustee;

•
claim any credit on, or make any deduction from the principal or premium, if any, or interest payable in respect of, such bonds (other than amounts properly withheld from such payments under the Internal Revenue Code of 1986, as amended, or other tax laws or pursuant to any interest rate swap agreement) or assert any claim against any present or former bondholder by reason of the payment of the taxes levied or assessed upon any part of such environmental control bond collateral;

•	terminate our existence, or dissolve or liquidate in whole or in part;

•	permit the validity or effectiveness of the indenture to be impaired;

•
permit the lien of the indenture to be amended, hypothecated, subordinated, terminated or discharged or permit any person to be released from any covenants or obligations with respect to the bonds except as may be expressly permitted by such indenture;

•
permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance, other than the lien and security interest created by the indenture, to be created on or extend to or otherwise arise upon or burden the collateral pledged under the indenture or any part thereof or any interest therein or the proceeds thereof;

•	permit the lien granted under the indenture not to constitute a valid first priority security interest in the collateral pledged under the indenture; or

•	take any action without first satisfying the rating agency condition, if such satisfaction is required under any of the basic documents.

We will not make any payments, distributions, dividends or redemptions to any holder of our equity interests in respect of that interest except in accordance with the indenture.

We will cause the servicer to deliver to the indenture trustee the annual accountant’s certificates, compliance certificates, reports regarding distributions and statements to bondholders required by the servicing agreement.

Events of Default; Rights Upon Event of Default

An “event of default” with respect to the bonds is defined in the indenture as any one of the following events:

•	any act by the State of West Virginia or any of its agencies (including the PSC), officers or employers that violates or is not in accordance with the State Pledge;

•	a default for five business days in the payment of any interest on any environmental control bond;

•	a default in the payment of the then unpaid principal of any environmental control bond on the final maturity date;

•
a default in the observance or performance of any of our covenants or agreements made in the indenture (other than defaults described above) or any material representation or warranty made by us in the indenture or any certificate delivered thereunder and the continuation of any default or any incorrect representation or warranty for a period of 30 days after the earlier of the date that (i) notice has been given to us by the indenture trustee, (ii)  written notice of the default or incorrect representation or warranty is given to us by the indenture trustee or to us and the indenture trustee by the holders of at least 25% in principal amount of the outstanding bonds or (iii) that we had actual knowledge of the default;

•
filing of a decree or order for relief by a court having jurisdiction over us or any substantial part of the environmental control property in an involuntary case or proceeding under any applicable federal or state bankruptcy or similar law, or the appointment of a receiver, liquidator or other similar official, if such decree or order remains unstayed for 90 consecutive days; or

•
the commencement by us of a voluntary case or proceeding under any applicable federal or state bankruptcy or similar law, or our consent to the appointment of a receiver, liquidator or other similar official, or our assignment for the benefit of creditors or our failure to pay our debts as they become due or our taking action in furtherance of any of the foregoing.

If an event of default (other than as specified in the first bullet point above) should occur and be continuing, the indenture trustee or holders of not less than a majority in principal amount of the bonds then outstanding may declare the unpaid principal of the bonds and all accrued and unpaid interest thereon to be immediately due and payable. The holders of a majority in principal amount of such bonds then outstanding may rescind that declaration under certain circumstances set forth in the indenture. Additionally, the indenture trustee may exercise all of our rights, remedies, powers, privileges and claims against the transferor, the seller, the servicer or the administrator under or in connection with the transfer agreement, the sale agreement, the servicing agreement and the administration agreement or against any swap counterparty under any swap agreement. If an event of default as specified in the first bullet point above has occurred, the seller and servicer will be obligated to institute (and the indenture trustee, for the benefit of the bondholders, will be entitled and empowered to institute) any suits, actions or proceedings at law, in equity or otherwise, to enforce the State Pledge and to collect any monetary damages as a result of a breach thereof, and each of the seller, the servicer and the indenture trustee may prosecute any suit, action or proceeding to final judgment or decree. The servicer is obligated to institute and maintain such action or proceedings only if it is being reimbursed on a current basis for its costs and expenses and is not required to advance its own funds in order to bring any suits, actions or proceedings. For so long as the legal actions are pending, the servicer would, unless otherwise prohibited by applicable law or court or regulatory order in effect at that time, be required to bill and collect the environmental control charges, perform adjustments and discharge its obligations under the servicing agreement.

If the bonds have been declared to be due and payable following an event of default, the indenture trustee may, in its discretion, either sell the environmental control property or elect to have us maintain possession of such environmental control property and continue to apply environmental control charge collections as if there had been no declaration of acceleration. There is likely to be a limited market, if any, for the environmental control property following a foreclosure, in light of the event of default, the unique nature of the environmental control property as an asset and other factors discussed in this prospectus. In addition, the indenture trustee is prohibited from selling the environmental control property following an event of default, other than a default described in the second and third bullet points above, unless:

•	the holders of all the outstanding bonds consent to the sale;

•	the proceeds of the sale are sufficient to pay in full the principal of and the accrued interest on the outstanding bonds; or

•
the indenture trustee determines, after having been advised by the servicer, that the proceeds of the collateral would not be sufficient on an ongoing basis to make all payments on the bonds as those payments would have become due if the bonds had not been declared due and payable, and the indenture trustee obtains the consent of the holders of 66 2/3% of the aggregate outstanding amount of the bonds.

Subject to the provisions of the indenture relating to the duties of the indenture trustee, if an event of default occurs and is continuing, the indenture trustee will be under no obligation to exercise any of the rights or powers under the bonds at the request or direction of any of the holders of bonds if the indenture trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities that might be incurred by it in complying with the request. Subject to the provisions for indemnification and certain limitations contained in the indenture:

•
the holders of not less than a majority in principal amount of the outstanding bonds (or, if less than all tranches are affected, the affected tranche or tranches) will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee; and

•
the holders of not less than a majority in principal amount of the bonds then outstanding may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the consent of all of the holders of the outstanding bonds of all tranches affected thereby.

No holder of any environmental control bond will have the right to institute any proceeding with respect to such bonds, unless:

•	the holder previously has given to the indenture trustee written notice of a continuing event of default;

•	the holders of not less than 25% of the principal amount of the outstanding bonds have made written request of the indenture trustee to institute the proceeding in its own name as indenture trustee;

•	the holder or holders have offered the indenture trustee satisfactory indemnity;

•	the indenture trustee has for 60 days failed to institute the proceeding; and

•	no direction inconsistent with the written request has been given to the indenture trustee during the 60-day period by the holders of a majority in principal amount of the outstanding bonds.

In addition, the indenture trustee, each bondholder and the servicer will covenant that it will not, prior to the date which is one year and one day after the termination of the indenture, institute against us or against our managers or our member or members any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law, subject to the right of a circuit court of the State of West Virginia to order sequestration and payment of revenues arising with respect to the environmental control property.

Neither any manager nor any indenture trustee in its individual capacity, nor any holder of any ownership interest in us, nor any of their respective owners, beneficiaries, agents, officers, directors, employees, successors or assignees will, in the absence of an express agreement to the contrary, be personally liable for the payment of the principal of or interest on the bonds or for our agreements contained in the indenture (other than in their capacity as electric service customers in the service territory).

Actions by Bondholders

Subject to certain exceptions, the holders of a majority of the aggregate outstanding amount of the bonds issued under the indenture (or, if less than all tranches are affected, the affected tranche or tranches) will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee, of exercising any trust or power conferred on the indenture trustee under the indenture; provided that:

•	the direction is not in conflict with any rule of law or with the indenture;

•	the consent of 100% of the bondholders is required to direct the indenture trustee to sell the collateral;

•	if pursuant to the indenture, the indenture trustee elects to retain the collateral, then any direction to sell the collateral by less than 100% of the bondholders will have no force or effect;

•	the indenture trustee may take any other action deemed proper by the indenture trustee which is not inconsistent with the direction;

•	the indenture trustee need not take any action that might involve it in liability for which it would not be adequately indemnified; and

•	the indenture trustee need not take any action that it determines might materially and adversely affect the rights of any bondholder not consenting to such action.

In circumstances under which the indenture trustee is required to seek instructions from the holders of the bonds of any tranche with respect to any action or vote, the indenture trustee will take the action or vote for or against any proposal in proportion to the principal amount of the corresponding tranche, as applicable, of bonds taking the corresponding position. Notwithstanding the foregoing, the indenture allows each bondholder to institute suit for the nonpayment of (1) the interest, if any, on its bonds which remains unpaid as of the applicable due date and (2) the unpaid principal, if any, of its bonds on the final maturity date therefor.

Annual Report of Indenture Trustee

If required by the Trust Indenture Act of 1939, the indenture trustee will be required to mail each year to all bondholders a brief report issued under the indenture. The report must state, among other things:

•	the indenture trustee’s eligibility and qualification to continue as the indenture trustee under the indenture;

•	any amounts advanced by it under the indenture;

•	the amount, interest rate and maturity date of specific indebtedness owing by us to the indenture trustee in the indenture trustee’s individual capacity;

•	the property and funds physically held by the indenture trustee; and

•	any action taken by it that materially affects the bonds and that has not been previously reported.

Annual Compliance Statement

We will file annually with the indenture trustee and the rating agencies rating the bonds a written statement as to whether we have fulfilled our obligations under the indenture.

Satisfaction and Discharge of Indenture

The indenture will cease to be of further effect, and the indenture trustee, on our demand and at our expense, will execute instruments acknowledging satisfaction and discharge of the indenture, when:

•
either all bonds which have already been authenticated or delivered under the indenture, with exceptions set forth in the indenture, have been delivered to the indenture trustee for cancellation or, after the scheduled final payment date, we have irrevocably deposited with the indenture trustee cash in trust for this purpose, in an amount sufficient to make payments of principal of and interest on the bonds;

•	we have paid all other sums payable by us under the indenture with respect to the bonds; and

•
we have delivered to the indenture trustee and the PSC an officer’s certificate, an opinion of external counsel, and if required by the Trust Indenture Act or the indenture trustee, a certificate from a firm of independent registered public accountants, each stating that the conditions precedent in the indenture relating to the satisfaction and discharge of the indenture with respect to the bonds have been complied with.

Our Legal and Covenant Defeasance Options

The indenture provides that we may exercise our legal defeasance option or our covenant defeasance option with respect to such bonds issued thereunder only if:

•
we irrevocably deposit or cause to be deposited in trust with the indenture trustee cash, U.S. government obligations or a combination thereof for the payment of principal of and premium, if any, and interest on such bonds to the expected maturity date therefor;

•
we deliver to the indenture trustee a certificate from a nationally recognized firm of independent registered public accountants expressing its opinion that the payments of principal and interest on the U.S. government obligations when due and without reinvestment plus any deposited cash will provide cash at times and in sufficient amounts to pay in respect of such bonds:

-	principal in accordance with the expected sinking fund schedule therefor; and

-	interest when due;

•	no default or event of default has occurred and is continuing on the day of this deposit and after giving effect thereto;

•
in the case of the legal defeasance option, 95 days pass after the deposit is made, and during the 95-day period, no default relating to events of our bankruptcy, insolvency, receivership or liquidation occurs and is continuing at the end of the period;

•	in the case of the legal defeasance option, we deliver to the indenture trustee an opinion of external counsel stating that:

-	we have received from, or there has been published by, the Internal Revenue Service a ruling; or

-	since the date of execution of the indenture, there has been a change in the applicable federal income tax law; and

in either case confirming that the holders of the bonds will not recognize income, gain or loss for federal income tax purposes as a result of the exercise of the legal defeasance option and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the legal defeasance had not occurred;

•
in the case of the covenant defeasance option, we deliver to the indenture trustee an opinion of counsel to the effect that the holders of such bonds will not recognize income, gain or loss for federal income tax purposes as a result of the exercise of the covenant defeasance option and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the covenant defeasance had not occurred;

•
we deliver to the indenture trustee a certificate of one of our officers and an opinion of counsel, each stating that all conditions precedent to the legal defeasance option or the covenant defeasance option, as applicable, have been complied with as required by the indenture; and

•	the rating agency condition will be satisfied with respect to the exercise of any legal defeasance option or covenant defeasance option.

THE INDENTURE TRUSTEE

U.S. Bank will be the indenture trustee under the indenture. The indenture trustee may resign at any time by so providing us with 30 days’ prior written notice. The holders of a majority in principal amount of the bonds then outstanding under the indenture may remove the indenture trustee by so notifying the indenture trustee and may appoint a successor indenture trustee. We will remove the indenture trustee if the indenture trustee ceases to be eligible to continue in this capacity under the indenture, the indenture trustee becomes insolvent, a receiver or other public officer takes charge of the indenture trustee or its property or the indenture trustee becomes incapable of acting. If the indenture trustee resigns or is removed or a vacancy exists in the office of indenture trustee for any reason, we will be obligated promptly to appoint a successor indenture trustee eligible under the indenture. No resignation or removal of the indenture trustee will become effective until acceptance of the appointment by a successor indenture trustee. We are responsible for payment of the expenses associated with any such removal or resignation.

The indenture trustee will at all times satisfy the requirements of the Trust Indenture Act and Rule 3a-7 under the Investment Company Act of 1940 and have a combined capital and surplus of at least $50 million and a long term debt rating of “BBB” (or the equivalent thereof) or better by all of the rating agencies from which a rating is available. If the indenture trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business or assets to, another entity, the resulting, surviving or transferee entity will without any further action be the successor indenture trustee.

The indenture trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers, provided that its conduct does not constitute willful misconduct, negligence or bad faith. We have agreed to indemnify the indenture trustee and its officers, directors, employees and agents against any and all loss, liability or expense (including reasonable attorney’s fees and expenses) incurred by it in connection with the administration of the trust and the performance of its duties under the indenture, provided that we are not required to pay any expense or indemnify against any loss, liability or expense incurred by the indenture trustee through the indenture trustee’s own willful misconduct, negligence or bad faith.

U.S. Bank is a national banking association and a wholly-owned subsidiary of U.S. Bancorp, which is currently ranked as the sixth largest bank holding company in the United States with total assets exceeding $219 billion as of December 31, 2006. As of December 31, 2006, U.S. Bancorp served approximately 14.2 million customers, operated 2,472 branch offices in 24 states and had over 50,000 employees. U.S. Bank has one of the largest corporate trust businesses in the country with offices in 46 U.S. cities. U.S. Bank has provided corporate trust services since 1924. As of December 31, 2006, U.S. Bank was acting as trustee with respect to over 76,000 issuances of securities with an aggregate outstanding principal balance of over $2.1 trillion. This portfolio includes corporate and municipal bonds, mortgage-backed and asset-backed securities and collateralized debt obligations. U.S. Bank serves or has served as indenture trustee, registrar and paying agent on several issues of rate-payer backed securities.

SECURITY FOR THE BONDS

General

The bonds issued under the indenture are payable solely from and secured solely by a pledge of and lien on the environmental control property and the other collateral as provided in the indenture. Environmental control property includes the right to impose, charge, collect and receive special, irrevocable nonbypassable charges, known as the environmental control charges, to be paid by all electric service customers (individuals, corporations, other business entities, the State of West Virginia and other federal, state and local governmental entities) located within Mon Power’s West Virginia service territory, the right to implement the true-up mechanism on the environmental control charges, the right to receive all revenues and collections resulting from the environmental control charges, and the other rights and interests arising under the financing order. See “Description of Environmental Control Property” in this prospectus. Mon Power’s West Virginia service territory includes the geographic area in which Mon Power provided electric delivery service to customers as of April 7, 2006, plus any subsequent enlargements of the geographic area in West Virginia within which Mon Power subsequently comes to provide electric service. Mon Power is the servicer with regard to the bonds.

The Financing Act and the financing order mandate that environmental control charges be adjusted at least semi-annually, or more frequently if necessary, to guarantee recovery of amounts sufficient to make all scheduled payments of principal and interest on the bonds on a timely basis. Through this adjustment mechanism, all electric customers share in the liabilities of all other electric service customers for the payment of the environmental control charges on a joint and several basis. See “Description of the Environmental Control Property - PSC Guaranteed True-Up Adjustments to the Environmental Control Charges” in this prospectus.

Series Trust; Issuance of Additional Securities

We have been organized to serve as a finance subsidiary of Mon Power. As authorized by the financing order, our organizational documents as well as the transaction documents supporting the bonds give us the authority and flexibility to issue additional indebtedness (including additional debt securities that are not environmental control bonds) in future transactions, with the approval of the PSC. The PSC may authorize and direct Mon Power to use us to implement other financings for the benefit of West Virginia ratepayers. As a result, we may acquire additional separate property (including property other than environmental control property) and issue one or more additional series of securities that are supported by such additional and separate property or other collateral. For example, such future financings may include additional series of environmental control bonds to finance costs of other environmental control facilities either at the Ft. Martin Project or at other Mon Power projects. If authorized by the future governmental action, such future financings may also include bonds issued to finance any extraordinary power purchase costs incurred by Mon Power, costs of Mon Power’s facilities or contracts that become uneconomic in connection with a future deregulation of the supply of electricity in West Virginia, or any other Mon Power costs that might be approved by a future PSC order.

Each series of securities that we may issue will be backed by separate property we acquire for the separate purpose of repaying that series (other than additional environmental control bonds issued under the financing order). Each series that we may issue will have the benefit of a true-up mechanism.

Any new series of securities may include terms and provisions that would be unique to that particular series.

However, we may not issue additional environmental control bonds or other securities if the issuance would result in the credit ratings on any outstanding series of environmental control bonds being reduced or withdrawn. It will be a condition of issuance for each series of environmental control bonds that the new series be rated “Aaa” by Moody’s, “AAA” by S&P and “AAA” by Fitch, Inc. See “Security for the Bonds--Allocations as Between Series of Environmental Control Bonds” in this prospectus. In addition, we may not issue additional securities unless each of the following conditions is satisfied:

•
each series has recourse only to the assets pledged to that series, is nonrecourse to our other assets and does not constitute a claim against us if cash flow from the pledged assets is insufficient to pay such other series in full;

•
we have provided to the indenture trustee and the rating agencies then rating any series of our outstanding environmental control bonds an opinion of a nationally recognized law firm experienced in such matters to the effect that such issuance would not result in our substantive consolidation with MPR or Mon Power, subject to the customary exceptions, qualifications and assumptions contained therein;

•	transaction documentation for the other series provides that holders of the securities of the other series will not file or join in filing of any bankruptcy petition against us;

•
if holders of such other series are deemed to have any interest in any of our assets that are dedicated to the bonds, holders of such other securities must agree that their interest in the assets that are dedicated to the bonds is subordinate to claims or rights of holders of the bonds;

•	each series will have its own bank accounts or trust accounts; and

•	each series will bear its own trustee fees, servicer fees and pro rata portion of fees due under the administration agreement.

Allocations as Between Series of Environmental Control Bonds

The bonds will not be subordinated in right of payment to any other series of environmental control bonds. Each series of environmental control bonds will be secured by its own environmental control property, which will include the right to impose, collect and receive environmental control charges calculated in respect of that series, and the right to impose interim and annual true-up adjustments to correct overcollections or undercollections in respect of that series. Each series will also have its own collection account, including any related subaccounts, into which collections of the environmental control charges relating to that series will be deposited and from which amounts will be withdrawn to pay the related series of environmental control bonds. Holders of one series of environmental control bonds will have no recourse to collateral for a different series. In the event that more than one series of environmental control bonds is issued, the administration fees, independent manager fees and other operating expenses payable by us on any payment date will be assessed to each series on a pro rata basis, based upon the respective outstanding amounts of each series. See “Security for the Bonds—Bondholder Collection Account and Subaccounts” and—“How Funds in the Collection Account Will be Allocated” in this prospectus.

Although each series of environmental control bonds will have its own environmental control property, environmental control charges relating to the bonds and environmental control charges relating to any other series will be collected through single bills to individual electric service customers that include all charges related to the purchase of electricity, without separately itemizing the environmental control charges component of the bill or the environmental control charges components applicable to separate series. In the event a customer does not pay in full all amounts owed under any bill including environmental control charges, each servicer is required to allocate any resulting shortfalls in environmental control charges ratably based on the amounts of environmental control charges owing in respect of the bonds, any amounts owing to any other series and amounts owing to any other subsequently created special-purpose subsidiaries of the utilities which issue environmental control bonds. See “The Servicing Agreement—Remittances to Collection Account” in this prospectus.

Pledge of Collateral

To secure the payment of principal of and interest on the bonds, we will grant to the indenture trustee a security interest in all of our right, title and interest (whether now owned or hereafter acquired or arising) in, to and under:

•	the environmental control property;

•	the transfer agreement, the sale agreement (including any bill of sale delivered thereunder), the servicing agreement and our administration agreement;

•
the collection account established under the indenture, all subaccounts of the collection account and all cash, securities, instruments, investment property or other assets deposited in or credited to the collection account from time to time;

•	any swap agreement entered into with respect to the issuance of the floating rate bonds;

•	all present and future claims, demands, causes and choses in action in respect of any or all of the foregoing;

•
all accounts, accounts receivable, general intangibles, chattel paper, documents, money, investment property, deposit accounts, notes, drafts, acceptances, letters of credit, letter of credit rights, insurance proceeds, condemnation awards, rights to payment of any and every kind and other forms of obligations and receivables, instruments and other property; and

•	all payments on or under and all proceeds in respect of any or all of the foregoing.

The security interest does not extend to:

•	cash or other property distributed to us from the collection account in accordance with the provisions of the indenture;

•	any cash released to any swap counterparty by the indenture trustee from the related tranche subaccount pursuant to the indenture; and

•
proceeds from the sale of the bonds required to pay the purchase price of the environmental control property paid pursuant to the transfer agreement and the sale agreement, as the case may be, and the costs of the issuance of the bonds.

We refer to the foregoing assets in which we, as assignee of the seller, will grant the indenture trustee a security interest as the “collateral” in this prospectus.

Security Interest in the Collateral

The Financing Act provides that a valid and enforceable security interest in environmental control property will attach and be perfected upon the later of: the issuance of a financing order, the execution and delivery of a security agreement with the indenture trustee in connection with issuance of a series of bonds, and the receipt of value for bonds. Upon perfection by filing notice with the Secretary of State of West Virginia, the Financing Act provides that a security interest in environmental control property is a continuously perfected security interest and has priority over any other lien, created by operation of law or otherwise, which may subsequently attach to the environmental control property unless the holder of any such lien has agreed in writing or otherwise. No continuation statements are necessary to maintain such perfection.

The relative priority of the lien and security interest perfected under the Financing Act is not impaired by later modification of the financing order or the commingling of revenues arising with respect to any environmental control property with other funds (subject to the tracing requirements of federal bankruptcy law).

A valid and enforceable lien and security interest in the environmental control property and the indenture states that it constitutes a security agreement within the meaning of the Financing Act. The servicer pledges in the servicing agreement to file with the Secretary of State of West Virginia on or before the date of issuance the filing required by the Financing Act to perfect the lien of the indenture trustee in the environmental control property. The seller will represent, at the time of issuance of the bonds, that no prior filing has been made under the terms of the Financing Act with respect to the environmental control property securing the bonds to be issued other than a filing that provides the indenture trustee with a first priority perfected security interest in the environmental control property.

Certain items of the collateral may not constitute environmental control property and the perfection of the indenture trustee’s security interest in those items of collateral would therefore be subject to the UCC or common law and not the Financing Act. These items include our rights in:

•	the transfer agreement, the sale agreement, the servicing agreement, our administration agreement and any interest rate swap agreement;

•
the capital subaccount or any other funds on deposit in the collection account that do not constitute environmental control charges collections together with all instruments, investment property or other assets on deposit therein or credited thereto and all financial assets and securities entitlements carried therein or credited thereto that do not constitute environmental control charges collections;

•
all accounts, accounts receivable, general intangibles, chattel paper, documents, money, investment property, deposit accounts, notes, drafts, acceptances, letters of credit, letter of credit rights, insurance proceeds, condemnation awards, rights to payment of any and every kind and other forms of obligations and receivables, instruments and other property; and

•	proceeds of the foregoing items.

As a condition to the issuance of the bonds, we will have made all filings and taken any other action required by the UCC or common law to perfect the lien of the indenture trustee in all the items included in collateral which do not constitute environmental control property. We will also covenant to take all actions necessary to maintain or preserve the lien and security interest on a first priority basis. We will provide an opinion of counsel at the time of issuance of the bonds, to the effect that no prior filing has been made with respect to the environmental control property under the terms of Article 9 of the UCC, other than a filing which provides the indenture trustee with a first priority perfected security interest in the collateral on a parity basis with that securing any outstanding bonds.

Bondholder Collection Account and Subaccounts

The trustee will establish a collection account for each series of bonds to hold the capital contribution from Mon Power and collected environmental control charges periodically remitted to the indenture trustee by the servicer. The collection account will consist of various subaccounts, including the following:

•	the general subaccount;

•	the excess funds subaccount;

•	the capital subaccount; and

•	the tranche subaccount for any tranche of floating rate bonds.

Withdrawals from and deposits to these subaccounts will be made as described below.

All amounts in the collection account not allocated to any other subaccount will be allocated to the general subaccount. Unless the context indicates otherwise, references in this prospectus to the collection account include each of the subaccounts contained therein. The primary purpose of the capital subaccount and excess funds subaccount is not to provide credit enhancement for the bonds. However, amounts in the capital subaccount and excess funds subaccount may be used to make debt service payments on the bonds when needed.

An eligible institution means (1) the corporate trust department of the indenture trustee or a subsidiary thereof or (2) a depository institution organized under the laws of the United States of America or any State thereof (or any domestic branch of a foreign bank) (A) which has either (i) a long-term unsecured debt rating of “AAA” by S&P and “Aaa” by Moody’s and “AAA” by Fitch if rated by Fitch, Inc. or (ii) a short-term certificate of deposit rating of “A-1 +” by S&P; “P-1” by Moody’s and “F1+” by Fitch if rated by Fitch, Inc., or any other long-term, short-term or certificate of deposit rating acceptable to the rating agencies and (B) whose deposits are insured by the Federal Deposit Insurance Corporation.

Funds in the collection account may be invested only in such investments as meet the criteria of the rating agencies as being consistent with the ratings of the bonds, which include the following eligible investments (subject to additional restrictions in the indenture):

•	direct obligations of, or obligations fully and unconditionally guaranteed as to timely payment by, the U.S.;

•	demand deposits, time deposits, certificates of deposit or bankers’ acceptances of eligible institutions;

•
commercial paper (other than commercial paper issued by Allegheny Energy, Inc. or any of its affiliates) having, at the time of investment or contractual commitment to invest, a rating in the highest rating category from each rating agency from which a rating is available;

•	money market funds which have the highest rating from each rating agency from which a rating is available;

•
repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the U.S. or certain of its agencies or instrumentalities, entered into with certain depository institutions or trust companies;

•	repurchase obligations with respect to certain securities and whole loans;

•	any other investment permitted by each rating agency, in each case which matures on or before the business day preceding the next payment date; or

•	a guaranteed investment contract provided by an entity with a long-term debt rating of not less that “Aa3” by Moody’s and “AA-” by S&P and Fitch.

The indenture trustee will have access to the collection account for the purpose of making deposits in and withdrawals from the collection account in accordance with the indenture. The servicer will select the eligible investments in which funds will be invested, unless otherwise directed by us.

The servicer will remit environmental control charges payments to the collection account in the manner described under “The Servicing Agreement—Remittances to the Collection Account” in this prospectus.

The General Subaccount. The indenture trustee will deposit collected environmental control charges remitted to it by the servicer with respect to the bonds into the general subaccount. On each payment date, the indenture trustee will allocate amounts in the general subaccount as described under “Security for the Bonds — How Funds in the Collection Account Will Be Allocated” below in this prospectus.

The Excess Funds Subaccount. The indenture trustee will deposit to the collection account and will allocate to the excess funds subaccount Mon Power’s share of amounts in the project fund upon completion of construction of the project. In addition, the excess funds subaccount will be funded on any semi-annual payment date with collected environmental control charges and earnings on amounts in the collection account, other than the amount of the permitted return on amounts held in the capital subaccount, in excess of the amount necessary to pay:

•	fees and expenses, including any indemnity payments, of the indenture trustee, our independent managers, the servicer and the administrator and other fees, expenses, costs and charges;

•
principal and interest payments on the bonds, which in the case of interest on any tranche of floating rate bonds will be the gross fixed amount for that tranche on that payment date that is required to be paid or scheduled to be paid to the swap counterparty on that payment date; and

•	any amount required to replenish any amounts drawn from the capital subaccount.

The periodic adjustments of the environmental control charges, as described above, will be calculated to eliminate any amounts held in the excess funds subaccount.

If amounts available in the general subaccount are not sufficient to pay the fees and expenses due on any payment date, to make required or scheduled payments to the bondholders and to replenish any amounts drawn from the capital subaccount, the indenture trustee will first draw on any amounts in the excess funds subaccount to make those payments.

The Capital Subaccount. On the date we issue the bonds, MPR will deposit $[ ] into the capital subaccount as a capital contribution to us, which is equal to 0.5% of the initial outstanding principal balance of the bonds. The capital contribution has been set at a level sufficient to obtain the desired federal tax treatment. If amounts available in the general subaccount and the excess funds subaccount are not sufficient to make required or scheduled payments to the bondholders and to pay the fees and expenses specified in the indenture due on any payment date, the indenture trustee will draw on amounts in the capital subaccount to make those payments.

The Tranche Subaccount. A subaccount, referred to as the tranche subaccount, will be established for each tranche of floating rate bonds upon issuance. On the business day preceding each quarterly payment date, the indenture trustee will allocate to each tranche subaccount from the general subaccount an amount equal to the gross fixed amount for the related floating rate tranche on that payment date. On that day, any net swap payment will be paid to the related swap counterparty from the tranche subaccount, or any net swap receipt from the related swap counterparty will be deposited into the tranche subaccount. On the related payment date, amounts in each tranche subaccount will be paid as interest to the holders of the floating rate bonds. In the event of a shortfall of funds in any tranche subaccount to make a net swap payment due the related swap counterparty and to pay interest on each tranche of floating rate bonds, those amounts will be paid on a pro rata basis based on the relative amounts due in respect of the swap and the interest on that tranche. Any balance remaining in the tranche subaccount after payments have been made to the holders of floating rate bonds on a quarterly payment date will be transferred to the collection account for allocation on the next payment date, except that swap termination payments made by a swap counterparty to us will remain in the tranche subaccount for up to twelve months to satisfy required payments to a replacement swap counterparty if necessary and, to the extent not so used after that period, will be deposited in the general subaccount of the collection account.

To the extent that any shortfall in the payment of interest on any floating rate bonds as a result of a swap counterparty’s failure to pay any net swap receipt due under the related interest rate swap agreement, and to the extent such shortfall is not reduced to zero by the application of any amounts otherwise applicable to principal payments on any tranche and amounts on deposit in the capital and excess funds subaccounts, after payment of fixed-rate interest or accounting for the accrual of interest on fixed rate bonds if such date is not a payment date for the related fixed rate bond or fixed swap payments, as applicable, with respect to all tranches of bonds, such shortfall will be deferred and will be payable on the next succeeding quarterly payment date on which sufficient funds are available after allocation of amounts to then currently accrued interest on all bonds, and in any event no later than the legal maturity date of the affected bonds, with interest thereon at the floating rate applicable to the affected bonds.

How Funds in the Collection Account Will Be Allocated

Amounts remitted to the indenture trustee with respect to the bonds, including any indemnity amounts and all investment earnings on amounts in the subaccounts in the collection account, will be deposited into the general subaccount of the collection account. Amounts remitted by the servicer to the indenture trustee that were paid by a swap counterparty in respect of floating rate interest under an interest rate swap agreement will be deposited into the tranche subaccount of the collection account.

At least semi-annually, during the life of the bonds, the servicer will calculate and set the environmental control charges to a level guaranteed to generate revenues sufficient to pay fees and expenses described above of servicing and retiring the bonds, to pay interest on, and scheduled principal of, the bonds and to replenish the capital subaccount as required for the next semi-annual payment on the bonds. See “Description of the Environmental Control Property - PSC Guaranteed True-Up Adjustments to the Environmental Control Charges” in this prospectus

On each payment date on which payments are due on the fixed rate bonds, the indenture trustee will allocate or pay all amounts on deposit in the general subaccount (and, with respect to interest on the floating rate bonds, amounts in the tranche subaccount other than swap termination payments) of the collection account in the following priority, all in accordance with a servicer’s officer certificate:

1.     payment of the indenture trustee’s fees, expenses and any outstanding indemnity amounts relating to the bonds;

2.     payment of the servicing fee, which will be a fixed amount specified in the servicing agreement, plus any unpaid servicing fees from prior payment dates;

3.     payment of the administration fee, which will be a fixed amount specified in our administration agreement, plus any unpaid administration fees from prior payment dates and the fees of our independent managers, which will be in an amount specified in an agreement between us and our independent managers plus any unpaid independent manager fees from prior payment dates;

4.     payment of all of our other ordinary periodic operating expenses relating to the bonds, such as accounting and audit fees, rating agency fees, legal fees and certain reimbursable costs of the servicer under the servicing agreement;

5.     payment of the interest then due on the bonds, amounts payable in respect of periodic payments to the swap counterparty under any interest rate swap agreement and any deferred interest on any floating rate bonds;

6.     payment of (a) the principal then required to be paid on the bonds at final maturity or acceleration, (b) principal then scheduled to be paid on the bonds and (c) any swap termination payments payable as a result of a senior termination event, described under “Description of the Bonds—Interest Rate Swap Agreements—Interest Rate Swap Agreement Events of Default and Termination Events” in this prospectus;

7.     payment of any of our remaining unpaid operating expenses and any remaining amounts owed pursuant to the basic documents relating to the bonds, including any remaining indemnity amounts, and any other amounts owed pursuant to any interest rate swap agreement, other than swap termination payments;

8.     replenishment of any amounts drawn from the capital subaccount;

9.     any swap termination payments (other than those payments resulting from a senior termination event), which will be payable only after all of the bonds have been paid in full;

10.   release to the seller of an amount equal to the rate of return (calculated at _% per annum) on the 0.5% of the aggregate initial principal amount of the bonds initially contributed to the capital subaccount, including any portion of such rate of return for any prior payment date that has not yet been paid, so long as no event of default has occurred and is continuing; and

11.   allocation of the remainder, if any, to the excess funds subaccount.

If, on any semi-annual payment date, funds in the general subaccount (and, with respect to interest on the floating rate bonds the tranche subaccount) are insufficient to make the allocations or payments contemplated by items 1 through 9 above, the indenture trustee will draw from amounts on deposit in the following subaccounts in the following order up to the amount of the shortfall:

1.     from the excess funds subaccount for allocations and payments contemplated in items 1 through 9; and

2.     from the capital subaccount for allocations and payments contemplated by items 1 through 7 above.

On each quarterly payment date on which interest payments are to be made in respect of floating rate bonds but not in respect of fixed rate bonds, the indenture trustee will allocate or pay all amounts on deposit in the general subaccount (and, with respect to interest on the floating rate bonds, the tranche subaccount other than amounts relating to swap termination payments) of the collection account for the floating rate bonds in the following priority, all in accordance with a servicer’s officer certificate:

1.     payment of the indenture trustee’s expenses and any outstanding indemnity amounts relating to the bonds;

2.     payment of any unpaid servicing fees from prior payment dates;

3.     payment of all of our other ordinary periodic operating expenses relating to the bonds, such as accounting and audit fees, rating agency fees, legal fees and reimbursable costs of the servicer under the servicing agreement;

4.     payment of the interest then payable on the floating rate bonds, amounts payable in respect of periodic payments to the swap counterparty under any interest rate swap agreement and any deferred interest on any floating rate bonds; and

5.     allocation of the remainder, if any, to the general subaccount.

If, on any such quarterly payment date, funds in the general subaccount and the tranche subaccount are insufficient to make the allocations or payments contemplated by items 1 through 4 above, the indenture trustee will draw from amounts on deposit, first, in the excess funds subaccount and, second, in the capital subaccount for allocations and payments contemplated in items 1 through 4, up to the amount of the shortfall.

If, on any payment date, available collections of environmental control charges are not sufficient to pay interest due on all outstanding bonds on that payment date, amounts available will be allocated “pro rata” based on the amount of interest payable on each tranche of the bonds. However, if we issue one or more floating rate tranches or subtranches of bonds having interest payment dates more frequently than the fixed rate tranches of the bonds, any payments made in respect of interest on the floating rate tranches or subtranches of bonds on the preceding payment date, on which no payments in respect of interest were due on the fixed rate tranches of bonds, will be taken into account in determining the “pro-rata” allocation.

If, on any payment date, remaining collections of environmental control charges allocable to the bonds, together with available amounts in the subaccounts, are not sufficient to pay principal due and payable on all outstanding bonds on that payment date, amounts available will be allocated pro rata based on the principal amount of each tranche then due and payable. If, on any payment date, remaining collections of environmental control charges allocable to the bonds, together with available amounts in the subaccounts, are not sufficient to pay principal scheduled to be paid on all outstanding bonds, amounts available will be allocated sequentially to each tranche then scheduled to be paid on the payment date. If the indenture trustee uses amounts on deposit in the capital subaccount to pay those amounts or make those transfers, as the case may be, subsequent adjustments to the related environmental control charges will take into account, among other things, the need to replenish those amounts.

State Pledge

The State Pledge in the Financing Act is described under “The Financing Act and the Financing Order - The Financing Act Contains a State Pledge” in this prospectus. The bondholders and the indenture trustee will be entitled to the benefit of the State Pledge and we are authorized to and will include the State Pledge on the bonds. We acknowledge that any purchase of an environmental control bond is made in reliance on the State Pledge.

Fees and Expenses

Estimated annual fees and expenses payable from the environmental control charges are shown below. For the priorities in application of funds under the indenture, please refer to “Allocation of Funds” and “Security for the Bonds—How Funds in the Collection Account Will Be Allocated” in this prospectus.

Estimated Annual Fees and Expenses
Administration	$55,000
Independent Managers	$5,000
Accounting	$50,000
Rating Agency	$8,000
Servicing	$173,000
Legal	$5,000
Miscellaneous	$20,000
Total	$356,000

THE TRANSFER AGREEMENT

The following summary describes the material terms and provisions of the transfer agreement pursuant to which the utility will transfer the environmental control property to the seller. We have filed the form of transfer agreement as an exhibit to the registration statement of which this prospectus forms a part. This summary does not purport to be complete and is subject to, and is qualified by reference to, the provisions of the transfer agreement.

Contribution of Environmental Control Property

On the date of delivery of the bonds (which we refer to below as a closing date), under the transfer agreement, the utility will contribute to the seller in an absolute transfer, without recourse except as provided in the transfer agreement, the initial environmental control property. If additional series of bonds are issued under the financing order, then the conditions described below must also be satisfied each time a contribution of environmental control property is made, which we also refer to as an issuance date.

In accordance with the Financing Act and the transfer agreement, the environmental control property will be contributed as a condition to the issuance of the bonds; and the contribution of the environmental control property will be perfected as against all third persons, including judicial lien creditors. The utility’s accounting records will reflect the contribution and absolute transfer of environmental control property to the seller.

The contribution of environmental control property under the transfer agreement is subject to the satisfaction or waiver of each of the following conditions:

•	the utility was not insolvent and will not have been made insolvent by that contribution, and the utility is not aware of any pending insolvency with respect to itself;

•	no breach by the utility of its representations, warranties or covenants in the transfer agreement shall exist, and no servicer default shall have occurred and be continuing;

•
we shall have sufficient funds available to pay the purchase price for the environmental control property to be conveyed on that date under the sale agreement, and all conditions to the issuance of the bonds intended to provide those funds set forth in the indenture shall have been satisfied or waived;

•
the utility shall have taken all action required to transfer to the seller ownership of the environmental control property, free and clear of all liens other than liens created by us under the indenture, the seller shall have taken any action required for the seller to transfer to us ownership of the environmental control property to be conveyed on that date, free and clear of all liens other than liens created by us under the indenture, and we shall have taken, or the servicer shall have taken on our behalf, any action required for us to grant the indenture trustee a first priority perfected security interest in the collateral and maintain that security interest as of that date;

•
in the case of a subsequent contribution of environmental control property only, on or prior to such closing date, the utility shall have provided the seller, us, and the rating agencies with a timely additional notice;

•	the utility shall have delivered to the rating agencies, the seller and us the opinion of counsel specified in the transfer agreement and other opinions of counsel to the indenture trustee; and

•	the utility shall have delivered to the seller, the indenture trustee and us an officers’ certificate confirming the satisfaction of each condition precedent specified above.

Representations and Warranties of the Utility

The utility will make representations and warranties to the seller as of the closing date, and acknowledge that those representations and warranties are also for the benefit of us, as assignee of the seller, and the indenture trustee, as assignee of us that:

•	all information provided by the utility to the seller in writing with respect to the environmental control property is correct in all material respects;

•
the transfers and assignments contemplated by the transfer agreement constitute absolute transfers of the environmental control property from the utility to the seller, and the beneficial interest in and title to the environmental control property would not be part of the debtor’s estate in the event of the filing of a bankruptcy petition by or against the utility under any bankruptcy law;

•
the utility is the sole owner of the environmental control property being contributed to the seller on the closing date, the environmental control property has been validly transferred to the seller free and clear of all liens other than liens created by us under the indenture and all filings, including filings with the Secretary of State of West Virginia under the Financing Act, necessary in any jurisdiction to give the seller a valid ownership interest in the transferred environmental control property free and clear of all liens of the utility or anyone claiming through the utility and to give the seller a first priority perfected security interest in the environmental control property have been made, other than any such filings—except for filings with the Secretary of State of West Virginia under the Financing Act and filings under the Uniform Commercial Code with the Secretaries of State of West Virginia, Delaware and Nevada —the absence of which would not have a material adverse impact on:

-	the ability of the servicer to collect environmental control charges with respect to the environmental control property; or

-	the rights of the seller with respect to the environmental control property;

•
the financing order has been issued by the PSC in accordance with the Financing Act, the financing order and the process by which it was issued comply with all applicable laws, rules and regulations and the financing order is in full force and effect;

•
as of the closing date, the bonds are entitled to the protections provided by the Financing Act and, accordingly, the provisions of the financing order relating to the environmental control property and environmental control charges are not revocable by the PSC;

•
under the Financing Act, the State of West Virginia has pledged that it will not take or permit any action that impairs the value of environmental control property or, except as allowed in connection with the adjustment mechanism provided for in the Financing Act, reduce, alter or impair environmental control charges that are imposed, collected and remitted for the benefit of the bondholders, until any principal, interest and redemption premium in respect of the bonds, all financing costs and all amounts to be paid under any ancillary agreement are paid or performed in full;

•
under applicable federal and West Virginia constitutional principles relating to the impairment of contracts, the West Virginia legislature could not, absent a demonstration that such action was necessary to serve a significant and legitimate public purpose, repeal or amend the Financing Act, nor could the State of West Virginia (or the PSC in exercising its legislative powers) take any action or fail to take any action required by the State Pledge if the repeal or amendment, or the action or inaction, would substantially limit, alter, impair or reduce the value of the environmental control property or the environmental control charges;

•
under applicable West Virginia constitutional principles relating to the impairment of liens, the West Virginia legislature could not enact legislation (other than a law passed by the West Virginia legislature in the valid exercise of the state’s police power) that repeals the State Pledge or limits, alters, impairs or reduces the value of the environmental control property or the environmental control charges so as to impair (i) the terms of the indenture or the bonds or (ii) the rights and remedies of the bondholders (or the indenture trustee acting on their behalf) prior to the time that the bonds are fully paid and discharged if such action would prevent the payment of the bonds or would significantly affect the security for the bonds;

•
there is no order by any court providing for the revocation, alteration, limitation or other impairment of the Financing Act, the financing order, the environmental control property or the environmental control charges or any rights arising under any of them or which seeks to enjoin the performance of any obligations under the financing order;

•
no other approval, authorization, consent, order or other action of, or filing with any court, federal or state regulatory body, administrative agency or other governmental instrumentality is required in connection with the creation of environmental control property, except those that have been obtained or made;

•
except as disclosed by the utility to the seller, there are no proceedings or investigations pending or, to the best of the utility’s knowledge, threatened before any court, federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the utility or its properties challenging the financing order or the Financing Act;

•
no failure on any closing date or any time after that date to satisfy any condition imposed by the Financing Act with respect to the recovery of stranded costs will have a material adverse effect on the creation or contribution under the transfer agreement of the environmental control property or the right to collect environmental control charges;

•	the assumptions used in calculating environmental control charges are reasonable and made in good faith;

•
the environmental control property constitutes an existing present property right that will continue to exist until the bonds issued pursuant to the financing order and all financing costs of the bonds have been paid in full;

•
the environmental control property consists of (A) the rights and interests of the utility, the seller, as assignee of the utility, and us, as assignee of the seller, including the right to impose, charge, collect and receive environmental control charges in the amount necessary to provide for full payment and recovery of all environmental control costs and financing costs determined to be recoverable in the financing order, and any interest in such rights and interests; (B) the right under the financing order to obtain environmental control charges adjustments; and (C) all revenues, receipts, collections, rights to payment, payments, moneys, claims or other proceeds arising from the rights and interests described in clauses (A) and (B) above;

•	the financing order, including the right to collect environmental control charges, has been declared to be irrevocable by the PSC;

•
the utility is a corporation duly organized and in good standing under the laws of the State of West Virginia, with corporate power and authority to own its properties and conduct its business as currently owned or conducted;

•
the utility has the corporate power and authority to execute and deliver the transfer agreement and to carry out its terms; the utility has full corporate power and authority to own the environmental control property and transfer the environmental control property; the utility has duly authorized that transfer to the seller by all necessary corporate action; and the execution, delivery and performance of the transfer agreement have been duly authorized by the utility by all necessary corporate action;

•
the transfer agreement constitutes a legal, valid and binding obligation of the utility, enforceable against the utility in accordance with its terms, subject to customary exceptions relating to bankruptcy and equitable principles;

•
the consummation of the transactions contemplated by the transfer agreement and the fulfillment of the terms of that agreement do not conflict with, result in any breach of any of the terms and provisions of, nor constitute, with or without notice or lapse of time, a default under, the articles of incorporation or by-laws of the utility, or any indenture, agreement or other instrument to which the utility is a party or by which it shall be bound; nor result in the creation or imposition of any lien upon any of its properties—other than any rights under the transfer agreement—under the terms of any indenture, agreement or other instrument; nor, to the utility’s knowledge, violate any law or any order, rule or regulation applicable to the utility of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the utility or its properties;

•
except for filings under the Uniform Commercial Code or the Financing Act, no approval, authorization, consent, order or other action of, or filing with, any court, federal or state regulatory body, administrative agency or other governmental instrumentality is required in connection with the execution and delivery by the utility of the transfer agreement, the performance by the utility of the transactions contemplated by the transfer agreement or the fulfillment by the utility of the terms of the transfer agreement, except those which have previously been obtained or made;

•
except as disclosed by the utility to the seller, there are no proceedings or investigations pending or, to the utility’s best knowledge, threatened, before any court, federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the utility or its properties:

-	asserting the invalidity of the basic documents, the bonds, the Financing Act or the financing order; or

-	seeking to prevent the issuance of the bonds or the consummation of the transactions contemplated by the basic documents or the bonds; or

-
seeking any determination or ruling that could be reasonably expected to materially and adversely affect the performance by the utility of its obligations under, or the validity or enforceability of, the basic documents or the bonds or the financing order;

•	after giving effect to the contribution of any environmental control property under the transfer agreement, the utility:

-	is solvent and expects to remain solvent;

-	is adequately capitalized to conduct its business and affairs considering its size and the nature of its business and intended purposes;

-	is not engaged nor does it expect to engage in a business for which its remaining property represents unreasonably small capital;

-	believes that it will be able to pay its debts as they become due and that such belief is reasonable; and

-	is able to pay its debts as they mature and does not intend to incur, or believe that it will incur, indebtedness that it will not be able to repay at its maturity;

•
the utility is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business shall require those qualifications, licenses or approvals, except where the failure to so qualify or obtain such licenses and approvals would not be reasonably likely to have a material adverse effect on the utility’s business, operations, assets, revenues or properties; and

•	the representations and warranties made by the seller under the sale agreement are true and correct in all material respects.

Covenants of the Utility

In the transfer agreement, the utility makes the following covenants:

•
So long as any of the bonds are outstanding, the utility will, except in the case of a merger, consolidation, division, asset disposition or other similar transaction permitted under the terms of the transfer agreement, keep in full force and effect its corporate existence and remain in good standing, in each case under the laws of the jurisdiction of its incorporation, and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or will be necessary to protect the validity and enforceability of the transfer agreement and each other instrument or agreement to which the utility is a party necessary to the proper administration of the transfer agreement and the transactions contemplated thereby.

•
Except for the conveyances under the transfer agreement, the utility will not sell, pledge, assign or transfer to any other person, or grant, create, incur, assume or suffer to exist any lien on, any of the environmental control property, whether now existing or hereafter created, or any interest therein. The utility will not at any time assert any lien against or with respect to any environmental control property, and will defend the right, title and interest of the seller, us, as assignee of the seller, and the indenture trustee, in, to and under the environmental control property and the transferred environmental control property, as the case may be, whether now existing or hereafter created against all claims of third parties claiming through or under the utility.

•
Subject to the terms of the servicing agreement, if the utility receives collections in respect of the environmental control charges, other than in its capacity as servicer, the utility agrees to pay the servicer all estimated payments received by the utility in respect thereof as soon as practicable after receipt is known by the utility, but in no event later than two business days after such receipt is known by the utility.

•
The utility will notify us and the indenture trustee promptly after becoming aware of any lien on any environmental control property other than the conveyances under the transfer agreement or under the sale agreement, the indenture or the other basic documents.

•
The utility agrees to comply with its organizational or governing documents and all laws, treaties, rules, regulations and determinations of any governmental instrumentality applicable to the utility, except to the extent that failure to so comply would not have a material adverse effect on the seller’s, our or the indenture trustee’s interests in the environmental control property or the transferred environmental control property, as applicable, under any of the basic documents or the utility’s performance of its obligations under the transfer agreement or under any of the other basic documents to which it is a party.

•	So long as any of the bonds are outstanding:

-	the utility will treat the bonds as debt of the utility for federal income tax purposes to the extent permitted by law;

-
the utility will clearly disclose in its financial statements that it is not the owner of the environmental control property and that our assets are not available to pay creditors of the utility or any of its affiliates;

-	the utility will clearly disclose the effects of all transactions among the utility, the seller and us in accordance with generally accepted accounting principles;

-
the utility will not make any statement or reference in respect of the environmental control property that is inconsistent with the ownership thereof by the seller or, after the sale of the transferred environmental control property by the seller to us, by us; and

-
the utility will not take any action in respect of the environmental control property except solely in its capacity as the servicer thereof pursuant to the servicing agreement or as otherwise contemplated by the basic documents.

•	The utility agrees that upon the sale by the utility of the environmental control property to the seller pursuant to a bill of sale:

-
to the fullest extent permitted by law, including applicable PSC regulations, the seller will have all of the rights originally held by the utility with respect to the environmental control property, including the right to collect any amounts payable by any customer or third party in respect of such environmental control property, notwithstanding any objection or direction to the contrary by the utility; and

-
any payment by any customer or third party to the seller will discharge such customer’s or such third party’s obligations in respect of such environmental control property to the extent of such payment, notwithstanding any objection or direction to the contrary by the utility.

•
The utility will deliver to the seller, us and the indenture trustee promptly after having obtained knowledge thereof, written notice in an officers’ certificate of any event that would require indemnification or any event which, with the giving of notice or the passage of time, would require indemnification.

•
The utility will execute and file such filings, including filings with the PSC pursuant to the Financing Act and the financing order, and cause to be executed and filed such filings, all in such manner and in such places as may be required by law fully to preserve, maintain, and protect the interests of the seller in the environmental control property, including all filings required under the Financing Act relating to the transfer of the ownership or security interest in the environmental control property by the utility to the seller. The utility agrees to take such legal or administrative actions, including defending against or instituting and pursuing legal actions and appearing or testifying at hearings or similar proceedings, as may be reasonably necessary (i) to protect the seller, us, the indenture trustee and the bondholders from claims, state actions or other actions or proceedings of third parties which, if successfully pursued, would result in a breach of any representation or warranty of the utility set forth in the transfer agreement or (ii) to block or overturn any attempts to cause a repeal of, modification of or supplement to the Financing Act or the financing order or the rights of holders of environmental control property by legislative enactment or constitutional amendment that would be materially adverse to the holders of environmental control property.

•
So long as any of the bonds are outstanding, the utility will, and will cause each of its subsidiaries to, pay all material taxes, including assessments and governmental charges imposed upon it or any of its properties or assets or with respect to any of its franchises, business, income or property before any penalty accrues thereon if the failure to pay any such taxes, assessments and governmental charges would, after any applicable grace periods, notices or other similar requirements, result in a lien on the environmental control property; provided that no such tax need be paid if the utility or one of its subsidiaries is contesting the same in good faith by appropriate proceedings promptly instituted and diligently conducted and if the utility or such subsidiary has established appropriate reserves as will be required in conformity with generally accepted accounting principles.

•
So long as any of the bonds are outstanding, the utility will not permit any third party to bill or collect environmental control charges on behalf of us except (a) as a subcontractor under the active supervision of the servicer or (b) as required by applicable law or regulation and to the extent permitted by applicable law or regulation, after written notice of such arrangement is furnished to the rating agencies.

Amendment

The transfer agreement may be amended by the seller and the utility, with the consent of the indenture trustee and upon the satisfaction of the rating agency condition and the PSC condition. Promptly after the execution of any such amendment or consent, the utility will furnish written notification of the substance of such amendment or consent to each of the rating agencies. Prior to the execution of any amendment to the transfer agreement, we and the indenture trustee will be entitled to receive and rely upon an opinion of counsel stating that the execution of such amendment is authorized or permitted by the transfer agreement.

Indemnification; Defense of Bondholders Interest

The utility shall indemnify the seller, us and the indenture trustee, for itself and on behalf of the bondholders, and specified related parties, against:

•
any and all taxes, other than any taxes imposed on bondholders solely as a result of their ownership of bonds, resulting from the acquisition or holding of environmental control property by the seller or holding of transferred environmental control property by us or our issuance and sale of the bonds;

•
any and all amounts of principal of and interest on the bonds not paid when due or when scheduled to be paid in accordance with their terms and the amount of any deposits to us required to have been made in accordance with the terms of the basic documents which are not made when so required, in either case as a result of such utility’s breach of any of its representations, warranties or covenants contained in the transfer agreement; and

•	any liabilities, obligations, losses, damages, payments or expenses which result from:

-	the utility’s willful misconduct, bad faith or negligence in the performance of its duties or observance of its covenants under the transfer agreement;

-	the utility’s reckless disregard of its obligations and duties under the transfer agreement; or

-	the utility’s breach of any representations or warranties under the transfer agreement.

The utility also will indemnify the PSC, for the benefit of customers, for any losses, including but not limited to losses in the form of higher environmental control charges, that customers may incur by reason of (i) any failure of the utility’s representations or warranties in the transfer agreement, (ii) any breach of the utility’s covenants in the transfer agreement, (iii) any failure of the seller’s representations in the sale agreement or (iv) by breach of the seller’s covenants in the sale agreement. The utility will not be liable for any losses resulting solely from a downgrade in the ratings on the bonds or any consequential, incidental or indirect damages, including any loss of market value of the bonds, resulting from any downgrade of the ratings of the bonds.

The indemnities described above will survive the termination of the transfer agreement and include reasonable fees and expenses of investigation and litigation, including reasonable attorneys’ fees and expenses.

If an indemnification event occurs, the utility will notify the seller, us and the indenture trustee of the occurrence of that event. Amounts on deposit in the excess funds subaccount and the capital subaccount will not be available to satisfy any indemnification amounts owed by the utility under the transfer agreement.

The utility will not indemnify the seller, us or the indenture trustee on behalf of the bondholders as a result of the State of West Virginia’s exercise of its power under the Financing Act or a change in law by legislative enactment or constitutional amendment or the State of West Virginia’s limitation, alteration, impairment or reduction of the value of environmental control property or environmental control charges after any closing date in breach of the pledge of the State of West Virginia. See “Risk Factors — Risks Associated With Potential Judicial, Legislative or Regulatory Actions” in this prospectus.

The utility shall also be obligated to take those legal or administrative actions, including defending against or instituting and pursuing legal actions and appearing or testifying at hearings or similar proceedings, as may be reasonably necessary:

•
to protect the seller, us, the indenture trustee and the bondholders from claims, state actions or other actions or proceedings of third parties which, if successfully pursued, would result in a breach of any of the utility’s representations and warranties in the transfer agreement; or

•
to block or overturn any attempts to cause a repeal of, modification of or supplement to the Financing Act, the financing order or the rights of holders of environmental control property by legislative enactment or constitutional amendment that would be adverse to the holders of environmental control property.

In addition, the utility is required to execute and file those filings, including filings with the PSC under the Financing Act, as may be required to fully preserve, maintain and protect the interests of the seller in the environmental control property. Other than as described in the previous paragraph, the utility shall not be under any obligation to appear in, prosecute or defend any legal action that shall not be incidental to its obligations under the transfer agreement and that in its opinion may involve it in any expense or liability.

Matters Regarding Utility

Any person that succeeds to any material part of the electric distribution business of the utility shall be the successor to the utility if those persons execute an agreement of assumption to perform every obligation of the utility under the transfer agreement. The transfer agreement further requires that:

•
immediately after giving effect to that transaction, no representation or warranty made by the utility in the transfer agreement shall have been breached and no servicer default, and no event that, after notice or lapse of time, or both, would become a servicer default shall have occurred and be continuing;

•	the rating agencies shall have received prior written notice of that transaction; and

•	specified officers’ certificates and opinions of counsel shall have been delivered to us, the seller and the indenture trustee.

THE SALE AGREEMENT

The following summary describes the material terms and provisions of the sale agreement pursuant to which we will purchase environmental control property from the seller. We have filed the form of the sale agreement as an exhibit to the registration statement of which this prospectus forms a part. This summary does not purport to be complete and is subject to, and is qualified by reference to, the provisions of the sale agreement.

Sale and Assignment of Environmental Control Property

On the issuance date, pursuant to the sale agreement, the seller will offer and sell transferred environmental control property to us, subject to the satisfaction of the conditions specified in the sale agreement and the indenture. We will finance our purchase of transferred environmental control property through issuance of the bonds. On the date of issuance of the bonds, the seller will sell to us, without recourse, its entire right, title and interest in and to the transferred environmental control property to be transferred to us on that transfer date.

Under the Financing Act, each sale of environmental control property will constitute a true sale under state law whether or not:

•	we have any recourse against MPR;

•	MPR retains any equity interest in the environmental control property;

•	Mon Power acts as a collector of environmental control charges relating to the environmental control property; or

•	MPR and Mon Power treat the transfer as a financing for tax, financial reporting or other purposes.

In accordance with the Financing Act, a valid and enforceable lien and security interest in the environmental control property will be created upon the effectiveness of the financing order and the execution and delivery of the sale agreement in connection with the issuance of the bonds. The lien and security interest attaches automatically from the time that value is received for the bonds and, on perfection through the timely filing of a notice with the Secretary of State of West Virginia, will be a continuously perfected lien and security interest in the environmental control property. Upon the effectiveness of the financing order, the execution and delivery of the sale agreement and the related bill of sale and the filing of a notice with the Secretary of State of West Virginia in accordance with the Financing Act, the transfer of the environmental control property will be perfected as against all third persons, including subsequent judicial or other lien creditors.

Conditions to the Sale of Environmental Control Property

Our obligation to purchase transferred environmental control property on the issue date for the bonds is subject to the satisfaction or waiver of each of the following conditions:

•	on or prior to the issuance date, the seller must deliver to us a duly executed bill of sale identifying transferred environmental control property to be conveyed on that date;

•
on or prior to the issuance date, the representations and warranties of the seller in the sale agreement must be true and correct, the seller may not have breached any of its covenants in the sale agreement, and the servicer may not be in default under the servicing agreement, and the transferor may not have breached any of its representations and warranties under the transfer agreement;

•
on or prior to the issuance date, we must have sufficient funds available to pay the purchase price for transferred environmental control property to be conveyed and all conditions set forth in the indenture to the issuance of the bonds shall have been satisfied or waived;

•
on or prior to the issuance date, the seller must have taken all action required to transfer ownership of transferred environmental control property to be conveyed to us on the issuance date, free and clear of all liens other than liens created pursuant to the basic documents; and we or the servicer, on our behalf, must have taken any action required for us to grant the indenture trustee a first priority perfected security interest in the collateral and maintain that security interest as of the issuance date;

•	the seller must receive and deliver to us and the rating agencies opinions requested by us;

•	the seller must deliver to us and to the indenture trustee an officers’ certificate confirming the satisfaction of each of these conditions; and

•	the seller shall have received the purchase price.

Seller Representations and Warranties

In the sale agreement, the seller will represent and warrant to us, as of the issue date, among other things, that:

•
the seller is duly organized, validly existing and in good standing under the laws of Delaware, with requisite limited liability company power and authority to own its properties and conduct its business;

•
the seller is duly qualified to do business as a foreign limited liability company and is in good standing, and has obtained all necessary licenses and approvals, in all foreign jurisdictions in which the ownership or lease of property or the conduct of its business requires such qualifications, licenses or approvals (except where a failure to qualify or obtain such licenses and approvals would not be reasonably likely to have a material adverse effect on the business, operations, assets, revenues or properties of the seller);

•
the seller has the requisite limited liability company power and authority to execute and deliver the sale agreement and to carry out its terms; the seller has full limited liability company power and authority to own the environmental control property and sell and assign the environmental control property to us, and the seller has duly authorized such sale and assignment to us by all necessary limited liability company action; and the execution, delivery and performance of the sale agreement has been duly authorized by the seller by all necessary limited liability company action;

•
the sale agreement constitutes a legal, valid and binding obligation of the seller, enforceable against it in accordance with its terms, subject to bankruptcy, receivership, insolvency, fraudulent transfer, reorganization, moratorium or other laws affecting creditors’ rights generally from time to time in effect and to general principles of equity, regardless of whether considered in a proceeding in equity or at law;

•
the consummation of the transactions contemplated by the sale agreement do not conflict with the seller’s organizational documents or any indenture, or other agreement or instrument to which the seller is a party or by which it is bound, result in the creation or imposition of any lien upon the seller’s properties pursuant to the terms of any such indenture, agreement or other instrument (other than any that may be granted under the basic documents or any liens created by us pursuant to the Financing Act) or violate any existing law or any order, rule or regulation applicable to the seller of any court or of any federal or state regulatory body, administrative agency or other government instrumentality having jurisdiction over the seller or its properties;

•
except as disclosed in the sale agreement and to the seller’s knowledge, there are no proceedings or investigations pending or, to the seller’s knowledge, threatened, before any court, federal or state regulatory body, administrative agencies or other governmental instrumentality having jurisdiction over the seller or its properties:

-	asserting the invalidity of the basic documents, the bonds, the Financing Act or the financing order;

-	seeking to prevent the issuance of the bonds or the consummation of any of the transactions contemplated by the basic documents;

-	challenging the seller’s treatment of the bonds as debt of the seller for federal and state tax purposes; or

-
seeking a determination or ruling that could reasonably be expected to materially and adversely affect the performance by the seller of its obligations under, or the validity or enforceability of, the basic documents, the bonds or the financing order;

•
no governmental approvals, authorizations, consents, orders or other actions or filings, other than filings under the Financing Act or the Uniform Commercial Code, or UCC, are required for the seller to execute, deliver and perform its obligations under the sale agreement except those which have previously been obtained or made;

•	as to the transferred environmental control property:

-	all information provided by the seller to us in writing is correct in all material respects;

-
the transfer, sale, assignment and conveyance of the environmental control property constitutes a sale or other absolute transfer of all of the seller’s right, title and interest in the environmental control property to us; upon the execution of the sale agreement, seller will have no right, title or interest in the environmental control property and the environmental control property would not be part of the estate of the seller as debtor in the event of a filing of a bankruptcy petition; and

-
the seller is the sole owner of the environmental control property sold to us on the transfer date and such sale will have been made free and clear of all liens other than liens created by us pursuant to the indenture. All actions or filings, including filings with the Secretary of State of West Virginia under the Financing Act and UCC and with the Delaware Secretary of State under the Delaware UCC, necessary to give us a valid first priority perfected ownership interest in the environmental control property and to grant the indenture trustee a first priority perfected ownership interest in the environmental control property, free and clear of all liens of the seller or anyone else have been made;

•	with respect to the Financing Act and the financing order:

-
the financing order has been issued by the PSC in accordance with the Financing Act and in compliance with all applicable laws, rules and regulations. The financing order became effective pursuant to the Financing Act and is in full force and effect and is final and nonappealable; and

-
the bonds are entitled to the protections provided by the Financing Act and the financing order is not subject to impairment, and the right to impose, collect and adjust the environmental control charges are irrevocable and not subject to impairment or adjustment, except for the periodic true-up adjustments to the environmental control charges provided for in the financing order;

•
the State of West Virginia may not take or permit any action which would impair the value of the environmental control property or reduce or alter, except for periodic true-up adjustments allowed under the financing order, or impair the environmental control charges to be imposed, collected or remitted for the benefit of bondholders, until all principal, interest or other charges incurred or contracts to be performed in connection with the bonds are paid or performed in full;

•
the State of West Virginia, including the PSC, cannot take any action that substantially impairs the rights of the bondholders unless such action is a reasonable exercise of the State of West Virginia’s sovereign powers and of a character to further a legitimate public purpose and, under the takings clauses of the West Virginia constitution and the United States constitution, the state cannot repeal or amend the Financing Act in contravention of the State Pledge, unless just compensation, as determined by a court of competition jurisdiction, is provided to the bondholders; but nothing in this paragraph precludes any limitation or alteration of the rights of the bondholders if full compensation is made by law for the full protection of the environmental control charges and of the holders of the bonds or any assignee or party entering into a contract with the seller;

•
there is no order by a court providing for the limitation or other impairment of the Financing Act, financing order, environmental control property or environmental control charges, or any rights arising under them, or that seeks to enjoin the performance of any obligations under the financing order which is materially adverse to the position of the bondholders;

•	the voters of the State of West Virginia have no right of referendum or initiative to amend, repeal or revoke the Financing Act in a manner that would impair the security of the bondholders;

•
the environmental control property constitutes a present property right that will continue to exist until the bonds are paid in full and the financing costs associated with the bonds have been recovered in full;

•
the environmental control property consists of (a) the irrevocable right of the seller under the financing order to impose, collect and receive environmental control charges in the amount necessary to provide for full recovery of principal and interest on the bonds, together with the financing costs; (b) the right under the financing order to obtain periodic adjustments of the environmental control charges and (c) all proceeds arising out of the rights and interests described in (a) and (b). The environmental control property does not include any right to any revenues, collections, claims, rights, payments, money or proceeds of or arising from certain tax charges;

•	after giving effect to the sale of any environmental control property under the sale agreement, the seller:

-	is solvent and expects to remain solvent;

-	is adequately capitalized to conduct its business and affairs considering its size and the nature of its business and intended purposes;

-	is not engaged and does not expect to engage in a business for which its remaining property represents an unreasonably small portion of its capital;

-	reasonably believes that it will be able to pay its debts as they become due; and

-	is able to pay its debts as they mature and does not intend to incur, or believe that it will incur, indebtedness that it will not be able to repay at its maturity.

Notwithstanding the foregoing, the seller makes no representation that amounts collected will be sufficient to meet payment obligations on the bonds or assumptions made in calculating the environmental control charges will in fact be realized.

Covenants of the Seller

In the sale agreement, the seller makes the following covenants:

•
So long as any of the bonds are outstanding, the seller will keep in full force and effect its existence as a limited liability company and remain in good standing, in each case under the laws of the jurisdiction of its organization, obtain and preserve its qualifications to do business in each jurisdiction in which such qualification is or will be necessary to protect the validity and enforceability of the sale agreement and each other instrument or agreement to which the seller is a party necessary to the proper administration of the sale agreement and the transactions contemplated thereby.

•
Except for the conveyances under the sale agreement, the seller will not sell, pledge, assign or transfer to any other person, or grant, create, incur, assume or suffer to exist any lien on, any of the environmental control property, whether existing as of the transfer date or thereafter created, or any interest therein. The seller shall not at any time assert any lien against or with respect to any environmental control property, and will defend the right, title and interest of us and of the indenture trustee, as our assignee in, to and under the transferred environmental control property against all claims of third parties claiming through or under the seller.

•	The seller will use the proceeds of the sale of the transferred environmental control property in accordance with the financing order.

•
If the seller receives any collections in respect of the environmental control charges, or in respect of the environmental control property or the proceeds thereof, the seller agrees to pay the servicer all estimated payments received by the seller in respect thereof as soon as practicable after receipt thereof by the seller, but in no event later than two business days after the seller becomes aware of such receipt.

•
The seller will notify us and the indenture trustee promptly after becoming aware of any lien on any of the environmental control property, other than the conveyances under the sale agreement, the transfer agreement, the indenture, or the other basic documents.

•
The seller shall materially comply with its organizational or governing documents and all laws, treaties, rules, regulations and determinations of any governmental authority applicable to it, except to the extent that failure to so comply would not have a material adverse effect on our or the indenture trustee’s interests in the environmental control property or under any of the basic documents, or the timing or amount of environmental control charges payable by customers or of the seller’s performance of its material obligations under the sale agreement or the other basic documents.

•	So long as any of the bonds are outstanding:

-	The seller will treat the bonds as our debt and not that of the seller, except for financial accounting and tax purposes;

-
The seller will disclose in its financial statements that it is not the owner of the transferred environmental control property and that our assets are not available to pay creditors of the seller or its affiliates;

-	The seller will not own or purchase any bonds; and

-	The seller shall disclose the effects of all transactions between us and the seller in accordance with generally accepted accounting principles.

•	The seller agrees that, upon the sale by the seller of transferred environmental control property to us pursuant to the sale agreement:

-
to the fullest extent permitted by law, including the Financing Act and applicable regulations of the PSC, we will have all of the rights originally held by the seller with respect to the environmental control property, including the right to collect any amounts payable by any customer or third party in respect of such transferred environmental control property, notwithstanding any objection or direction to the contrary by the seller; and

-
any payment by any customer or third party to us will discharge that customer’s or third party’s obligations in respect of the transferred environmental control property to the extent of such payment, notwithstanding any objection or direction to the contrary by the seller.

•	So long as any of the bonds are outstanding:

-
in all proceedings relating directly or indirectly to the transferred environmental control property, the seller will affirmatively certify and confirm that it has sold all of its rights and interests in and to such property (other than for financial reporting or tax purposes);

-
the seller will not make any statement or reference in respect of the transferred environmental control property that is inconsistent with our ownership interest (other than for financial accounting or tax purposes);

-	the seller will not take any action in respect of the transferred environmental control property except as contemplated by the basic documents; and

-
the seller will not sell environmental control property under a subsequent financing order in connection with the issuance of any additional environmental control bonds unless the rating agency condition has been satisfied.

•
The seller will execute and file such filings required by law to fully preserve, maintain and protect the interest of us, the indenture trustee and the bondholders in the transferred environmental control property. The seller will institute any action or proceeding necessary to compel performance by the PSC, the State of West Virginia or any of their respective agents of any of their obligations or duties under the Financing Act, any financing order or any issuance advice letter.

•
The seller also agrees to take those legal or administrative actions that may be reasonably necessary (i) to protect us, the indenture trustee and the bondholders from claims, state actions or other actions or proceedings of third parties which, if successfully pursued, would result in a breach of any representation or warranty of the seller in the sale agreement and (ii) to block or overturn any attempts to cause a repeal of, modification of or supplement to the Financing Act, the financing order, or the rights of holders of transferred environmental control property by legislative enactment or constitutional amendment that would be materially adverse to the holders of transferred environmental control property. The costs of any such actions or proceedings undertaken by the seller will be reimbursed by us as an operating expense.

•
So long as any of the bonds are outstanding, the seller will pay all material taxes, assessments and governmental charges imposed upon it or any of its properties or assets or with respect to any of its franchises, business, income or property before any penalty accrues if the failure to pay any such taxes, assessments and governmental charges would, after any applicable grace periods, notices or other similar requirements, result in a lien on the transferred environmental control property, provided that no such tax need be paid if the seller or one of its affiliates is contesting the same in good faith by appropriate proceedings promptly instituted and diligently conducted and if the seller or such affiliate has established appropriate reserves as shall be required in conformity with generally accepted accounting principles.

•	The seller will comply with all filing requirements, including any post closing filings, in accordance with the financing order.

•	Promptly after obtaining knowledge of any breach in any material respect of its representations and warranties in the sale agreement, the seller will notify us and the rating agencies of the breach.

•
Even if the sale agreement or the indenture is terminated, the seller will not, prior to the date which is one year and one day after the termination of the indenture, petition or otherwise invoke or cause us to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against us or any substantial part of our property under any federal or state bankruptcy, insolvency or similar law, appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official or ordering the winding up or liquidation of our affairs.

•
Upon our request, the seller will execute and deliver such further instruments and do such further acts as may be necessary to carry out more effectively the provisions and purposes of the sale agreement.

Indemnification

The seller will indemnify and hold harmless us and the indenture trustee (for itself and for the benefit of the bondholders) and any of our respective affiliates, officers, managers, members, directors, employees and agents and any swap counterparty against:

•	any and all amounts of principal and interest on the bonds not paid when due or when scheduled to be paid;

•	any deposits required to be made to us under the basic documents or any financing order which are not made when required; and

•	any and all other liabilities, obligations, losses, claims, damages, payment, costs or expenses incurred by any of these persons;

in each case, as a result of a breach by the seller of any of its representations, warranties or covenants in the sale agreement; each of which the seller will have a 30-day opportunity to cure upon notice from us of a material breach of a covenant.

The seller will indemnify us and the indenture trustee (for itself and for the benefit of the bondholders) and each of their respective officers, directors, employees, members, managers, and agents for, and any swap counter party and defend and hold harmless each such person from and against, any and all taxes (other than taxes imposed on the bondholders solely as a result of their ownership of the bonds) that may at any time be imposed on or asserted against any such person under existing law as of the issuance date as a result of (i) the sale and assignment of the environmental control property to us, (ii) the acquisition or holding of the environmental control property by us or (iii) the issuance and sale of the bonds by us, including any sales, gross receipts, general corporation, single business, personal property, privilege, franchise or license taxes, but excluding any taxes imposed as a result of a failure of such person to withhold or remit taxes with respect to payments on any bonds. Bondholders will be entitled to enforce their rights with respect to these indemnification provisions solely through a cause of action brought for their benefit by the indenture trustee.

In addition, the seller will indemnify and hold harmless us and the indenture trustee (for itself and for the benefit of the bondholders), our independent managers and any of our respective affiliates, officers, directors, members, managers, employees and agents against any and all liabilities, obligations, losses, claims, damages, payment, costs or expenses incurred by any of these parties as a result of (i) the seller’s willful misconduct, bad faith or negligence in the performance of its duties or observance of its covenants under the sale agreement, (ii) the seller’s reckless disregard of its obligations and duties under the sale agreement or the transferor’s reckless disregard of its obligations and duties under the transfer agreement or (iii) the seller’s breach of any of its representations and warranties or covenants contained in the sale agreement.

The seller will not be liable for any losses resulting solely from a downgrade in the ratings on the bonds or any consequential, incidental or indirect damages, including any loss of market value of the bonds, resulting from any downgrade of the ratings of the bonds.

The seller shall pay any and all taxes levied or assessed upon all or any part of our property or assets based on existing law as of the issuance date.

This indemnification shall survive the resignation or removal of the indenture trustee and the termination of the sale agreement and will rank in priority with other general, unsecured obligations of the seller.

See “Risk Factors—Other Risks Associated With the Purchase of the Bonds—The Obligation of the Seller or Servicer to Indemnify Us for a Breach of a Representation, Warranty or Covenant Might Not be Sufficient to Protect Your Investment.”

Amendment

The sale agreement may be amended by the seller and us with the prior written consent of the indenture trustee and the satisfaction of the rating agency condition. An amendment is subject to the objection of the PSC condition. We will notify the rating agencies promptly after the execution of any such amendment or consent. See “Supplemental Indentures—Modifications to the Indenture, Sale Agreement, the Administration Agreement and the Servicing Agreement” in this prospectus.

Assumptions of the Obligations of the Seller

Any person (a) into which the seller may be merged or consolidated and which succeeds to all or the major part of the electric distribution business of the seller, (b) which results from the division of the seller into two or more Persons and which succeeds to all or the major part of the electric distribution business of the seller, (c) which may result from any merger or consolidation to which the seller shall be a party and which succeeds to all or the major part of the electric distribution business of the seller or (d) which may succeed to the properties and assets of the seller substantially as a whole and which succeeds to all or the major part of the electric distribution business of the seller, and which Person in any of the foregoing cases executes an agreement of assumption to perform every obligation of the seller under the sale agreement, shall be the successor to the seller thereunder without the execution or filing of any document or any further act by any of the parties so long as the conditions of any such assumption are met. The conditions include:

•
immediately after giving effect to such transaction, no representation or warranty made in the sale agreement will have been breached, and no servicer default, and no event that, after notice or lapse of time, or both, would become a servicer default, will have occurred and be continuing;

•
the seller shall have delivered to us and to the indenture trustee an officers’ certificate and an opinion of counsel stating that such consolidation, merger or succession and such agreement of assumption comply with the requirements of the sale agreement and that all conditions precedent relating to such transaction have been complied with;

•
the seller shall have delivered to us and to the indenture trustee an opinion of counsel stating, in the opinion of such counsel, either (a) all filings to be made by the seller, or the seller in its capacity as servicer, including filings under the Financing Act and the UCC, that are necessary to preserve the interests of us and the indenture trustee in the environmental control property have been executed and filed or (b) that no such action is necessary to preserve such interests;

•	the rating agencies specified in the sale agreement will have received prior written notice of the transaction; and

•
the seller shall have delivered to us and to the indenture trustee an opinion of an independent tax counsel to the effect that, for federal income tax purposes, such consolidation, merger or other succession to, and assumption of, the obligations of the seller will not result in a material adverse federal income tax consequence to us or to the seller, the indenture trustee or the holders of the outstanding bonds.

So long as the conditions of any such assumption are met, the seller will automatically be released from its obligations under the sale agreement.

THE SERVICING AGREEMENT

The following summary describes the material terms and provisions of the servicing agreement pursuant to which the servicer is undertaking to service the environmental control property. We have filed the form of the servicing agreement as an exhibit to the registration statement of which this prospectus forms a part. This summary does not purport to be complete and is subject to, and is qualified by reference to, the provisions of the servicing agreement.

Servicing Procedures

The servicer, as our agent, will manage, service and administer, and bill and collect payments in respect of the environmental control property according to the terms of the servicing agreement. The servicer’s duties will include: calculating electricity demand and usage, billing, collecting and posting of the environmental control charges; responding to inquiries of customers, third parties, the PSC or any federal, local or state government authority regarding the environmental control property; accounting for the billing and collection of the environmental control charges; investigating and handling delinquencies, processing and depositing collections and making periodic remittances, furnishing periodic reports and statements to us, the PSC, the rating agencies and to the indenture trustee; making all filings with the PSC and taking all other actions necessary to perfect our ownership interests in and the indenture trustee’s lien on the environmental control property; and taking all necessary action in connection with true-up adjustments.

Notwithstanding anything to the contrary in the servicing agreement, the duties of the servicer are qualified and limited in their entirety by the Financing Act, the financing order and any PSC regulations in effect at the time such duties are to be performed.

The servicer will also prepare servicing reports required to be filed by us with the SEC, as further described below.

Servicing Standards and Covenants

The servicing agreement will require the servicer, in servicing and administering the environmental control property, to employ or cause to be employed procedures and exercise or cause to be exercised the same care it customarily employs and exercises in servicing and administering bill collections for its own account and for others.

The servicer will (i) administer and make collections in respect of the environmental control property with reasonable care and in material compliance with applicable law and regulations, including all PSC regulations, using the same degree of care and diligence that the servicer exercises with respect to similar assets for its own account, (ii) follow customary standards, policies and practices for the industry in West Virginia in performing its duties, (iii) use reasonable efforts consistent with customary servicing standards to bill and collect the environmental control charges and calculate the environmental control charges in accordance with the Financing Act and the financing order, (iv) file such continuation statements necessary to maintain the perfected security interest of the indenture trustee in the environmental control property and (v) use reasonable efforts to otherwise enforce and maintain the indenture trustee’s rights in respect of the environmental control property and comply in all material respects with all laws and regulations applicable to it relating to the environmental control property. The servicer will follow such customary and usual practices and procedures as it shall deem necessary or advisable in its servicing of the environmental control property which, in the servicer’s judgment, may include the taking of legal action, at our expense.

The servicer is responsible for instituting any proceeding to compel performance by the State of West Virginia or the PSC of their respective obligations under the Financing Act or any financing order or subsequent financing order. The servicer will take such legal or administrative actions, including defending against or instituting and pursuing legal actions and appearing or testifying at hearings or similar proceedings, as may be reasonably necessary to attempt to block or overturn any attempts to cause a repeal of, modification of or supplement to the Financing Act, the financing order or the rights of holders of environmental control property by legislative enactment, constitutional amendment or other means that would be adverse to bondholders. Any costs associated with such legal or administrative action will be borne by us as an operating expense (and included in the true-up adjustment process), provided, however, that the servicer is obligated to institute and maintain such action or proceedings only if it is being reimbursed on a current basis for its costs and expenses in taking such actions in accordance with the indenture or any additional indenture, and is not required to advance its own funds to satisfy these obligations.

In any proceedings related to the exercise of the power of eminent domain by any municipality to acquire a portion of Mon Power’s electric distribution facilities, the servicer will assert that the court ordering such condemnation must treat such municipality as successor to Mon Power and as obligated to impose, bill and collect environmental control charges pursuant to the financing order and to remit those collections to the servicer.

The servicing agreement also designates the servicer as the custodian of our records and documents.

The PSC’s True-Up Mechanism

Among other things, the servicing agreement requires the servicer to file, and the Financing Act requires the PSC to approve, semi-annual true-up adjustments to the rate at which environmental control charges are imposed on customers to guarantee recovery of amounts sufficient to make all scheduled payments of principal and interest on the bonds on a timely basis. For more information on the true-up process, see “Description of the Environmental Control Property—PSC Guaranteed True-up Adjustment to Environmental Control Charges” in this prospectus. These adjustments are to be based on actual environmental control charges collections and updated assumptions by the servicer as to projected future billed revenue from which environmental control charges are allocated, projected electricity usage during the next period, expected delinquencies and write-offs and future payments and expenses relating to the environmental control property and the bonds.

In addition, adjustments may be made quarterly and, during the last year in which the bonds are outstanding, monthly, if necessary.

The servicer must file a non-routine true-up advice letter with the PSC if, in the servicer’s discretion, the method it uses to calculate the environmental control charges requires modifications to more precisely project and generate sufficient revenues. The modifications will become effective when reviewed and approved by the PSC within 90 days after filing.

The servicer will calculate the environmental control charges necessary to result in:

•	all accrued and unpaid interest being paid in full;

•	the outstanding principal balance of the bonds equaling the amount provided in the expected sinking fund schedule;

•	the amount on deposit in the capital subaccount equaling the required capital level; and

•	all other fees, expenses and our indemnities being paid.

This will occur by (1) each of the next two scheduled payment dates, or (2) with respect to a true-up adjustment occurring after the last expected maturity date for any bonds, the earlier of the payment date preceding the next date for a true-up adjustment and the final maturity date for those bonds.

Remittances to the Collection Account

The servicer will make daily payments on account of environmental control charges collections to the indenture trustee for deposit in the collection account. The servicer will remit estimated collection payments on the environmental control charges to the collection account as frequently as each business day. For a description of the allocation of the deposits, see “Security for the Bonds—How Funds in the Collection Account Will Be Allocated” in this prospectus.

The servicer will remit to the indenture trustee environmental control charges collections based on its estimated system-wide charge-off percentage and the average number of days outstanding of bills. No less often than annually, the servicer will reconcile remittances of estimated payments arising from environmental control charges with actual environmental control charges payments received by the servicer to more accurately reflect the amount of billed environmental control charges that should have been remitted, based on the actual system-wide charge-off percentage. To the extent the remittances of estimated payments arising from the environmental control charges exceed the amounts that should have been remitted based on actual system-wide charge-offs, the servicer will be entitled to withhold the excess amount from any subsequent remittance to the indenture trustee until the balance of such excess is reduced to zero. To the extent the remittances of estimated payments arising from the environmental control charges are less than the amount that should have been remitted based on actual system with charge-offs, the servicer will remit the amount of the shortfall to the indenture trustee within two business days. Although the servicer will remit estimated payments arising from the environmental control charges to the indenture trustee, the servicer is not obligated to make any payments on the bonds.

Servicing Compensation

The servicer will be entitled to receive an annual servicing fee in an amount equal to:

•	0.05% of the initial aggregate principal amount of the bonds for so long as the servicer remains Mon Power (or Potomac Edison); or

•
if Mon Power or Potomac Edison is not the servicer, an amount agreed upon by the successor servicer and the indenture trustee and approved by the PSC, but may not be an amount in excess of 1.25% of the initial aggregate principal amount of the bonds.

The servicing fee shall be paid semi-annually with half of the servicing fee being paid on each payment date. The indenture trustee will pay the servicing fee (together with any portion of the servicing fee that remains unpaid from prior payment dates) to the extent of available funds prior to the distribution of any interest on and principal of the bonds. See “Security for Bonds—How Funds in the Collection Account Will Be Allocated” in this prospectus.

Servicer Representations and Warranties; Indemnification

The servicer will represent and warrant to us, as of the issue date of the bonds, among other things, that:

•
the servicer is a corporation duly organized, validly existing and in good standing under the laws of the state of its organization, with the corporate power and authority to own its properties, to conduct its business as such properties are currently owned and such business is presently conducted and has the power, authority and legal right to service the environmental control property;

•
the servicer is duly qualified to do business as a foreign corporation in good standing or equivalent status, and has obtained all necessary licenses and approvals in all foreign jurisdictions in which the ownership or lease of property or the conduct of its business (including the servicing of the environmental control property as required by the servicing agreement) requires such qualifications, licenses or approvals (except where a failure to qualify or obtain such licenses and approvals would not be reasonably likely to have a material adverse effect on the servicer’s business, operations, assets, revenues or properties or prospects or materially and adversely affect the servicing of the environmental control property);

•
the servicer has the corporate power and authority to execute and deliver the servicing agreement and to carry out its terms, and the execution, delivery and performance of the servicing agreement has been duly authorized by the servicer by all necessary corporate action;

•
the servicing agreement constitutes a legal, valid and binding obligation of the servicer, enforceable against it in accordance with its terms, subject to bankruptcy, receivership, insolvency, fraudulent transfer, reorganization, moratorium or other laws relating to or affecting creditors’ rights generally from time to time in effect and to general principles of equity (regardless of whether considered in a proceeding in equity or at law);

•
the consummation of the transactions contemplated by the servicing agreement and the fulfillment of its terms will not conflict with, result in any breach of, nor constitute (with or without notice or lapse of time) a default under the articles of incorporation or by-laws of the servicer or any other material indenture, agreement or other instrument to which the servicer is a party or by which it is bound; or result in the creation or imposition of any lien upon the servicer’s properties pursuant to the terms of any such indenture or agreement or other instrument (except as contemplated in the indenture and as set forth in the sale agreement); or violate any law or any order, rule or regulation applicable to the servicer of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the servicer or its properties;

•
except for filings with the PSC to adjust the environmental control charges pursuant to the servicing agreement, or filing certain financing statements, no approval, authorization, consent, order or other action of, or filing with, any court, federal or state regulatory body, administrative agency or other governmental instrumentality is required in connection with the execution and delivery by the servicer of the servicing agreement, the performance by the servicer of the transactions contemplated under the servicing agreement or the fulfillment by the servicer of the terms of the servicing agreement, except those which have previously been obtained or made;

•
except as disclosed in the servicing agreement and to the servicer’s knowledge, there are no proceedings or investigations pending or, to the servicer’s knowledge, threatened against the servicer before any court, federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the servicer or its properties: (i) seeking to prevent issuance of the bonds or the consummation of the transactions contemplated by the servicing agreement or any of the other basic documents, or, if applicable, any additional indenture or subsequent sale agreement; (ii) seeking any determination or ruling that might materially and adversely affect the performance by the servicer of its obligations under, or the validity or enforceability against the servicer of, the servicing agreement or any of the other basic documents or, if applicable, any additional indenture or subsequent sale agreement; or (iii) relating to the servicer and which might materially and adversely affect the federal or state income, gross receipts or franchise tax attributes of the bonds; and

•
each report or certificate delivered in connection with any filing made to the PSC by the servicer on our behalf with respect to the environmental control charges or periodic adjustments will constitute a representation and warranty by the servicer that each such report or certificate, as the case may be, is true and correct in all material respects. To the extent that any such report or certificate is based in part or upon or contains assumptions, forecasts or other predictions of future events, the representation and warranty of the servicer with respect thereto will be limited to the representation and warranty that such assumptions, forecasts or other predictions of future events are reasonable based upon historical performance and the facts known to the servicer on the date such report or certificate is delivered.

The servicer is not responsible for any ruling, action or delay of the PSC, except those caused by the servicer’s failure to file required applications in a timely and correct manner or other breach of its duties under the servicing agreement. The servicer also is not liable to us for the calculation of the environmental control charges and adjustments, including any inaccuracy in the assumptions made in the calculation, so long as the servicer has not acted in bad faith and has not acted in a negligent manner.

The servicer will indemnify, defend and hold harmless us and the indenture trustee (for itself and for your benefit) and each of their respective officers, managers, directors, employees and agents from any and all liabilities, obligations, losses, damages, payments and claims, and reasonable costs or expenses, arising from the servicer’s willful misconduct, bad faith or negligence in the performance of its duties or the servicer’s material breach of any of its representations or warranties that results in a default by the servicer under the servicing agreement. The servicer will not be liable, however, for any liabilities, obligations, losses, damages, payments or claims, or reasonable costs or expenses, resulting from the willful misconduct or negligence of the party seeking indemnification. In addition, the servicer will agree to indemnify the PSC (for the benefit of retail electric service customers) in connection with any liabilities, obligations, losses, damages, payments and claims, including any increase in servicing fees resulting from the servicer’s willful misconduct, bad faith or negligence in performance of its duties or observance of its covenants under the servicing agreement. Any such indemnity payments made to the PSC for the benefit of the retail electric customers will be remitted to the indenture trustee promptly for deposit in the applicable collection subaccount.

The servicer releases us, the indenture trustee and each of our respective officers, managers, employees, directors and agents from any actions, claims and demands which the servicer, in the capacity of servicer or otherwise, may have against those parties relating to the transferred environmental control property or the servicer’s activities, other than actions, claims and demands arising from the willful misconduct, bad faith or negligence of the parties.

The servicer shall indemnify the indenture trustee (in its own capacity) and its respective officers, directors and agents for any and all liabilities, obligations, losses, damages payments and claims arising from the acceptance and performance of the trusts and the duties under the servicing agreement and in the indenture.

Matters Regarding the Servicer

Mon Power may not resign from its obligations and duties as servicer thereunder, except when Mon Power determines that performance of its duties under the servicing agreement is no longer permissible under applicable law.

No resignation by, or termination of, Mon Power as servicer will become effective until a successor servicer has been approved by the PSC and has assumed Mon Power’s servicing obligations and duties under the servicing agreement.

Neither the servicer nor any of its directors, officers, employees, or agents will be liable to us or to the indenture trustee, our managers, you or any other person or entity, except as provided under the servicing agreement, for taking any action or for refraining from taking any action under the servicing agreement or for errors in judgment. However, neither the servicer nor any person or entity will be protected against any liability that would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of duties. The servicer and any of its directors, officers, employees or agents may rely in good faith on the advice of counsel reasonably acceptable to the indenture trustee or on any document submitted by any person respecting any matters under the servicing agreement. In addition, the servicing agreement will provide that the servicer is under no obligation to appear in, prosecute, or defend any legal action, except as provided in the servicing agreement at our expense.

Any entity which becomes the successor by merger, division, sale, transfer, lease, management contract or otherwise to all or a major part of the servicer’s electric distribution business may assume all of the rights and obligations of the servicer under the servicing agreement without the execution or filing of any document. The following are conditions to the transfer of the duties and obligations to a successor servicer:

•
immediately after the transfer, no representation or warranty made by the servicer in the servicing agreement will have been breached and no servicer default or event which after notice of, lapse of time or both, would become a servicer default, has occurred and is continuing;

•
the servicer has delivered to us, to the PSC, the indenture trustee and the rating agencies an officer’s certificate and an opinion of counsel stating that the transfer and agreement of assumption comply with the servicing agreement and all conditions precedent to the transfer under the servicing agreement have been complied with;

•
the servicer has delivered to us, to the PSC, to the indenture trustee and the rating agencies an opinion of counsel stating either that all necessary filings, including those with the PSC, to protect our interests in all of the transferred environmental control property have been made or that no filings are required; and

•	the servicer has given prior written notice to the rating agencies.

So long as the conditions of any such assumptions are met, then the prior servicer will automatically be released from its obligations under the servicing agreement.

Servicer Defaults

Servicer defaults under the servicing agreement will include, among other things:

•
any failure by the servicer to remit to the indenture trustee, on our behalf, any funds actually collected as part of the environmental control property and required to be remitted pursuant to the servicing agreement with respect to the bonds that continues unremedied for five business days after written notice is received by the servicer and the PSC from us or from the indenture trustee;

•
any failure by the servicer duly to observe or perform in any material respect any other covenant or agreement of the servicer set forth in the servicing agreement, which failure materially and adversely affects the transferred environmental control property or the rights of bondholders and which continues unremedied for 60 days after written notice of this failure has been given to the service by us, by the PSC or by the indenture trustee or after discovery of such failure by an officer of the servicer;

•
any representation or warranty made by the servicer in the servicing agreement proves to have been incorrect in a material respect when made, which has a material adverse effect on us or the bondholders and which material adverse effect continues unremedied for a period of 60 days after the giving of written notice to the servicer by us, the PSC or the indenture trustee; and

•	events of bankruptcy, insolvency, receivership or liquidation occur with respect to the servicer.

Rights When Servicer Defaults

In the event of a servicer default that remains unremedied, the indenture trustee may, or at the direction of the holders of a majority of the outstanding principal amount of the bonds or, at the direction of the PSC, by notice then given in writing to the servicer, will, terminate all the rights and obligations (other than servicer’s indemnity obligation and obligation to continue performing its functions as servicer until a successor servicer is appointed) of the servicer under the servicing agreement. In addition, upon a servicer default, we and the indenture trustee shall be entitled to apply to the PSC or any court of competent jurisdiction for sequestration and payment to the indenture trustee of revenues arising with respect to the transferred environmental control property.

On or after the receipt by the servicer of a notice of termination, all authority and power of the servicer under the servicing agreement, whether with respect to the transferred environmental control property, including the related environmental control charges or otherwise, shall, upon appointment of a successor servicer under the servicing agreement, without further action, pass to and be vested in such successor servicer and, without limitation, the indenture trustee is authorized and empowered to execute and deliver on behalf of the predecessor servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of the notice of termination, whether to complete the transfer of the environmental control property records and related documents, or otherwise. The predecessor servicer shall cooperate with the successor servicer, the indenture trustee and with us in effecting the termination of the responsibilities and rights of the predecessor servicer under the servicing agreement, including the transfer to the successor servicer for administration by it of all cash amounts that shall at the time be held by the predecessor servicer for remittance, or shall thereafter be received by it with respect to the environmental control property or the related environmental control charges. As soon as practicable after receipt by the servicer of such notice of termination, the servicer shall deliver the environmental control property records to the successor servicer. All reasonable costs and expenses (including attorneys’ fees and expenses) incurred in connection with transferring the environmental control property records to the successor servicer and amending the servicing agreement to reflect such succession as servicer pursuant to the servicing agreement shall be paid by the predecessor servicer upon presentation of reasonable documentation of such costs and expenses. Termination of Mon Power as servicer shall not terminate Mon Power’s rights or obligations as transferor under the transfer agreement.

In the event either Mon Power or Potomac Edison default in their servicing obligations, the financing order requires the other utility to assume such servicing obligations for the same servicing fee.

Waiver of Past Defaults

The indenture trustee, with the consent of the PSC and holders of a majority of the outstanding principal amount of the bonds, may waive in writing any default by the servicer in the performance of its obligations under the servicing agreement and its consequences, except a default in making any required remittances to the indenture trustee in accordance with the servicing agreement. Upon any such waiver of a past default, such default shall cease to exist, and any default of the servicer arising therefrom shall be deemed to have been remedied for every purpose of the servicing agreement. The servicing agreement provides that no waiver will impair the bondholders’ rights relating to subsequent defaults.

Successor Servicer

Upon the receipt of a notice of termination or upon the servicer’s resignation in accordance with the terms of the servicing agreement, the predecessor servicer shall continue to perform its functions as servicer and shall be entitled to receive the requisite portion of the servicing fees, until a successor servicer has assumed in writing the obligations of the servicer. In the event of the servicer’s removal or resignation, the indenture trustee may, and at the direction of the holders of a majority of the principal amount of the outstanding bonds or the PSC shall, appoint a successor servicer.

The indenture trustee may appoint or, if no successor servicer has been appointed within 30 days after the delivery of the termination notice, petition the PSC or a court of competent jurisdiction for the appointment of, a successor servicer which is permitted to perform the duties of the servicer pursuant to the Financing Act, the PSC regulations, the financing order and the servicing agreement, satisfies criteria specified by the nationally recognized statistical rating agencies rating the bonds, and enters into a servicing agreement with us having substantially the same provisions as the servicing agreement in effect between us and the predecessor servicer. Any successor servicer may resign only if it is prohibited from serving as such by applicable law.

If for any reason a third party assumes the role of the servicer under the servicing agreement, the servicing agreement requires the servicer, on an ongoing basis, to cooperate with us and provide whatever information is, and take whatever actions are, reasonably necessary to assist the successor servicer in performing its obligations under the servicing agreement.

Amendment

The servicing agreement may be amended by the servicer and us with the prior written consent of the indenture trustee and the satisfaction of the rating agency condition. An amendment is subject to the objection of the PSC within the time periods and subject to the conditions set forth in the servicing agreement. We will notify the rating agencies promptly after the execution of any such amendment or consent. See “Modifications to the Indenture, Sale Agreement, the Administration Agreement and the Servicing Agreement” in this prospectus.

Evidence as to Compliance

The servicing agreement will provide that the servicer will furnish annually to us, the indenture trustee and the rating agencies, on or before March 31 of each year, beginning March 31, 2008 or, if earlier, on the date on which the annual report on Form 10-K relating to the bonds is required to be filed, a certificate of an authorized officer of the servicer stating that the servicer has reviewed its compliance with the terms of the servicing agreement, during the preceding 12 months ended December 31 (or preceding period since the closing date of the issuance of the bonds in the case of the first statement), and stating the results of such review, including a description of any defaults thereunder.

The servicing agreement also will provide that a firm of independent public accountants will furnish annually to us, the indenture trustee, the PSC and the rating agencies on or before March 31 of each year beginning March 31, 2008, an annual accountant’s report to the effect that the accounting firm has performed procedures in connection with the servicer’s compliance with its obligations under the servicing agreement during the preceding 12 months ended December 31 (or, in the case of the first such certificate, the period from the date or the servicing agreement until December 31, 2007), identifying the results of the procedures and including any exceptions noted. The report will also indicate that the accounting firm providing the report is independent of the servicer within the meaning of the Code of Professional Conduct of The American Institute of Certified Public Accountants.

The servicer will also be required to deliver to us, the PSC, the indenture trustee and the rating agencies quarterly certificates setting forth information relating to collections of environmental control charges received during the preceding calendar month or semiannual period, as the as may be. Each quarterly certificate will be delivered shortly before each payment date and will set forth the amount of principal and interest payable to bondholders on such date, the difference between the principal outstanding on the bonds and the amounts specified in the related expected amortization schedule after giving effect to any such payments, and the amounts on deposit in the capital subaccount and excess funds subaccount after giving effect to all transfers and payments to be made on such payment date.

In addition, the servicer is required to send copies of each filing or notice evidencing a true-up adjustment to us, the indenture trustee and the rating agencies.

You may obtain copies of the above statements and certificates by sending a written request addressed to the trustee.

THE ADMINISTRATION AGREEMENTS

The following summary describes the material terms and provisions of the administration agreements pursuant to which the administrator will perform administrative services for us and MPR. We have filed the forms of administration agreement as an exhibit to the registration statement of which this prospectus forms a part. This summary does not purport to be complete is subject to the provisions of, and is qualified by reference to, such agreements.

Allegheny Energy Services Corporation (an affiliate of Mon Power) will provide administrative services to us and MPR pursuant to the administration agreements between us and Allegheny Energy Services Corporation and between MPR and Allegheny Energy Services Corporation, respectively. We have filed a form of each of the administration agreements with the SEC. Under the administration agreements, Allegheny Energy Services Corporation furnishes to us, at a fixed fee per year, clerical, secretarial, and bookkeeping services to maintain our good standing, and other administrative services that may be required or agreed upon.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

General

The following is a general discussion of the anticipated material U.S. federal income tax consequences of the purchase, ownership and disposition of the bonds. Except as set forth below under the caption “Material U.S. Federal Tax Consequences—Tax Consequences to Non-U.S. Holders” in this prospectus, this discussion does not address the tax consequences to persons other than initial purchasers who are U.S. Holders (as defined below) that hold their bonds as capital assets within the meaning of Section 1221 of the Internal Revenue Code and it does not address all of the tax consequences relevant to investors that are subject to special treatment under the United States federal income tax laws (such as life insurance companies, retirement plans, regulated investment companies, persons who hold bonds as part of a “straddle,” a “hedge” or a “conversion transaction,” persons that have a “functional currency” other than the U.S. dollar, investors in pass-through entities and tax-exempt organizations). Also, except as set forth below under the caption “Material West Virginia State Tax Consequences” in this prospectus, this discussion does not address the consequences to holders of the bonds under state, local or foreign tax laws.

This discussion is based on current provisions of the Internal Revenue Code, the Treasury Regulations promulgated and proposed thereunder (the “Regulations”), judicial decisions and published administrative rulings and pronouncements of the IRS and interpretations thereof. All of these authorities and interpretations are subject to change, and any change may apply retroactively and affect the accuracy of the opinions, statements and conclusions set forth in this discussion.

ALL PROSPECTIVE INVESTORS ARE ENCOURAGED TO CONSULT THEIR TAX ADVISERS REGARDING THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF PURCHASING, OWNING AND DISPOSING OF ENVIRONMENTAL CONTROL BONDS IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES, AS WELL AS THE EFFECT OF ANY FOREIGN, STATE, LOCAL OR OTHER LAWS.

Taxation of the Issuer and Characterization of the Bonds

Based on Revenue Procedure 2005-62, 2005-37 IRB, it is the opinion of Thelen Reid Brown Raysman & Steiner LLP that for U.S. federal income tax purposes, (1) we will not be treated as a taxable entity separate and apart from MPR and Mon Power and (2) the bonds will be treated as debt of Mon Power. This opinion is based on certain representations made by us and Mon Power, on the application of current law to the facts as reflected in the indenture and other relevant documents and assumes compliance with the indenture and such other documents as in effect on the date of issuance of the bonds. By acquiring a environmental control bond, a bondholder agrees to treat the environmental control bond as debt for U.S. federal income tax purposes.

Tax Consequences to U.S. Holders

Interest. Interest income on the bonds, payable at a fixed rate or at a floating rate, will be includible in income by a U.S. Holder when it is received, in the case of a U.S. Holder using the cash receipts and disbursements method of tax accounting, or as it accrues, in the case of a U.S. Holder using the accrual method of tax accounting. We expect the bonds will be issued with original issue discount.

MPR, Mon Power and we will treat floating rate bonds as variable rate debt instruments for U.S. federal income tax purposes and each purchaser of floating rate bonds agrees by virtue of purchasing the floating rate bonds to treat them as variable rate debt instruments for federal income tax purposes. Assuming this treatment is correct, interest on these bonds will be includible in a U.S. Holder’s income in the manner described in the preceding paragraph. See “Material Federal Income Tax Consequences for Holders of Floating Rate Bonds” below.

Sale or Retirement of Bonds. On a sale, exchange or retirement of an environmental control bond, a U.S. Holder will have taxable gain or loss equal to the difference between the amount received by the U.S. Holder and the U.S. Holder’s tax basis in the environmental control bond. A U.S. Holder’s tax basis in its bonds is the U.S. Holder’s cost, subject to adjustments. Gain or loss will generally be capital gain or loss, and will be long-term capital gain or loss if the environmental control bond was held for more than one year at the time of disposition. If a U.S. Holder sells the environmental control bond between interest payment dates, a portion of the amount received will reflect interest that has accrued on the environmental control bond but that has not yet been paid by the sale date. To the extent that amount has not already been included in the U.S. Holder’s income, it will be treated as ordinary interest income and not as capital gain.

Tax Consequences to Non-U.S. Holders

Withholding Taxation on Interest. Payments of interest income on the bonds received by a Non-U.S. Holder that does not hold its bonds in connection with the conduct of a trade or business in the United States, will generally not be subject to United States federal withholding tax, provided that the Non-U.S. Holder does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of Mon Power entitled to vote, is not a controlled foreign corporation that is related to Allegheny Energy Inc. through stock ownership, is not an individual who ceased being a U.S. citizen or long-term resident for tax avoidance purposes, and Mon Power or its paying agent receives:

•	from a Non-U.S. Holder appropriate documentation to treat the payment as made to a foreign beneficial owner under Treasury Regulations issued under Section 1441 of the Internal Revenue Code;

•
a withholding certificate from a person claiming to be a foreign partnership and the foreign partnership has received appropriate documentation to treat the payment as made to a foreign beneficial owner in accordance with these Treasury Regulations;

•
a withholding certificate from a person representing to be a “qualified intermediary” that has assumed primary withholding responsibility under these Treasury Regulations and the qualified intermediary has received appropriate documentation from a foreign beneficial owner in accordance with its agreement with the IRS; or

•
a statement, under penalties of perjury from an authorized representative of a financial institution, stating that the financial institution has received from the beneficial owner a withholding certificate described in these Treasury Regulations or that it has received a similar statement from another financial institution acting on behalf of the foreign beneficial owner.

In general, it will not be necessary for a Non-U.S. Holder to obtain or furnish a United States taxpayer identification number to Mon Power or its paying agent in order to claim any of the foregoing exemptions from United States withholding tax on payments of interest. Interest paid to a Non-U.S. Holder will be subject to a United States withholding tax of 30% upon the actual payment of interest income, except as described above and except where an applicable income tax treaty provides for the reduction or elimination of the withholding tax. A Non-U.S. Holder generally will be taxable in the same manner as a U.S. corporation or resident with respect to interest income if the income is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States.

Effectively connected income received by a Non-U.S. Holder that is a corporation may in some circumstances be subject to an additional “branch profits tax” at a 30% rate, or if applicable, a lower rate provided by an income tax treaty.

Capital Gains Tax Issues. A Non-U.S. Holder generally will not be subject to United States federal income or withholding tax on gain realized on the sale or exchange of bonds, unless:

•	the Non-U.S. Holder is an individual who is present in the United States for 183 days or more during the taxable year and this gain is from United States sources; or

•	the gain is effectively connected with the conduct by the Non-U.S. Holder of a trade or business in the United States and other requirements are satisfied.

Backup Withholding

Backup withholding of U.S. federal income tax may apply to payments made in respect of the bonds to registered owners who are not “exempt recipients” and who fail to provide certain identifying information (such as the registered owner’s taxpayer identification number) in the required manner. Generally, individuals are not exempt recipients, whereas corporations and certain other entities generally are exempt recipients. Payments made in respect of the bonds to a U.S. Holder must be reported to the IRS, unless the U.S. Holder is an exempt recipient or establishes an exemption. A U.S. Holder can obtain a complete exemption from the back up withholding tax by filing Form W-9 (Payer’s Request for Taxpayer Identification Number and Certification). Compliance with the identification procedures described above under “Withholding Taxation on Interest” in this prospectus would establish an exemption from backup withholding for those Non-U.S. Holders who are not exempt recipients.

In addition, backup withholding of U.S. federal income tax may apply upon the sale of a environmental control bond to (or through) a broker, unless either (1) the broker determines that the person selling the bond is a corporation or other exempt recipient or (2) the person selling the bond provides, in the required manner, certain identifying information and, in the case of a Non-U.S. Holder, certifies that the person selling the bond is a Non-U.S. Holder (and certain other conditions are met). The sale must also be reported by the broker to the IRS, unless either (1) the broker determines that the person selling the bond is an exempt recipient or (2) the person selling the bond certifies its non-U.S. status (and certain other conditions are met). Certification of the registered owner’s non-U.S. status would be made normally on an IRS Form W-8BEN under penalties of perjury, although in certain cases it may be possible to submit other documentary evidence.

Any amounts withheld under the backup withholding rules from a payment to a beneficial owner would be allowed as a refund or a credit against such beneficial owner’s United States federal income tax provided the required information is furnished to the IRS.

Material Federal Income Tax Consequences for Holders of Floating Rate Bonds

We intend to treat any floating rate bonds as “variable rate debt instruments” for United States federal income tax purposes. Each purchaser of floating rate bonds, by virtue of its purchase of such bonds, will agree to treat them as variable rate debt instruments for such purposes. Based on such treatment, interest on floating rate bonds will be includable in a U.S. holder’s income in the manner described below under “Material U.S. Federal Tax Consequences—Tax Consequences to U.S. Holders—Interest” in this prospectus.

As described under “Description of the Bonds—Interest Rate Swap Agreements—Amounts Payable Under Interest Rate Swap Agreements” in this prospectus, in some circumstances interest payments on floating rate bonds may be partially deferred. Under Treasury Regulations applicable to debt instruments issued with original issue discount (“the OID Regulations”), a “remote” contingency that stated interest will not be timely paid will be ignored in determining whether a debt instrument is issued with OID. Mon Power believes that the likelihood of deferral of payments on the floating rate bonds is remote. Based on the foregoing, the floating rate bonds will not be considered to be issued with OID at the time of their original issuance and, accordingly, a holder should include in gross income such holder’s allocable share of interest on the floating rate bonds in accordance with such holder’s method of tax accounting.

Under the OID Regulations, if payments on floating rate bonds were deferred, such floating rate bonds may at that time be treated as issued with OID, and in such event some portion of the stated interest on such floating rate bonds would thereafter be treated as OID for as long as such floating rate bonds remained outstanding. In such event, each holder of such floating rate bonds, including a holder who otherwise used the cash method of accounting, would be required to include its pro rata share of OID on such floating rate bonds in income as it accrued, in accordance with the requirements of the OID Regulations, in advance of the receipt of cash attributable to that income.

MATERIAL WEST VIRGINIA TAX CONSEQUENCES

The discussion below is based upon the provisions of the West Virginia Code and regulations promulgated thereunder, and administrative rulings and judicial decisions under the West Virginia Code as of the date hereof, all of which may be repealed, revoked or modified at any time, with either forward-looking or retroactive effect, so as to result in West Virginia state tax consequences different from those discussed below.

West Virginia imposes a personal income tax on resident individuals and/or nonresident individuals with taxable income derived from sources in this state. West Virginia imposes a minimum income tax on individuals, which shall be the excess, if any, by which an amount equal to 25% of any federal alternative minimum tax for the taxable year exceeds the sum of the primary personal income tax imposed by the State. West Virginia also imposes a corporation net income tax on corporations and a business franchise tax on corporations and partnerships doing business or owning property in this state.

In the opinion of Jackson Kelly PLLC, a corporation, partnership or individual, which is not otherwise subject to the corporate net income tax, business franchise tax or personal income tax, will not become subject to these taxes solely by investing in the bonds.

The discussion under “Material West Virginia Tax Consequences” is for general information only and may not be applicable depending upon a bondholder’s particular situation. It is recommended that prospective bondholders consult their own tax advisors with respect to the tax consequences to them of the acquisition, ownership and disposition of the bonds, including the tax consequences under federal, state, local, non-U.S. and other tax laws and the effects of changes in such laws.

ERISA CONSIDERATIONS

The following is a summary of certain considerations associated with the acquisition, holding and disposition of the bonds by employee benefit plans that are subject to Title I of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the Code or provisions under any federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of the Code or ERISA (collectively, “similar laws”), and entities whose underlying assets are considered to include “plan assets” of such plans, accounts and arrangements (each, a “plan”).

This summary is based on the provisions of ERISA and the Code (and the related regulations and administrative and judicial interpretations) as of the date hereof. This summary does not purport to be complete, and no assurance can be given that future legislation, court decisions, administrative regulations, rulings or administrative pronouncements will not significantly modify the requirements summarized herein. Any such changes may be retroactive and may thereby apply to transactions entered into prior to the date of their enactment or release.

General Fiduciary Matters

ERISA and the Code impose certain duties on persons who are fiduciaries of a plan subject to Title I of ERISA or Section 4975 of the Code and prohibit certain transactions involving the assets of a plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such a plan or the management or disposition of the assets of such a plan, or who renders to such a plan investment advice for a fee or other compensation, is generally considered to be a fiduciary of the plan. Plans may purchase bonds subject to the investing fiduciary’s determination that the investment satisfies ERISA’s fiduciary standards and other requirements under ERISA, the Code or similar laws applicable to investments by the plan.

In considering an investment in the bonds of a portion of the assets of any plan, a fiduciary should determine, in the context of the particular circumstances of the investing plan, whether the investment is in accordance with the documents and instruments governing the plan and the applicable provisions of ERISA, the Code or any similar law relating to a fiduciary’s duties to the plan including, without limitation, the prudence, diversification, exclusive benefit, delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable similar laws.

Any insurance company proposing to invest assets of its general account in the bonds should consider the extent that such investment would be subject to the requirements of ERISA in light of the U.S. Supreme Court’s decision in John Hancock Mutual Life Insurance Co. v. Harris Trust and Savings Bank, 114 S.Ct. 517 (1993), which in certain circumstances treats those general account assets as assets of a plan for purposes of the fiduciary responsibility provisions of ERISA and the prohibited transaction rules of ERISA and the Code. In addition, such potential investor should consider the effect of any subsequent legislation or other guidance that has or may become available relating to that decision, including Section 401(c) of ERISA and the regulations promulgated thereunder.

Prohibited Transaction Issues

Section 406 of ERISA and Section 4975 of the Code prohibit plans subject to Title I of ERISA or Section 4975 of the Code from engaging in specified transactions involving plan assets with persons or entities who are “parties in interest,” within the meaning of ERISA, or “disqualified persons,” within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person, including a fiduciary, who engages in a prohibited transaction for which no statutory or regulatory exemption is available may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. The persons involved in the prohibited transaction may have to cancel the transaction and pay an amount to the plan for any losses realized by the plan or profits realized by these persons. Finally, individual retirement accounts involved in the prohibited transaction may be disqualified which would result in adverse tax consequences to the owner of the account.

The bonds held by a plan will be deemed to constitute plan assets, and the acquisition, holding and disposition of the bonds by a plan may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA, Section 4975 of the Code or both of those sections, if a party to the transaction is also a party in interest or disqualified person with respect to such plan, unless an exemption is available. In this regard, the U.S. Department of Labor (the “DOL”) has issued prohibited transaction class exemptions, or “PTCEs,” that may apply to these transactions. If you are a fiduciary of a plan, before purchasing any bonds, you should consider the availability of one of these PTCEs, or one of the statutory exemptions provided by ERISA or Section 4975 of the Internal Revenue Code, exemptions, which include:

•	PTCE 75-1, which exempts certain transactions between a plan and certain broker-dealers, reporting dealers and banks;

•	PTCE 84-14, which exempts certain transactions effected on behalf of a plan by a “qualified professional asset manager”;

•	PTCE 90-1, which exempts certain transactions between insurance company separate accounts and parties in interest;

•	PTCE 91-38, which exempts certain transactions between bank collective investment funds and parties in interest;

•	PTCE 95-60, which exempts certain transactions between insurance company general accounts and parties in interest;

•	PTCE 96-23, which exempts certain transactions effected on behalf of a plan by an “in-house asset manager”; and

•
the statutory service provider exemption provided by Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code, which exempt certain transactions between plans and parties in interest that are not fiduciaries with respect to the transaction.

We cannot provide any assurance that any of these class exemptions or statutory exemptions will apply with respect to any particular investment in the bonds by, or on behalf of, a plan or, even if it were deemed to apply, that any exemption would apply to all transactions that may occur in connection with the investment. Even if one of these class exemptions or statutory exemptions were deemed to apply, bonds may not be purchased with assets of any plan if we or the indenture trustee, Mon Power, any other servicer, Allegheny Energy Inc., any swap counterparty, any underwriter or any of their affiliates:

•	has investment discretion over the assets of the plan used to purchase the bonds;

•
has authority or responsibility to give, or regularly gives, investment advice regarding the assets of the plan used to purchase the bonds, for a fee and under an agreement or understanding that the advice will serve as a primary basis for investment decisions for the assets of the plan, and will be based on the particular investment needs of the plan; or

•	is an employer maintaining or contributing to the plan, unless prohibited transaction class exemption 90-1 or 91-38 applied to the purchase and holding of the bonds.

Regulation of Assets Included in a Plan

A fiduciary’s investment of the assets of a plan in the bonds may cause our assets to be deemed assets of the plan. Section 2510.3-101 of the regulations of the U.S. Department of Labor provides that the assets of an entity will be deemed to be assets of a plan that purchases an interest in the entity only if the interest that is purchased by the plan is an equity interest, equity participation by benefit plan investors is significant and none of the other exceptions contained in Section 2510.3-101 of the regulations applies. An equity interest is defined in Section 2510.3-101 of the regulations as an interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Although there is no authority directly on point, we anticipate that the bonds will be treated as indebtedness under local law without any substantial equity features.

If the bonds were deemed to be equity interests in us and none of the exceptions contained in Section 2510.3-101 of the regulations were applicable, then our assets would be considered to be assets of any plans that purchase the bonds. The extent to which the bonds are owned by benefit plan investors will not be monitored. If our assets were deemed to constitute “plan assets” pursuant to Section 2510.3-101 of the regulations, transactions we might enter into, or may have entered into in the ordinary course of business, might constitute non-exempt prohibited transactions under ERISA or Section 4975 of the Internal Revenue Code. In addition, the acquisition or holding of the bonds by or on behalf of a plan could give rise to a prohibited transaction if we or the indenture trustee, Mon Power, any other servicer, Allegheny Energy Inc., any swap counterparty, any underwriter or certain of their affiliates has, or acquires, a relationship to an investing plan.

Accordingly, by its purchase of the bonds, each holder, and any fiduciary acting in connection with the purchase on behalf of any plan that is a holder, will be deemed to have represented and warranted on each day from and including the date of its purchase of the bonds through and including the date of disposition of any such bond either (i) that it is not a plan; (ii) that the acquisition, holding and the disposition of any bond by such holder does not and will not constitute a prohibited transaction under ERISA or Section 4975 of the Code or other similar laws; or (iii) that the acquisition, holding and the disposition of any bond by such holder constitutes or will constitute a prohibited transaction under ERISA or Section 4975 of the Code or other similar laws but an exemption is available with respect to such transactions and the conditions of such exemption have at all relevant times been satisfied.

Consultation with Counsel

If you are a fiduciary which proposes to purchase the bonds on behalf of or with assets of a plan, you should consider your general fiduciary obligations under ERISA and you should consult with your legal counsel as to the potential applicability of ERISA and the Code to any investment and the availability of any prohibited transaction exemption in connection with any investment.

The sale of bonds shall not be deemed a representation by us that this investment meets all relevant legal requirements with respect to plans generally or any particular plan.

BANKRUPTCY AND CREDITORS’ RIGHTS ISSUES

Challenge to True Sale Treatment

The utility will represent and warrant that the transfer of the environmental control property in accordance with the transfer agreement constitutes an absolute transfer of that environmental control property by the utility to the seller. The seller will similarly represent and warrant that the sale of the environmental control property in accordance with the sale agreement constitutes a true and valid sale and assignment of that environmental control property to us. It will be a condition of closing for the sale of environmental control property pursuant to the transfer agreement and sale agreement that the utility and the seller each take the appropriate actions under the Financing Act, including filing a notice of transfer of an interest in the environmental control property, to perfect the sale. The Financing Act provides that a transfer of environmental control property which the parties have in the governing documentation expressly stated to be a sale or other absolute transfer, in a transaction approved in a financing order, shall be treated as an absolute transfer of all the transferor’s right, title and interest, as in a “true sale” under applicable creditors’ rights principles, and not as a pledge or other financing, of the relevant environmental control property. We, the seller and the utility will treat such a transaction as an absolute transfer under applicable law. However, we expect that the bonds will be reflected as debt on the utility’s consolidated financial statements. In addition, we anticipate that the bonds will be treated as debt of the seller for federal income tax purposes. See “The Financing Act and the Financing Order” and “Material U.S. Federal Income Tax Consequences” in this prospectus.

In the event that the utility becomes a debtor in a bankruptcy case, the bankruptcy trustee, the utility or another party could take the position that the transfer of the environmental control property to a seller was a financing transaction and not a capital contribution and “true sale” under applicable creditors rights principles. Similarly, if the seller becomes a debtor in a bankruptcy case, the bankruptcy trustee, the seller or another party could take the position that the sale of the environmental control property to us was a financing transaction and not a “true sale” under applicable creditors rights principles. There can be no assurance that a court would not adopt either or both positions. Even if a court did not ultimately recharacterize one or both transactions as a financing transaction, the mere commencement of a bankruptcy of the utility or the seller, and the attendant possible uncertainty surrounding the treatment of the transaction could result in delays in payments on the environmental control bonds and the allocable certificates.

In that regard, we note that the bankruptcy court in In re: LTV Steel Company, Inc., et al., 274 B.R. 278 (Bankr. N. D. Oh. 2001) issued an interim order that observed that a debtor, LTV Steel Company, which had previously entered into securitization arrangements with respect both to its inventory and its accounts receivable may have “at least some equitable interest in the inventory and receivables, and that this interest is property of the Debtor’s estate... sufficient to support the entry of” an interim order permitting the debtor to use proceeds of the property sold in the securitization. 274 B.R. at 285. The court based its decision in large part on its view of the equities of the case.

LTV and the securitization investors subsequently settled their dispute over the terms of the interim order and the bankruptcy court entered a final order in which the parties admitted and the court found that the pre-petition transactions constituted “true sales.” The court did not otherwise overrule its earlier ruling. The LTV memorandum opinion serves as an example of the pervasive equity powers of bankruptcy courts and the importance that such courts may ascribe to the goal of reorganization, particularly where the assets sold are integral to the ongoing operation of the debtor’s business.

We, the seller and the utility have attempted to mitigate the impact of a possible recharacterization of a sale of environmental control property as a financing transaction under applicable creditors’ rights principles. The transfer agreement will provide that if the transfer of the applicable environmental control property is thereafter recharacterized by a court as a financing transaction and not a true sale, the transfer by the utility will be deemed to have granted to the seller a first priority security interest in all the utility’s right, title and interest in and to the environmental control property and all proceeds thereof. In addition, the transfer agreement will require the filing of a notice of security interest in the environmental control property and the proceeds thereof in accordance with the Financing Act. The sale agreement contains similar provisions. As a result of this filing, the seller would be a secured creditor of the utility (and we, in turn, would be the assignee of or a creditor of the seller) and entitled to recover against the collateral or its value. This does not, however, eliminate the risk of payment delays or reductions and other adverse effects caused by a utility bankruptcy. Further, if, for any reason, an environmental control property notice is not filed under the Financing Act or we or the seller fail to otherwise perfect our interest in the environmental control property, and the transfer is thereafter deemed not to constitute a true sale, the seller would be an unsecured creditor of the utility (and we, in turn, the assignee of or a creditor of the seller).

The Financing Act provides that the creation, granting, perfection and enforcement of liens and security interests in environmental control property are governed by the Financing Act and not by the West Virginia Uniform Commerce Code. Under the Financing Act, a valid and enforceable lien and security interest in environmental control property may be created only by a financing order issued under the Financing Act and the execution and delivery of a security agreement with a holder of environmental control bonds or a trustee or agent for the holder. The lien and security interest attaches automatically from the time value is received for the environmental control bonds. Upon perfection through the filing of notice with the Secretary of State of West Virginia, the security interest shall be a continuously perfected lien and security interest in the environmental control property, with priority in the order of filing and take precedence over any other subsequent lien, created by operation of law or otherwise. None of this, however, mitigates the risk of payment delays and other adverse effects caused by a utility bankruptcy. Further, if, for any reason, an environmental control property notice is not filed under the Financing Act or we or the seller fail to otherwise perfect our interest in the environmental control property sold pursuant to the transfer agreement and the sale agreement, and any such transfer is thereafter deemed not to constitute a true sale, the seller would be an unsecured creditor of the utility, and we, in turn, an unsecured creditor of the seller.

Consolidation of the Issuer and Utility

If a utility or a seller were to become a debtor in a bankruptcy case, a party in interest might attempt to substantively consolidate our assets and liabilities with those of the utility and/or seller. We, the seller and the utility have taken steps to attempt to minimize this risk. See “The Seller” and “The Issuer” in this prospectus. However, no assurance can be given that if a utility or a seller were to become a debtor in a bankruptcy case, a court would not order that our assets and liabilities be substantively consolidated with those of the utility or the seller. Substantive consolidation would result in payment of the claims of the beneficial owners of the environmental control bonds and allocable certificates to be subject to substantial delay and to adjustment in timing and amount under a plan of reorganization in the bankruptcy case.

Status of Environmental Control Property as Current Property

The utility will represent in the transfer agreement, and the Financing Act provides, that the environmental control property conveyed pursuant to such transfer agreement constitutes a current property right on the date that it is first transferred or pledged in connection with the issuance of the related series of environmental control bonds. Nevertheless, no assurance can be given that, in the event of a bankruptcy of the utility, a court would not rule that the applicable environmental control property comes into existence only as retail electric customers use electricity.

If a court were to accept the argument that the applicable environmental control property comes into existence only as retail electric customers use electricity, no assurance can be given that a security interest in favor of the bondholders would attach to the related environmental control charges in respect of electricity demanded after the commencement of the bankruptcy case or that the applicable environmental control property has been sold to seller or to us. If it were determined that the applicable environmental control property had not been sold to the seller or to us, and the security interest in favor of the bondholders of the related series was cut off under the Bankruptcy Code or did not attach to the environmental control charges in respect of electricity demanded after the commencement of the bankruptcy case, then we would have an unsecured claim against the utility. If so, there would be delays and/or reductions in payments on the bonds. Whether or not a court determined that environmental control property had been sold to us pursuant to a transfer agreement, no assurances can be given that a court would not rule that any environmental control charges relating to electricity demanded after the commencement of the bankruptcy could not be transferred to us or the indenture trustee.

In addition, in the event of a bankruptcy of the utility, a party in interest in the bankruptcy could assert that we should pay, or that we should be charged for, a portion of the utility’s costs associated with the transmission or distribution of the electricity, the demand for which gave rise to the environmental control charges receipts used to make payments on the environmental control bonds.

Regardless of whether the utility is the debtor in a bankruptcy case, if a court were to accept the argument that environmental control property conveyed pursuant to the transfer agreement comes into existence only as customers use electricity, a tax or government lien or other nonconsensual lien on property of the utility arising before that environmental control property came into existence could have priority over our interest in that environmental control property. Adjustments to the environmental control charges may be available to mitigate this exposure, although there may be delays in implementing these adjustments.

Estimation of Claims; Challenges to Indemnity Claims

If the utility or the seller were to become a debtor in a bankruptcy case, claims, including indemnity claims, by us or the trustee against the utility as transferor under the transfer agreement and the other documents executed in connection therewith would be unsecured claims and would be subject to being discharged in the bankruptcy case. In addition, a party in interest in the bankruptcy may request that the bankruptcy court estimate any contingent claims that we or the trustee have against the utility. That party may then take the position that these claims should be estimated at zero or at a low amount because the contingency giving rise to these claims is unlikely to occur. If a court were to hold that the indemnity provisions were unenforceable, we would be left with a claim for actual damages against the utility based on breach of contract principles. The actual amount of these damages would be subject to estimation and/or calculation by the court.

No assurances can be given as to the result of any of the above-described actions or claims. Furthermore, no assurance can be given as to what percentage of their claims, if any, unsecured creditors would receive in any bankruptcy proceeding involving the utility.

Enforcement of Rights by the Trustee

Upon an event of default under the indenture, the Financing Act permits the indenture trustee to enforce the security interest in the environmental control property transferred to the seller pursuant to the transfer agreement or sold to us pursuant to the sale agreement in accordance with the terms of the indenture. In this capacity, the indenture trustee is permitted to request a court to order the sequestration and payment to holders of environmental control bonds of all revenues arising from the applicable environmental control charges. There can be no assurance, however, that a court would issue this order after a seller or utility bankruptcy in light of the automatic stay provisions of Section 362 of the United States Bankruptcy Code. In that event, the indenture trustee may under the indenture seek an order from the bankruptcy court lifting the automatic stay with respect to this action by the court and an order requiring an accounting and segregation of the revenues arising from the environmental control property transferred to the seller pursuant to the transfer agreement and sold to us pursuant to the sale agreement. There can be no assurance that a court would grant either order.

Bankruptcy of the Servicer

The servicer is entitled to commingle the environmental control charges that it receives with its own funds until each date on which the servicer is required to remit funds to the indenture trustee as specified in the servicing agreement. The Financing Act provides that the relative priority of a lien created under the Financing Act is not defeated or adversely affected by the commingling of environmental control charges arising with respect to the related environmental control property with funds of the electric utility. In the event of a bankruptcy of the servicer, a party in interest in the bankruptcy might assert, and a court might rule, that the environmental control charges commingled by the servicer with its own funds and held by the servicer, prior to and as of the date of bankruptcy were property of the servicer as of that date, and are therefore property of the servicer’s bankruptcy estate, rather than our property. If the court so rules, then the court would likely rule that the trustee has only a general unsecured claim against the servicer for the amount of commingled environmental control charges held as of that date and could not recover the commingled environmental control charges held as of the date of the bankruptcy.

However the court were to rule on the ownership of the commingled environmental control charges, the automatic stay arising upon the bankruptcy of the servicer could delay the indenture trustee from receiving the commingled environmental control charges held by the servicer as of the date of the bankruptcy until the court grants relief from the stay. A court ruling on any request for relief from the stay could be delayed pending the court’s resolution of whether the commingled environmental control charges are our property or are property of the servicer, including resolution of any tracing of proceeds issues.

The servicing agreement will provide that the indenture trustee, as our assignee, together with the other persons specified therein, may vote to appoint a successor servicer that satisfies the rating agency condition. The servicing agreement will also provide that the indenture trustee may petition a court of competent jurisdiction to appoint a successor servicer that meets this criterion. However, the automatic stay in effect during a servicer bankruptcy might delay or prevent a successor servicer’s replacement of the servicer. Even if a successor servicer may be appointed and may replace the servicer, a successor may be difficult to obtain and may not be capable of performing all of the duties that the utility as servicer was capable of performing. Furthermore, should a servicer enter into bankruptcy, it may be permitted to stop acting as servicer.

USE OF PROCEEDS

We will use the proceeds from the sale of the bonds, net of upfront financing costs (as defined in the financing order), to purchase the environmental control property from the seller. The seller will provide the proceeds it receives from the sale of the environmental control property to the utility as a dividend for its use in financing certain costs relating to the construction and installation of flue gas desulfurization equipment at Mon Power’s Fort Martin generation facility in West Virginia. The Financing Act requires that the bond proceeds received by or for the benefit of the utility to be placed in a separate account and used solely for the payment of environmental control costs and financing costs and for no other purposes. Mon Power will deposit the proceeds of the bonds which it receives into an escrow deposit agreement with the indenture trustee, as escrow agent, and will periodically requisition the funds to pay the costs of environmental control activities. The Financing Act provides that the failure of a utility to apply the proceeds of the bonds in a reasonable, prudent and appropriate manner or otherwise in compliance with the Financing Act will not invalidate, impair or affect the financing order, the environmental control property, environmental control charges or the bonds.

PLAN OF DISTRIBUTION

We may sell some or all of the bonds on a negotiated basis to or through one or more underwriters or dealers. We may also sell some or all of the bonds directly to institutional investors or other purchasers or through agents.

We may distribute the bonds in one or more transactions at a fixed or varying price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

The obligations of any underwriter to purchase some or all of the bonds will be subject to certain conditions, and the underwriters may be obligated to purchase all of such bonds if any of such bonds are purchased. If a dealer is used in a sale, we may sell the bonds to the dealer as principal. The dealer may then resell the bonds to the public at varying prices to be determined by the dealer at the time of resale.

In connection with the sale of the bonds, underwriters or agents may receive compensation in the form of discounts, concessions or commissions from us or from purchasers of the bonds for whom they may act as agents. Underwriters may sell the bonds to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the bonds may be deemed to be underwriters as that term is defined in the Securities Act, and any discounts or commissions received by them from us and any profits on the resale of the bonds by them may be deemed to be underwriting discounts and commissions under the Securities Act.

Underwriters, dealers and agents may be entitled, under agreements with us and Mon Power, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act.

We may authorize agents and underwriters to solicit offers by certain specified institutions or other persons to purchase the bonds at the public offering price set forth in the prospectus pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future or at varying prices to be determined at the time of sale or at the time of commitment therefor. Institutions with whom such contract may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions, and other institutions but shall in all cases be subject to our approval. The obligations of any purchaser under any such contract will be subject to the condition that the purchase of the bonds shall not be prohibited at the time of delivery under the laws of the jurisdiction to which the purchaser is subject. The underwriters and other agents will not have any responsibility in respect of the validity or performance of such contracts.

If underwriters or dealers are used in the sale, until the distribution of the bonds is completed, SEC rules may limit the ability of any such underwriters and selling group members to bid for and purchase the bonds. As an exception to these rules, representatives of any underwriters are permitted to engage in certain transactions that stabilize the price of the bonds while the offering is in progress. Such transactions may consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the bonds. If the underwriters create a short position in the bonds in connection with the offerings (in other words, if they sell more bonds than are set forth on the cover page of the prospectus) the representatives of the underwriters may reduce that short position by purchasing the bonds in the open market. The representatives of the underwriters may also impose a penalty bid on certain underwriters and selling group members. This means that if the representatives purchase the bonds in the open market to reduce the underwriters’ short position or to stabilize the price of the bonds, they may reclaim the amount of the selling concession from the underwriters and selling group members who sold those shares as part of the offering. In general, purchases of a bond for the purpose of stabilization or to reduce a short position could cause the price of the bond to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of the bonds to the extent that it discourages resales of the bonds. We make no representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the bonds. In addition, the representatives of any underwriters may determine not to engage in such transactions or that such transactions, once commenced, may be discontinued without notice. These activities may be effected in the over-the-counter market or otherwise.

The bonds are a new issue of securities with no established trading market. The bonds will not be issued on any securities exchange. No assurance can be given as to the ability of holders of the bonds to resell the bonds.

Certain of the underwriters or agents and their associates may engage in transactions with and perform services for us or our affiliates in the ordinary course of their respective businesses.

RATINGS

The bonds will not be issued unless prior to closing the bonds have been rated “AAA” by Standard & Poor’s Rating Group, a division of McGraw-Hill Companies, Inc., “Aaa” by Moody’s Investor Services, Inc., and “AAA” by Fitch, Inc.

Limitations of Security Ratings. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. No person is obligated to maintain the rating on any tranche of bonds, and, accordingly, there can be no assurance that the ratings assigned to any tranche of bonds upon initial issuance will not be revised or withdrawn by a rating agency at any time thereafter. If a rating of any tranche of bonds is revised or withdrawn, the liquidity of that tranche of bonds may be adversely affected. In general, ratings address credit risk and do not represent any assessment of any particular rate of principal payments on the bonds other than payment in full of each tranche of bonds by the applicable final maturity date, as well as the timely payment of interest.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement relating to the bonds with the Securities and Exchange Commission. This prospectus is a part of the registration statement. This prospectus describes the material terms of some of the documents filed as an exhibit to the registration statement. This prospectus does not, however, contain all of the information contained in the registration statement and related exhibits. You can inspect the registration statement and the related exhibits without charge at the public reference facilities maintained by the Commission at Room 1580, 100 F Street, N.E., Washington, D.C. 20549. You may obtain copies of the registration statement and related exhibits at the above location at prescribed rates. You may obtain information on the operation of the public reference facilities by calling the Commission at 1-800-SEC-0330. The SEC also maintains an Internet site that contains reports, proxy statements and other information about issuers, like MP Funding. The address of that site is:

http://www.sec.gov

We will file periodic reports with the Securities and Exchange Commission as are required to be filed under the Securities Exchange Act of 1934, as amended, and the rules, regulations and orders of the SEC thereunder.

LEGAL PROCEEDINGS

There are no legal or governmental proceedings pending against us, MPR, Mon Power or the indenture trustee, or of which any property of the foregoing is subject, that is material to the holders of the bonds.

LEGAL MATTERS

Certain legal matters relating to the bonds will be passed on by Jackson Kelly PLLC, Charleston, West Virginia, counsel to the utility, the seller and us. Certain legal matters relating to the bonds and certain U.S. federal income tax consequences of the issuance of the bonds will be passed upon by Thelen Reid Brown Raysman & Steiner LLP, counsel to the utility, the seller and us. Certain legal matters relating to the bonds will be passed upon by Richards, Layton & Finger, P.A. Delaware counsel to us, and by Day Pitney LLP, counsel to the underwriters, if any.

EXPERTS

The balance sheet as of December 29, 2006 included in this prospectus has been so included in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

OFFERING RESTRICTIONS IN CERTAIN JURISDICTIONS

Notice to Residents of Singapore

The bonds may be offered pursuant to (i) a private placement, (ii) Sections 274 and/or 275 of the SFA (as defined below) or (iii) an exemption under Division 5A of the Companies Financing Act.

If the bonds are offered pursuant to a private placement, residents should note the following:

This prospectus is confidential. It is addressed solely to and is for the exclusive use of the person named below. Any offer or invitation in respect of bonds is capable of acceptance only by such person and is not transferable. This prospectus may not be distributed or given to any person other than the person named below and should be returned if such person decides not to purchase any bonds. This prospectus should not be reproduced, in whole or in part.

Name:

Number:

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of bonds may not be circulated or distributed, nor may bonds be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than under circumstances in which such offer, sale or invitation does not constitute an offer or sale, or invitation for subscription or purchase, of bonds to the public in Singapore.

If the bonds are offered pursuant to Sections 274 and/or 275 of the SFA, residents should note the following:

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of bonds may not be circulated or distributed, nor may bonds be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to the public or any member of the public in Singapore other than (i) to an institutional investor specified in Section 274 of the Securities and Futures Financing Act, Chapter 289 of Singapore (the “SFA”), (ii) to a sophisticated investor, and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

If the bonds are offered pursuant to an exemption under Division 5A of the Companies Financing Act, residents should note the following:

The prospectus relating to the bonds will, prior to any sale of securities pursuant to the provisions of Section 106D of the Companies Financing Act (CAP.50), be lodged, pursuant to said Section 106D, with the registrar of Companies in Singapore, which will take no responsibility for its contents. However, this prospectus has not been nor will it be registered as a prospectus with the registrar of Companies in Singapore. Accordingly, the bonds may not be offered, and neither this prospectus nor any other offering document or material relating to the bonds may be circulated or distributed, directly or indirectly, to the public or any member of the public in Singapore other than to institutional investors or other persons of the kind specified in Section 106C and Section 106D of the Companies Financing Act or any other applicable exemption invoked under Division 5A of Part IV of the Companies Financing Act. The first sale of securities acquired under a Section 106C or Section 106D exemption is subject to the provisions of Section 106E of the Companies Financing Act.

Notice to Residents of the People’s Republic of China

The bonds have not been and will not be registered under the Securities Law of the People’s Republic of China (as the same may be amended from time to time) and are not to be offered or sold to persons within the People’s Republic of China (excluding the Hong Kong and Macau Special Administrative Regions) unless permitted by the laws of the People’s Republic of China.

Notice to Residents of Japan

The bonds have not been and will not be registered under the Securities and Exchange Law of Japan (the “SEL”), and the bonds may not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (including Japanese corporations) or to others for re-offering or resale, directly or indirectly, in Japan or to any resident of Japan, except that the offer and sale of the bonds in Japan may be made only through private placement sale in Japan in accordance with an exemption available under the SEL and with all other applicable laws and regulations of Japan. In this paragraph, “a resident/residents of Japan” shall have the meaning as defined under the Foreign Exchange and Trade Law of Japan.

Notice to Residents of Hong Kong

Each Underwriter has represented and agreed that:

•
it has not offered or sold and will not offer or sell in Hong Kong, by means of any document, any bonds other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance; and

•
it has not issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the bonds, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to bonds which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Notice to Residents of the European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each a “Relevant Member State “), each Underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date “) it has not made and will not make an offer of the bonds to the public in that Relevant Member State prior to the publication of a Prospectus in relation to the bonds, which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of the bonds to the public in that Relevant Member State at any time: (a) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities; (b) to any legal entity which has two or more of (i) an average of at least 250 employees during the last financial year; (ii) a total balance sheet of more than EUR43,000,000 and (iii) an annual net turnover of more than EUR50,000,000, as shown in its last annual or consolidated accounts; or (c) in any other circumstances which do not require the publication by the Issuer of a Prospectus pursuant to Article 3 of the Prospectus Directive. For the purposes of this provision, the expression an “offer of the bonds to the public “ in relation to any bonds in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the bonds to be offered so as to enable an investor to decide to purchase or subscribe the bonds, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State.

GLOSSARY

As used in this prospectus the terms below have the following meanings:

“Administration agreement” means the administration agreement to be entered into on the issuance date between MP Renaissance Funding, LLC and Allegheny Energy Service Corporation or between MP Environmental Funding LLC and Allegheny Energy Service Corporation, as the case may be.

“Administrator” means Allegheny Energy Service Corporation, an affiliate of Mon Power.

“Bankruptcy Code” means Title 11 of the United States Code, as amended.

“Basel Accord” means the 1988 International Convergence of Capital Measurement and Capital Standards of the Basel Committee on Banking Supervision, as amended.

“Basic documents” means, the indenture (including any series supplement), the certificate of formation, the LLC agreement, the management agreement, the transfer agreement, the sale agreement, the servicing agreement, the bill of sale, our administration agreement, any underwriting agreement or purchase or distribution agreement, any swap agreement and all documents and certificates contemplated thereby or delivered in connection therewith.

“Bonds” means the Senior Secured Sinking Fund Environmental Control Bonds, Series A offered and sold pursuant to this prospectus.

“Business day” means any day other than a Saturday, a Sunday or a day on which banking institutions in Charleston, West Virginia, or New York, New York, are, or DTC is, authorized or obligated by law, regulation or executive order to remain closed.

“Clearstream” means Clearstream Banking, Luxembourg, S.A.

“Code” or “Internal Revenue Code” means the Internal Revenue Code of 1986, as amended.

“Collection account” means the segregated trust account relating to the bonds designated the collection account for that series and held by the indenture trustee under the indenture.

“Cooperative” means Euroclear Clearance System, S.C., a Belgium cooperative corporation.

“Customer” means an electric service customer of Mon Power within its West Virginia service area as such service area existed on the date of adoption of the financing order and as such service area may be expanded in the future.

“Definitive bonds” means bonds issued in fully registered, certificated form.

“DTC” means The Depository Trust Company, New York, New York, and its nominee holder, Cede & Co.

“Environmental control charges” means special, irrevocable nonbypassable charges to be paid by all customers, and authorized by the financing order to recover the environmental control costs specified in the financing order.

“Environmental control costs” means the costs of constructing, installing and placing in operation environmental control equipment.

“Environmental control property” means the environmental control property as defined in the Financing Act and the financing order, and that is sold by the seller to us under the sale agreement.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Euroclear Operator” or “Euroclear” means Euroclear Bank SA.

“Euroclear participants” means participants of the Euroclear System.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Financing Act” means Section 24-2-4e of Chapter 24, Article 2 of the 2005 West Virginia Code.

“Financing order” means the irrevocable financing order, dated April 7, 2006, which was amended on June 13, 2006 and January 17, 2007, issued by the PSC to Mon Power and Potomac Edison.

“Fitch” means Fitch, Inc.

“Indenture” means the indenture to be entered into between us and the indenture trustee, providing for the bonds, as the same may be amended and supplemented from time to time.

“Indenture trustee” means in connection with any series of bonds, U.S. Bank National Association, a national banking association, or any successor indenture under the indenture, not in its individual capacity but solely as trustee under the indenture.

“Indirect Participants” means banks, brokers, dealers, trust companies and other entities that clear through or maintain a custodial relationship with a DTC participant either directly or indirectly.

“Issuer” means MP Environmental Funding LLC.

“kWh” means kilowatt-hour.

“Mon Power” means Monongahela Power Company.

“Moody’s” means Moody’s Investors Service, Inc.

“Non-U.S. holder” means a beneficial owner of a bond that is not a U.S. holder

“Participant” means an organization that participates in DTC.

“Parties in Interest” means “parties in interest” under ERISA and “disqualified persons” under the Code.

“Payment date” means the date or dates on which interest and principal are to be payable on any tranche of bonds.

“Plan Assets” means assets of Plans

“Plans” means employee benefit plans and other plans and arrangements, including individual retirement accounts and annuities, Keogh plans and some collective investment funds and insurance company general or separate accounts in which the assets of these plans, accounts or arrangements are invested.

“Potomac Edison” means The Potomac Edison Company, an affiliate of Mon Power.

“Project” means the construction and installation of flue gas desulfurization equipment, at Mon Power’s Fort Martin generation facility in West Virginia.

“PSC” means the Public Service Commission of West Virginia.

“PSC condition” means, with respect to amendments, modifications, or supplements to, or waivers of defaults under, any basic document, obtaining from the PSC its required consent or acquiescence for the proposed action.

“PSC-guaranteed true-up mechanism” or “true-up mechanism” means the mechanism required by the Financing Act and the financing order whereby environmental control charges are reviewed and adjusted at least semi-annually. The rates at which environmental control charges are imposed on customers will be adjusted to correct any overcollections or undercollections from prior periods and to guarantee payment of all principal and interest on a timely basis.

“Rating agency” means any of Moody’s, S&P and Fitch.

“Rating agency condition” means, with respect to any action, the notification in writing by us to each rating agency of such action and the confirmation in writing by each rating agency (other than Moody’s and Fitch with respect to written confirmation) to MPR, the servicer, the indenture trustee and us that such action will not result in a suspension, reduction or withdrawal of the then rating by each rating agency of any outstanding series or tranche of bonds.

“Record date” means the date or dates with respect to each payment date on which it is determined the persons in whose name each bond is registered will be paid on the respective payment date.

“Required capital level” means the amount required to be funded in the capital subaccount for the bonds, which will equal 0.50% of the initial principal amount of the bonds issued.

“S&P” means Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc.

“Sale agreement” means the sale agreement to be entered into on the issuance date between us and MP Renaissance Funding, LLC pursuant to which MP Renaissance Funding, LLC will sell and we will buy the transferred environmental control property securing the bonds.

“SEC” means the U.S. Securities and Exchange Commission.

“Seller” means MP Renaissance Funding, LLC, as the seller of the environmental control property, and each successor of MP Renaissance Funding, LLC (in the same capacity) pursuant to the sale agreement.

“Servicer” means Mon Power, as the servicer of the environmental control property, and each successor or assignee of Mon Power (in the same capacity) pursuant to the servicing agreement.

“Servicing agreement” means the servicing agreement to be entered into on the issue date between us and Mon Power, as the same may be amended and supplemented from time to time, pursuant to which Mon Power undertakes to service the transferred environmental control property.

“Special payment date” means the later of the date on which any special payment is confirmed to be received by the indenture trustee, or the date the special payment is scheduled to be delivered to the indenture trustee.

“Special payment” means any payment received by the indenture trustee following a payment default on any tranche of bonds.

“State Pledge” means the pledge of the State of West Virginia under the Financing Act in which the State of West Virginia pledges to and agrees with the bondholders, any assignee and any financing parties that the State will not take or permit any action that impairs the value of environmental control property or, except as part of the true-up mechanism, reduce, alter or impair environmental control charges that are imposed, collected and remitted for the benefit of the bondholders, any assignee, and any financing parties, until all principal and interest payments in respect of environmental control bonds, all financing costs and all amounts to be paid to an assignee or financing party under an ancillary agreement are paid or performed in full.

“Terms and Conditions” means the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgium law.

“Transfer agreement” means the transfer agreement to be entered into on the issuance date between Mon Power and MP Renaissance Funding, LLC pursuant to which Mon Power will transfer environmental control property to MP Renaissance Funding, LLC.

“Transferor” means Mon Power, as the transferor of the environmental control property pursuant to the transfer agreement.

“Treasury Regulations” means proposed or issued regulations promulgated from time to time under the Internal Revenue Code.

“True-up advice letters” means the routine true-up letters and non-routine true-up letters that the servicer is required to file with the PSC under the servicing agreement and as described in the financing order.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended.

“UCC” means, unless the context otherwise requires, the Uniform Commercial Code, as in effect in the relevant jurisdiction, as amended from time to time.

“Underwriters” means Barclays Capital Inc., First Albany Capital Inc., Loop Capital Markets, LLC, Bear, Stearns & Co. Inc. and Scotia Capital (USA) Inc.

“U.S. Holder” means a beneficial owner of a bond that is a U.S. Person

“U.S. Person” means:

•	a citizen or resident of the United States;

•
a corporation (or entity treated as a corporation for tax purposes) created or organized in the United States, or under the laws of the United States or of any state (including the District of Columbia);

•
a partnership (or entity treated as a partnership for tax purposes) organized in the United States, or under the laws of the United States or of any state (including the District of Columbia) unless provided otherwise by future Treasury regulations;

•	an estate the income of which is includible in gross income for U.S. Federal income tax purposes regardless of its source; or

•
a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. Persons have the authority to control all substantial decisions of the trust.

“Utility” means Mon Power.

“Withholding Agent” means the last U.S. Person in the chain of payment of interest payments prior to payment to a non-U.S. Holder.

INDEX TO FINANCIAL STATEMENT OF
MP ENVIRONMENTAL FUNDING LLC

FINANCIAL STATEMENT:

Report of Independent Registered Public Accounting Firm	F-2

Balance Sheet as of December 29, 2006	F-3

Notes to Financial Statement	F-4

Report of Independent Registered Public Accounting Firm

To the Board of Directors and
Member of MP Environmental Funding LLC:

In our opinion, the accompanying balance sheet presents fairly, in all material respects, the financial position of MP Environmental Funding LLC at December 29, 2006 in conformity with accounting principles generally accepted in the United States of America. This financial statement is the responsibility of the Company’s management; our responsibility is to express an opinion on this financial statement based on our audit. We conducted our audit of this statement in accordance with the standards of the Public Company Accounting Oversight Board (United States), which require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet, assessing the accounting principles used and significant estimates made by management, and evaluating the overall balance sheet presentation. We believe that our audit of the balance sheet provides a reasonable basis for our opinion.

Pricewaterhouse Coopers LLP
Pittsburgh, Pennsylvania
January 4, 2007

MP ENVIRONMENTAL FUNDING LLC
BALANCE SHEET
As of December 29, 2006

ASSETS:
Cash	$25,000
Total Assets	$25,000

LIABILITIES AND MEMBER’S EQUITY:
Liabilities	$—
Member’s Equity	$25,000
Total Liabilities and Member’s Equity	$25,000

See accompanying Notes to Financial Statement.

MP ENVIRONMENTAL FUNDING LLC
Notes to Financial Statement

1.	Organization and Purpose

MP Environmental Funding LLC (“MP Funding”) is a Delaware limited liability company, organized on November 17, 2006. It is wholly-owned by MP Renaissance Funding, LLC, (“MPR”). MPR is a wholly-owned subsidiary of Monongahela Power Company, which is a wholly-owned subsidiary of Allegheny Energy, Inc. Monongahela Power Company (“Mon Power”) is an electric utility that engages in generation, transmission and distribution of electric power in West Virginia under the name of Allegheny Power.

MP Funding will purchase and own environmental control property to be acquired from MPR. In connection with the acquisition of the environmental control property, MP Funding will (a) register and issue one or more series of bonds, each of which may be comprised of one or more classes, (b) pledge its interests in the environmental control property to secure the bonds, (c) make debt service payments on the bonds, and (d) perform other activities that are necessary, suitable or convenient to accomplish these purposes.

In May 2005, the West Virginia Legislature enacted the Environmental Control Financing Act (the “Financing Act”). The Financing Act permits electric utilities, such as Mon Power, to finance the costs associated with the construction and installation of emission control equipment at electric-generating facilities located in West Virginia through the issuance of environmental control bonds. A West Virginia utility must apply to the Public Service Commission of West Virginia (“PSC”) for a financing order to authorize the issuance of environmental control bonds. The Financing Act permits the PSC to impose irrevocable, nonbypassable environmental control charges on all customers who receive electric delivery service in the service area of the utility to pay principal and interest on the environmental control bonds and other administrative expenses of the offering. The PSC governs the amount and terms for collections of these environmental control charges through one or more financing orders issued to the utility.

The Financing Act permits an electric utility to transfer its rights and interests under a financing order, including the right to impose, collect and receive environmental control charges, to an entity formed by the electric utility to issue debt securities secured by the right to receive revenues arising from the environmental control charges. The electric utility’s right to receive the environmental control charges, all revenues and collections resulting from the environmental control charges and its other rights and interest under a financing order, upon transfer to such issuing entity, constitute environmental control property.

The right to collect environmental control charges is irrevocable, and is not subject to reduction, impairment or adjustment by action of the PSC, other than periodic adjustment authorized by the Financing Act and the financing order. The environmental control charges must be adjusted semi-annually or more frequently if necessary, to guarantee the collection of revenues sufficient to provide all scheduled payments of principal and interest on the bonds, together with related financing costs.

The PSC issued an irrevocable financing order to Mon Power and the Potomac Edison Company (“Potomac Edison”) on April 7, 2006. That financing order, as amended on June 13, 2006, authorizes the issuance by us and an indirect subsidiary of Potomac Edison of up to $365 million aggregate principal amount of bonds. On October 3, 2006, Mon Power and Potomac Edison filed a petition with the PSC under the financing order seeking authorization to issue additional principal amounts of environmental control bonds under the financing order, and a related stipulation signed by all parties in the PSC’s proceeding was filed with the PSC on December 18, 2006. The PSC has not issued a final order in response to this petition.

The following sets forth the primary steps of the offering of the bonds:

•	Mon Power will contribute to MPR, without recourse, its rights, under the financing order;

•	MPR will in turn sell the environmental control property it acquired from Mon Power to MP Funding in exchange for the net proceeds from the sale of the bonds;

•	MP Funding will sell the bonds either to the underwriters or directly to investors;

•	Mon Power will act as the servicer of the environmental control property; and

•
Mon Power will deliver any net proceeds it receives from MPR to the indenture trustee to be placed in a project fund to be used to fund the cost of constructing and installing certain environmental emission control facilities at Mon Power’s Ft. Martin generating station.

Neither the bonds nor the property securing the bonds is an obligation of Mon Power or MPR, or any of their affiliates, except for MP Funding.

$[350,000,000] SENIOR SECURED SINKING FUND ENVIRONMENTAL CONTROL BONDS, SERIES A

[LIST TRANCHES]

MP ENVIRONMENTAL FUNDING LLC

Issuer of the Bonds

__________________________________

PROSPECTUS
__________________________________

________________
______________
__________________________________

Through and including , 2007 (the 90th day after the date of this prospectus), all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter and when offering an unsold allotment or subscription.

PART II

Information Not Required in Prospectus

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION*

The following is an itemized list of the estimated expenses to be incurred in connection with the offering of the securities being offered hereunder other than underwriting discounts and commissions.

Registration Fee	$37,450.00
Printing and Marketing Expenses	$150,000.00
Trustee Fees and Expenses	$5,000.00
Legal Fees and Expenses	$1,875,000.00
Accountants’ Fees and Expenses	$93,750.00
Rating Agencies’ Fees	$373,750.00
Regulatory Costs	$1,800,000.00
Miscellaneous	$393,750.00
Total	$4,728,700.00

*
All amounts, other than the Registration Fee, are estimates of expenses to be incurred in connection with the issuance and distribution of a series of securities in an aggregate principal amount assumed for these purposes to be equal to $350,000,000 of securities registered by this Registration Statement.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 18-108 of the Delaware Limited Liability Company Act provides that subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, a limited liability company may and has the power to indemnify and hold harmless any member or other person from and against any and all claims and demands whatsoever.

Article VIII of the Amended and Restated Limited Liability Company Agreement of the issuer provides that it shall indemnify its member, special member, and any officer, director, employee or agent of the issuer, to the fullest extent permitted by law, against any loss, damage or claim incurred by such person by reason of any act or omission performed or omitted by such person in good faith on behalf of the issuer and in a manner reasonably believed to be within the scope of the authority conferred on such person by the Amended and Restated Limited Liability Company Agreement, except that no person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such person by reason of his or her negligence or willful misconduct with respect to such acts or omissions. To the fullest extent permitted by applicable law, expenses (including legal fees) incurred by an indemnified person defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the issuer prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the issuer of an undertaking by or on behalf of the indemnified person to repay such amount if it shall be determined that such person is not entitled to be indemnified as described herein.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

MPR is our sole member and owns all of our equity interests.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENTS

(a)    List of Exhibits.

EXHIBIT NO.	DESCRIPTION OF EXHIBIT
1.1	Form of Underwriting Agreement.
3.1	Amended Certificate of Formation of MP Environmental Funding LLC.**
3.2	Form of Amended and Restated Limited Liability Company Agreement of MP Environmental Funding LLC.
4.1	Form of Indenture (including the form of the bonds).
5.1	Opinion of Thelen Reid Brown Raysman & Steiner LLP with respect to legality of the bonds.
5.2	Opinion of Richards, Layton & Finger P.A. with respect to due authorization of the bonds by the registrant.
8.1	Opinion of Thelen Reid Brown Raysman & Steiner LLP with respect to federal tax matters (included in Exhibit 5.1)
8.2	Opinion of Jackson Kelly PLLC with respect to state tax matters.
10.1	Form of Sale Agreement.
10.2	Form of Servicing Agreement.
10.3	Form of Administration Agreement.
10.5	Form of Transfer Agreement.
23.1	Consent of Thelen Reid Brown Raysman & Steiner LLP (contained in its opinion to be filed as Exhibit 5.1).
23.2	Consent of Thelen Reid Brown Raysman & Steiner LLP (contained in its opinions to be filed as Exhibits 8.1 and 99.3).
23.3	Consent of Richards, Layton & Finger, P.A. (contained in its opinion to be filed as Exhibit 5.2).
23.4	Consent of Jackson Kelly PLLC (contained in its opinion to be filed as Exhibit 8.2).
23.5	Consent of PricewaterhouseCoopers LLP.
24.1	Power of Attorney (included on the signature page of this Registration Statement).**
25.1	Statement of Eligibility and Qualification of Indenture Trustee on Form T-1.
99.2	Financing Order, as amended.
99.3	Form of Opinion of Thelen Reid Brown Raysman & Steiner LLP with respect to federal constitutional matters.
99.4	Form of Opinion of Jackson Kelly PLLC with respect to West Virginia constitutional matters.

**	Previously filed with the initial registration statement on January 5, 2007.

(b)    All financial statements, schedules and historical financial information have been omitted as they are not applicable.

ITEM 17. UNDERTAKINGS

(a)    The undersigned Registrant hereby undertakes that:

(1)    For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statements as of the time it was declared effective.

(2)    For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b)    As to qualification of trust indentures:

The Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act, as amended (the Trust Indenture Act) in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

(c)    As to indemnification:

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in such Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greensburg, State of Pennsylvania, on the 12th day of March, 2007.

MP ENVIRONMENTAL FUNDING LLC

By:  /s/ Philip L. Goulding

Name: Philip L. Goulding
Title: Vice President and Manager

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

*	Chief Executive Officer and Manager
Paul J. Evanson	(principal executive officer)	March 12, 2007

/s/ Philip L. Goulding	Vice President and Manager (principal financial officer)	March 12, 2007
Philip L. Goulding

*	Controller (principal accounting officer)	March 12, 2007
Thomas R. Gardner

*	Manager	March 12, 2007
David E. Flitman

* /s/ Philip L. Goulding	Manager	March 12, 2007
Philip L. Goulding Attorney-in-fact

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION OF EXHIBIT
1.1	Form of Underwriting Agreement.
3.1	Amended Certificate of Formation of MP Environmental Funding LLC.**
3.2	Form of Amended and Restated Limited Liability Company Agreement of MP Environmental Funding LLC.
4.1	Form of Indenture (including the form of the bonds).
5.1	Opinion of Thelen Reid Brown Raysman & Steiner LLP with respect to legality of the bonds.
5.2	Opinion of Richards, Layton & Finger P.A. with respect to due authorization of the bonds by the registrant.
8.1	Opinion of Thelen Reid Brown Raysman & Steiner LLP with respect to federal tax matters (included in Exhibit 5.1).
8.2	Opinion of Jackson Kelly PLLC with respect to state tax matters.
10.1	Form of Sale Agreement.
10.2	Form of Servicing Agreement.
10.3	Form of Administration Agreement.
10.5	Form of Transfer Agreement.
23.1	Consent of Thelen Reid Brown Raysman & Steiner LLP (contained in its opinion to be filed as Exhibit 5.1).
23.2	Consent of Thelen Reid Brown Raysman & Steiner LLP (contained in its opinions to be filed as Exhibits 8.1 and 99.3).
23.3	Consent of Richards, Layton & Finger, P.A. (contained in its opinion to be filed as Exhibit 5.2).
23.4	Consent of Jackson Kelly PLLC (contained in its opinion to be filed as Exhibit 8.2).
23.5	Consent of PricewaterhouseCoopers LLP.
24.1	Power of Attorney (included on the signature page of this Registration Statement).**
25.1	Statement of Eligibility and Qualification of Indenture Trustee on Form T-1.
99.2	Financing Order, as amended.
99.3	Form of Opinion of Thelen Reid Brown Raysman & Steiner LLP with respect to federal constitutional matters.
99.4	Form of Opinion of Jackson Kelly PLLC with respect to West Virginia constitutional matters.

**	Previously filed with the initial registration statement on January 5, 2007.